                                                                    EXHIBIT 10.2
                                                               EXECUTED ORIGINAL


                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT



                          Dated as of January 14, 1998



                                      among



                         FLEXTRONICS INTERNATIONAL LTD.,




                              BANKBOSTON, N.A. and
       the other lending institutions set forth on Schedule 1 hereto, and


                                BANKBOSTON, N.A.,
                                    as Agent


                                      with

                    BANCBOSTON SECURITIES INC., having acted
                                   as Arranger

                                TABLE OF CONTENTS


1.  DEFINITIONS AND RULES OF INTERPRETATION.  .............................   1
    1.1.  Definitions.  ...................................................   1
    1.2.  Rules of Interpretation.  .......................................   23
2.  THE REVOLVING CREDIT FACILITY.  .......................................   24
    2.1.  Commitment.  ....................................................   24
    2.2.  Commitment Fee.  ................................................   25
    2.3.  Reduction of Total Commitment.  .................................   25
          2.3.1. Optional Reduction.  .....................................   25
          2.3.2. Mandatory Reduction.  ....................................   25
    2.4.  The Revolving Credit Notes.  ....................................   26
    2.5.  Interest on Revolving Credit Loans.  ............................   26
    2.6.  Requests for Revolving Credit Loans; Request for
          Foreign Loans.  .................................................   27
          2.6.1. Request for Revolving Credit Loan.  ......................   27
          2.6.2. Request for Foreign Loan.  ...............................   27
    2.7.  Conversion Options.  ............................................   28
          2.7.1. Conversion to Different Type of Revolving
                 Credit Loan.  ............................................   28
          2.7.2. Continuation of Type of Revolving Credit Loan.  ..........   28
          2.7.3. Eurocurrency Rate Loans.  ................................   29
    2.8.  Funds for Revolving Credit Loan.  ...............................   29
          2.8.1. Funding Procedures for Revolving Credit Loans
                 Denominated in Dollars.  .................................   29
          2.8.2. Advances by Agent.  ......................................   29
          2.8.3. Funding Procedures for Multicurrency Loans and
                 Foreign Loans.  ..........................................   30
          2.8.4. Advances by Agent for Multicurrency Loans.  ..............   31
          2.8.5. Advances by Agent for Foreign Loans.  ....................   31
    2.9.  Optional Currencies.  ...........................................   32
          2.9.1. Request for Optional Currency.............................   32
          2.9.2. Exchange Rate.  ..........................................   33
          2.9.3. Multiple Denominations.  .................................   33
          2.9.4. Repayment.  ..............................................   33
          2.9.5. Funding.  ................................................   33
    2.10.  Fronting Provisions.  ..........................................   34
          2.10.1. Application of Interest Payments.........................   34
          2.10.2. Currency Conversions and Contingent
                  Funding Agreement.  .....................................   35
          2.10.3. Resignation of Fronting Bank.............................   38


          2.10.4. No Duties of Borrowers...................................   39
3.  REPAYMENT OF THE REVOLVING CREDIT LOANS.  .............................   39
    3.1.  Maturity.  ......................................................   39
    3.2.  Mandatory Repayments of Revolving Credit Loans.  ................   39
    3.3.  Optional Repayments of Revolving Credit Loans.  .................   40
SECTION 4. BANKERS' ACCEPTANCES............................................   40
    Section 4.1. Acceptance and Purchase.  ................................   40
    Section 4.2. Refunding Bankers' Acceptances.  .........................   43
    Section 4.3. Acceptance Fee.  .........................................   43
    Section 4.4. Circumstances Making Bankers' Acceptances Unavailable.  ..   43
    Section 4.5. Cash Payments with Respect to Outstanding
                 Bankers' Acceptances.  ...................................   44
5.  LETTERS OF CREDIT.  ...................................................   45
    5.1.  Letter of Credit Commitments.....................................   45
          5.1.1. Commitment to Issue Letters of Credit.  ..................   45
          5.1.2. Letter of Credit Applications.  ..........................   45
          5.1.3. Terms of Letters of Credit.  .............................   45
          5.1.4. Reimbursement Obligations of Banks.  .....................   45
          5.1.5. Participations of Banks.  ................................   46
    5.2.  Reimbursement Obligation of the Borrowers.  .....................   46
    5.3.  Letter of Credit Payments.  .....................................   46
    5.4.  Obligations Absolute.  ..........................................   47
    5.5.  Reliance by Issuer.  ............................................   47
    5.6.  Letter of Credit Fee.  ..........................................   48
6.  CERTAIN GENERAL PROVISIONS.  ..........................................   48
    6.1.  Agent's Fee.  ...................................................   48
    6.2.  Funds for Payments.  ............................................   48
          6.2.1. Payments to Agent.  ......................................   48
          6.2.2. No Offset, etc.  .........................................   49
          6.2.3. Currency Matters..........................................   49
    6.3.  Computations.  ..................................................   50
    6.4.  Inability to Determine Eurocurrency Rate.  ......................   50
    6.5.  Illegality.  ....................................................   51
    6.6.  Additional Costs, etc.  .........................................   51
    6.7.  Capital Adequacy.  ..............................................   52
    6.8.  Certificate.  ...................................................   53
    6.9.  Indemnity.  .....................................................   53
    6.10.  Interest After Default.  .......................................   53
    6.11.  Certain Bank Obligations.  .....................................   54
          6.11.1. Replacement Banks.  .....................................   54
          6.11.2. Mitigation.  ............................................   55
          6.11.3. Filing Requirements.  ...................................   55
7.  COLLATERAL SECURITY AND GUARANTIES.  ..................................   55


    7.1.  Security of Borrowers.  .........................................   55
    7.2.  Guarantees and Security of Subsidiaries.  .......................   56
    7.3.  Guaranty by the Company of the Obligations.......................   56
          7.3.1. Guaranty.  ...............................................   56
          7.3.2. Guaranty Absolute.  ......................................   56
          7.3.3. Effectiveness; Enforcement.  .............................   58
          7.3.4. Waiver.  .................................................   58
          7.3.5. Subordination; Subrogation.  .............................   58
          7.3.6. Payments.  ...............................................   59
          7.3.7. Receipt of Information.  .................................   59
    7.4.  Change of Status.  ..............................................   60
    7.5.  Joint and Several Liability of the Borrowers.....................   60
          7.5.1. Joint and Several Liability.  ............................   60
          7.5.2. Consideration.  ..........................................   60
          7.5.3. Co-Debtors.  .............................................   60
          7.5.4. Payment.  ................................................   61
          7.5.5. Recourse.  ...............................................   61
          7.5.6. Waivers.  ................................................   61
          7.5.7. Enforcement.  ............................................   62
          7.5.8. Contribution.  ...........................................   63
8.  REPRESENTATIONS AND WARRANTIES.  ......................................   63
    8.1.  Corporate Authority.  ...........................................   63
          8.1.1. Incorporation; Good Standing.  ...........................   63
          8.1.2. Authorization.  ..........................................   63
          8.1.3. Enforceability.  .........................................   64
    8.2.  Governmental Approvals.  ........................................   64
    8.3.  Title to Properties; Leases.  ...................................   64
    8.4.  Financial Statements.  ..........................................   65
          8.4.1. Financial Statements.  ...................................   65
          8.4.2. Projections.  ............................................   65
    8.5.  No Material Changes, etc; Solvency  .............................   65
          8.5.1. No Changes.  .............................................   65
          8.5.2. Solvency.  ...............................................   65
    8.6.  Franchises, Patents, Copyrights, etc.  ..........................   66
    8.7.  Litigation.  ....................................................   66
    8.8.  No Materially Adverse Contracts, etc.  ..........................   66
    8.9.  Compliance with Other Instruments, Laws, etc.  ..................   66
    8.10. Tax Status.  ....................................................   66
    8.11. No Event of Default.  ...........................................   67
    8.12. Holding Company and Investment Company Acts.  ...................   67
    8.13. Absence of Financing Statements, etc.  ..........................   67
    8.14. Perfection of Security Interest.  ...............................   67
    8.15. Certain Transactions.  ..........................................   67
    8.16. Employee Benefit Plans.  ........................................   68


          8.16.1. In General.  ............................................   68
          8.16.2. Terminability of Welfare Plans.  ........................   68
          8.16.3. Guaranteed Pension Plans.  ..............................   68
          8.16.4. Multiemployer Plans.  ...................................   69
    8.17. Regulations U and X.  ...........................................   69
    8.18. Environmental Compliance.  ......................................   69
    8.19. Subsidiaries, etc.  .............................................   71
    8.20. Chief Executive Offices.  .......................................   71
    8.21. Fiscal Year.  ...................................................   71
    8.22. No Amendments to Certain Documents.  ............................   71
    8.23. Disclosure  .....................................................   72
    8.24. Insurance.  .....................................................   72
    8.25. Status of Loans as Senior Debt.  ................................   72
    8.26. No Other Senior Debt.  ..........................................   72
    8.27. No Withholding, Etc.  ...........................................   72
    8.28. No Filing, Recording Required.  .................................   73
9.  AFFIRMATIVE COVENANTS OF THE BORROWERS.  ..............................   73
    9.1.  Punctual Payment.  ..............................................   73
    9.2.  Maintenance of Office.  .........................................   73
    9.3.  Records and Accounts.  ..........................................   73
    9.4.  Financial Statements, Certificates and Information.  ............   74
    9.5.  Notices.  ........................................................  75
          9.5.1.  Defaults.  ...............................................  75
          9.5.2.  Environmental Events.  ...................................  75
          9.5.3.  Notification of Claim against Collateral.  ...............  76
          9.5.4.  Notice of Litigation and Judgments.  .....................  76
    9.6.  Corporate Existence; Maintenance of Properties.  .................  76
    9.7.  Insurance.  ......................................................  77
    9.8.  Taxes.  ..........................................................  77
    9.9.  Inspection of Properties and Books, etc.  ........................  77
          9.9.1. General.  ................................................   77
          9.9.2. Appraisals.  .............................................   77
          9.9.3. Communications with Accountants.  ........................   78
    9.10. Compliance with Laws, Contracts, Licenses, and Permits.  ........   78
    9.11. Employee Benefit Plans.  ........................................   78
    9.12. Use of Proceeds.  ...............................................   78
    9.13. Fair Labor Standards Act.  ......................................   79
    9.14. Guarantors.  ....................................................   79
    9.15. Subordinated Guarantees.  .......................................   79
    9.16. Payment of Astron Obligation.  ..................................   80
    9.17. Further Assurances.  ............................................   80
    9.18. Status of Loans as Senior Debt.  ................................   80
    9.19. Additional Subsidiaries.  .......................................   80


    9.20. Neutronics.  ....................................................   80
10. CERTAIN NEGATIVE COVENANTS OF THE BORROWERS.  .........................   81
    10.1. Restrictions on Indebtedness.  ..................................   81
    10.2. Restrictions on Liens.  .........................................   83
    10.3. Restrictions on Investments.  ...................................   86
    10.4. Distributions.  .................................................   87
    10.5. Merger, Consolidation and Disposition of Assets.  ...............   87
          10.5.1. Mergers and Acquisitions.  ..............................   87
          10.5.2. Disposition of Assets.  .................................   88
    10.6. Sale and Leaseback.  ............................................   89
    10.7. Compliance with Environmental Laws.  ............................   89
    10.8. Subordinated Debt.  .............................................   90
    10.9. Employee Benefit Plans.  ........................................   90
    10.10. Change in Terms of Capital Stock.  .............................   90
    10.11. Fiscal Year.  ..................................................   90
    10.12. Negative Pledges.  .............................................   91
    10.13. Transactions with Affiliates.  .................................   91
    10.14. Upstream Limitations.  .........................................   91
    10.15. Inconsistent Agreements.  ......................................   91
    10.16. Modification of Documents.  ....................................   91
    10.17. Change in Nature of Business.  .................................   92
    10.18. Charter Amendments.  ...........................................   92
    10.19. Senior Debt.  ..................................................   92
    10.20. Limitations on Foreign Exchange Arrangements.  .................   92
11. FINANCIAL COVENANTS OF THE BORROWERS.  ................................   92
    11.1. Leverage Ratio.  ................................................   92
    11.2. Interest Coverage Ratio.  .......................................   92
    11.3. Consolidated Tangible Net Worth.  ...............................   92
    11.4. Profitable Operations.  .........................................   93
12. CLOSING CONDITIONS.  ..................................................   93
    12.1. Loan Documents, etc.  ...........................................   93
          12.1.1. Loan Documents.  ........................................   93
          12.1.2. Ericsson General Purchase Agreement.  ...................   93
    12.2. Certified Copies of Charter Documents.  .........................   93
    12.3. Corporate Action.  ..............................................   93
    12.4. Incumbency Certificate.  ........................................   93
    12.5. Validity of Liens.  .............................................   94
    12.6. Perfection Certificates and UCC Search Results.  ................   94
    12.7. Certificates of Insurance.  .....................................   94
    12.8. Solvency Certificate.  ..........................................   94
    12.9. Opinion of Counsel.  ............................................   94
    12.10. Disbursement Instructions.  ....................................   95
    12.11. Consents and Approvals.  .......................................   95
    12.12. Designation of Senior Debt.  ...................................   95



13. CONDITIONS TO ALL BORROWINGS.  ........................................   95
    13.1. Representations True; No Event of Default.  .....................   95
    13.2. No Legal Impediment.  ...........................................   95
    13.3. Governmental Regulation.  .......................................   96
    13.4. Proceedings and Documents.  .....................................   96
    13.5. Exchange Limitations.  ..........................................   96
14. EVENTS OF DEFAULT; ACCELERATION; ETC.  ................................   96
    14.1. Events of Default and Acceleration.  ............................   96
    14.2. Termination of Commitments.  ....................................  100
    14.3. Remedies.  ......................................................  101
    14.4. Currency Conversion.  ...........................................  101
    14.5. Distribution of Collateral Proceeds.  ...........................  102
15. SETOFF.  ..............................................................  103
16. THE AGENT.  ...........................................................  104
    16.1. Authorization.  .................................................  104
    16.2. Employees and Agents.  ..........................................  104
    16.3. No Liability.  ..................................................  104
    16.4. No Representations.  ............................................  105
    16.5. Payments.  ......................................................  105
          16.5.1. Payments to Agent.  .....................................  105
          16.5.2. Distribution by Agent.  .................................  105
          16.5.3. Delinquent Banks.  ......................................  106
    16.6. Holders of Revolving Credit Notes.  .............................  106
    16.7. Indemnity.  .....................................................  106
    16.8. Agent as Bank.  .................................................  107
    16.9. Resignation.  ...................................................  107
    16.10. Notification of Defaults and Events of Default.  ...............  107
17. EXPENSES.  ............................................................  107
18. INDEMNIFICATION.  .....................................................  108
19. SURVIVAL OF COVENANTS, ETC.  ..........................................  109
20. ASSIGNMENT AND PARTICIPATION.  ........................................  109
    20.1. Conditions to Assignment by Banks.  .............................  109
    20.2. Certain Representations and Warranties;
          Limitations; Covenants.  ........................................  110
    20.3. Register.  ......................................................  111
    20.4. New Notes.  .....................................................  111
    20.5. Participations.  ................................................  112
    20.6. Disclosure.  ....................................................  112
    20.7. Assignee or Participant Affiliated with the Borrowers.  .........  112
    20.8. Miscellaneous Assignment Provisions.  ...........................  113
    20.9. Assignment by Borrowers.  .......................................  113
21. NOTICES, ETC.  ........................................................  113
22. GOVERNING LAW.  .......................................................  114
23. HEADINGS.  ............................................................  115


24. COUNTERPARTS.  ........................................................  115
25. ENTIRE AGREEMENT, ETC.  ...............................................  115
26. WAIVER OF JURY TRIAL.  ................................................  115
27. CONSENTS, AMENDMENTS, WAIVERS, ETC.  ..................................  115
28. SEVERABILITY.  ........................................................  116
29. TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.  .......................  116
    29.1. Sharing of Information with Section 20 Subsidiary.  .............  116
    29.2. Confidentiality.  ...............................................  117
    29.3. Prior Notification.  ............................................  117
    29.4. Other.  .........................................................  117
30. HONG KONG BRANCH; FULL RECOURSE OBLIGATIONS.  .........................  117
31. CURRENCY ADJUSTMENTS.  ................................................  118
32. TRANSITIONAL ARRANGEMENTS.  ...........................................  118
    32.1. Original Credit Agreement Superseded  ...........................  118
    32.2. Return and Cancellation of Notes.  ..............................  118
    32.3. Interest and Fees Under Superseded Agreement.  ..................  118

                         List of Schedules and Exhibits


     Schedule 1              Banks; Bank Commitments; Commitment Percentages
     Schedule 7.3            Liens to Properties; Leases
     Schedule 7.18           Environmental Matters
     Schedule 7.19           Subsidiaries
     Schedule 7.25           Insurance
     Schedule 9.1            Permitted Indebtedness
     Schedule 9.2            Existing Liens
     Schedule 9.3            Existing Investments



     Exhibit A               Form of Revolving Credit Note
     Exhibit B               Form of Loan Request
     Exhibit C               Form of Election Request
     Exhibit D               Form of Bankers' Acceptance Notice
     Exhibit E               Form of Compliance Certificate
     Exhibit F               Form of Assignment and Acceptance
     Exhibit G               Form of Investment Policy Guideline

                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

         This AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT is made as of January 14, 1998 by and among FLEXTRONICS INTERNATIONAL LTD., a company incorporated in Singapore and having its office at 514 Chai Chee Lane, #04-13, Bedok Industrial Estate, Singapore 469029 and, subject to Section 30 hereof, acting through its Hong Kong branch with an address at Room 908 Dominion Center, 43-59 Queens Road East, Wanchai, Hong Kong (the "Company"), BANKBOSTON, N.A. (FORMERLY KNOWN AS THE FIRST NATIONAL BANK OF BOSTON), a national banking association and the other lending institutions listed on Schedule 1, BANKBOSTON, N.A. as agent for itself and such other lending institutions and BANKBOSTON, N.A., acting through its Nassau, Bahamas branch as fronting bank for certain of the Banks.

         WHEREAS, pursuant to a Revolving Credit and Term Loan Agreement dated as of March 27, 1997 (as amended and in effect from time to time, the "Original Credit Agreement") by and among the Company, certain of the Banks and the Agent, the lenders party thereto made loans and other extensions of credit available to the Company for, among other things, general corporate and working capital purposes; and

         WHEREAS, the Company has requested, among other things, to amend and restate the Original Credit Agreement, and the Banks are willing to amend and restate the Original Credit Agreement on the terms and conditions set forth herein;

         NOW, THEREFORE, the Company, the Banks and the Agent agree that on the Closing Date (as hereinafter defined) the Original Credit Agreement is hereby amended and restated in its entirety and shall remain in full force and effect only as expressly set forth herein.

                  1. DEFINITIONS AND RULES OF INTERPRETATION.

         1.1. DEFINITIONS.

         The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

         Acceptance Fee. See Section 4.3.

         Acceptance Fee Rate. As referred to as such in the table contained in the definition of "Applicable Margin".

         Adjustment Date. The first Business Day which is forty-five (45) days after the end of each fiscal quarter of the Company.

         Affiliate. Any Person, other than a wholly-owned Subsidiary, that would be considered to be an affiliate of the Borrower under Rule 144(a) of the Rules and

Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities.

         Agent's Head Office. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

         Agent. BankBoston, N.A. acting as agent for the Banks.

         Agent's Special Counsel. Bingham Dana LLP or such other counsel as may be approved by the Agent.

         Applicable BA Discount Rate. With respect to any Bankers' Acceptance being purchased by the Agent on any day, the discount rate for the term of such Bankers' Acceptance determined by the Agent and quoted by the Agent to the applicable Borrower on such day.

         Applicable Margin. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin shall be the applicable margin set forth below with respect to the Company's Leverage Ratio, as determined for the fiscal period of the Company and its Subsidiaries ending immediately prior to the applicable Rate Adjustment Period.

                                   BASE      EURODOLLAR     LETTER OF    ACCEPTANCE     COMMITMENT
                                   RATE         RATE          CREDIT        FEE            FEE
LEVEL       LEVERAGE RATIO         LOANS        LOANS          FEES         RATE           RATE
-----       --------------         -----        -----          ----         ----           ----
  I     Less than 1.50:1.00        0            50.00         50.00         50.00        20.00

 II     Equal to or greater        0            62.50         62.50         62.50        20.00
        than 1.50:1.00 but
        less than 2.00:1.00

 III    Equal to or greater        0            87.50         87.50         87.50        25.00
        than 2.00:1.00 but
        less than 2.50:1.00

 IV     Equal to or greater        0           112.50        112.50        112.50        25.00
        than 2.50:1.00 but
        less than 3.00:1.00

  V     Equal to or greater        0           137.50        137.50        137.50        25.00
        than 3.00:1.00

         Notwithstanding the foregoing, (a) for purposes of interest on Revolving Credit Loans outstanding, the Letter of Credit Fees, the Acceptance Fee Rate and the Commitment Fee Rate payable during the period commencing on the Closing Date through the date immediately preceding the first Adjustment Date to occur after the fiscal quarter ended December 31, 1997, the Applicable Margin shall be at Level II set forth above, and (b) if the Company fails to deliver any Compliance Certificate pursuant to Section 9.4(c) hereof then, for the period commencing on the next Adjustment Date to occur subsequent to such failure through the date immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be at the highest Applicable Margin set forth above.

         Asset Sale. Any one or series of related transactions in which any applicable Person conveys, sells, transfers or otherwise disposes of, directly or indirectly, any of its properties, businesses or assets (including the sale or issuance of capital stock of any of its Subsidiaries), whether owned on the Closing Date or thereafter acquired.

         Assignment and Acceptance.  See Section 20.1.

         Astron Consideration Shares. The ordinary shares of the Company allotted and to be issued to the Vendors on June 30, 1998 pursuant to the Astron Sales Agreement.

         Astron Note. Collectively, (a) the Third Consideration Note dated January 6, 1996 from the Company to Alberton Holdings Limited in the original principal amount of $3,703,500 and (b) the Fourth Consideration Note dated January 6, 1996 from the Company to Omac Sales Limited in the original principal amount of $1,296,500.

         Astron Pledge. Collectively, (a) the Charge dated January 6, 1996 among Flextronics Manufacturing (HK) Ltd., each of the Vendors and Baker & McKenzie as Agent pursuant to which Flextronics Manufacturing (HK) Ltd. charges to the Agent in favor of the Vendors a charge over the shares of Astron Group Limited to secure the obligations under the Astron Sales Agreement and (b) the Charge dated January 6, 1996 among the Company, the Vendors and Baker & McKenzie as Agent pursuant to which the Company charges to the Agent in favor of the Vendors a charge over the shares of Astron Technologies Limited to secure the obligations under the Astron Sales Agreement.

         Astron Sales Agreement. The Agreement dated January 6, 1996 among the Vendors and the Company relating to the sale and purchase of the issued share capital of Astron Group Limited.

         BA Discount Proceeds. With respect to any Bankers' Acceptance accepted and purchased by the Agent, an amount (rounded to the nearest whole cent, and with one-half on one cent being rounded up) calculated on such day by multiplying (a) the face amount of such Bankers' Acceptance times (b) the quotient equal to (such quotient being rounded up or down to the nearest fifth decimal place and .000005 being rounded up) (i) one divided by (ii) the sum of
(A) one plus (B) the product of (1) the Applicable BA Discount Rate (expressed as a decimal) applicable to such Bankers' Acceptance times (2) the quotient equal to (aa) the number of days remaining in the term of such Bankers' Acceptance divided by (bb) 365.

         Balance Sheet Date. March 31, 1997.

         Bankers' Acceptance. A bill of exchange denominated in Dollars drawn on, and accepted by, the Agent pursuant to Section 4 hereof.

         Bankers' Acceptance Notice. See Section 4.1.

         Banks. BKB and the other lending institutions listed on Schedule 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to Section 20 and, unless the context otherwise requires, the Fronting Bank.

         Base Rate. The higher of (a) the annual rate of interest announced from time to time by BKB at its head office in Boston, Massachusetts, as its "base rate" and (b) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

         Base Rate Loans. Revolving Credit Loans denominated in Dollars bearing interest calculated by reference to the Base Rate.

         BKB. BankBoston, N.A. (f/k/a The First National Bank of Boston), a national banking association, in its individual capacity.

         Borrower. The Company or any Borrowing Subsidiary, and "Borrowers" shall mean the Company and each Borrowing Subsidiary.

         Borrowing Subsidiary. A Wholly-Owned Subsidiary of the Company which shall have delivered to the Agent an election to become a Borrowing Subsidiary, in substantially the form of Exhibit C hereto (the "Election Request"), duly executed by such Wholly-Owned Subsidiary and the Company and which Election Request shall have been approved in writing by the Agent.

         Business Day. Any day on which banking institutions in Boston, Massachusetts, are open for the transaction of banking business and, in addition, (a) if Eurocurrency Rate Loans denominated in Dollars are involved, a day which is also a day in which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith; and (b) if Eurocurrency Rate Loans denominated in an Optional Currency are involved, a day on which dealings and exchange in Dollars and the relevant Optional Currency can be carried on in the relevant Eurocurrency Interbank Market and Dollar settlements of such dealings may be effected in both New York, New York and London, and also a day on which dealings and exchange in Dollars and in the relevant Optional Currency can be carried on in both the principal financial center of the country in which such currency is legal tender and in London, England.

         Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

         Capital Expenditures. Amounts paid or (without duplication) indebtedness incurred by the Company or any of its Subsidiaries in connection with the purchase or lease by the Company or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles.

         Capitalized Leases. Leases under which the Company or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

         CERCLA. See Section 8.18.

         Closing Date. The first date on which the effectiveness of the conditions set forth in Section 12 have been satisfied.

         Code. The Internal Revenue Code of 1986.

         Collateral. All of the property, rights and interests of the Borrowers and their Subsidiaries that are or are intended to be subject to the security interests and mortgages created by the Security Documents.

         Commitment. With respect to each Bank, the amount set forth on Schedule 1 hereto as the amount of such Bank's commitment to make Revolving Credit Loans denominated in Dollars to the Borrowers and, to the extent such Bank is a Multicurrency Bank, to make Multicurrency Loans to the Borrowers or, if such Bank is not a Multicurrency Bank, to purchase a risk participation, from the Fronting Bank for Multicurrency Loans made to the Borrowers by the Fronting Bank pursuant to Section 2.10 hereof, and as to Foreign Loans, to purchase a risk participation from the Fronting Bank for Foreign Loans made to the Borrowers by the Fronting Bank pursuant to Section 2.10 hereof, and to accept or purchase participating interests in Bankers' Acceptances for, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrowers, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

         Commitment Fee Rate. As referred to as such in the table contained in the definition of Applicable Margin.

         Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks.

         Company. As defined in the preamble hereto.

         Compliance Certificate. See Section 9.4(c).

         Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Company and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

         Consolidated Net Income (or Deficit). With respect to the Company and its Subsidiaries for any period, the consolidated net income (or deficit) of the Company and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with generally accepted accounting principles, after eliminating therefrom all extraordinary nonrecurring items of income.

         Consolidated Tangible Net Worth. The excess of Consolidated Total Assets over Consolidated Total Liabilities, and less the sum of:

                  (a) the total book value of all assets of the Company and its Subsidiaries properly classified as intangible assets under generally accepted accounting principles, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

                  (b) all amounts representing any write-up in the book value of any assets of the Company or its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date, excluding adjustments to translate foreign assets and liabilities for changes in foreign exchange rates made in accordance with Financial Accounting Standards Board Statement No. 52; plus

                  (c) to the extent otherwise includable in the computation of Consolidated Tangible Net Worth, any commitments of capital to the extent not received.

         Consolidated Total Assets. All assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

         Consolidated Total Interest Expense. With respect to the Company and its Subsidiaries for any period, (a) the aggregate amount of interest required to be paid or accrued by the Company and its Subsidiaries during such period on all Indebtedness of the Company and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capitalized Leases and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money but excluding any closing fees, structuring fees, arrangement fees, accounting and other transactions costs that have been or are capitalized, minus (b) the amount which, in accordance with generally accepted accounting principles, would either (i) be set forth opposite the caption "Interest Income" (or any like caption) on a consolidated income statement for the Company and its Subsidiaries for such period or (ii) to the extent not set forth as a separate line item on the Company's income statement, such amount which would be considered interest income which reduces interest expense on the consolidated income statement for the Company and its Subsidiaries for such period.

         Consolidated Total Liabilities. All liabilities of the Company and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles and all Indebtedness of the Company and its Subsidiaries, whether or not so classified; provided, however, Consolidated Total Liabilities shall exclude the aggregate portion of the Rees Payments which the Company may elect at its option to pay in shares of its capital stock.

         Conversion Request. A notice given by the applicable Borrower to the Agent of such Borrower's election to convert or continue a Revolving Credit Loan in accordance with Section 2.7.

         Credit Agreement. This Amended and Restated Revolving Credit Agreement, including the Schedules and Exhibits hereto.

         Default. See Section 14.1.

         Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Company, other than dividends payable solely in shares of common stock of the Company; the purchase, redemption, or other retirement of any shares of any class of capital stock of the Company, directly or indirectly through a Subsidiary of the Company or otherwise; the return of capital by the Company to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of the Company.

         Dollar Equivalent. On any particular date, with respect to any amount denominated in Dollars, such amount in Dollars, and with respect to any amount denominated in a currency other than Dollars, the amount (as conclusively ascertained by the Agent absent manifest error) of Dollars which could be (or
is) purchased by the Agent (in accordance with its normal banking practices) in the London foreign currency deposits market with such amount of such currency at the spot rate of exchange prevailing at or about 11:00 a.m. (London time) for delivery on such date.

         Dollars or $. Dollars in lawful currency of the United States of America.

         Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

         Drawdown Date. The date on which any Revolving Credit Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with Section 2.7.

         DTM. DTM Products, Inc., a Colorado corporation and wholly-owned Subsidiary of FIUI.

         EBITDA. With respect to the Company and its Subsidiaries for any fiscal period, an amount equal to Consolidated Net Income for such period, plus, to the extent deducted in the calculation of Consolidated Net Income and without duplication, (a) depreciation and amortization for such period, (b) other noncash charges for such period, (c) income tax expense for such period, and (d) Consolidated Total Interest Expense paid or accrued during such period.

         Election Request. As defined in the definition of "Borrowing
Subsidiary".

         Eligible Assignee. Any of (a) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; and (e) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Agent, such approval not to be unreasonably withheld.

         Employee Benefit Plan. Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained of contributed to by the Borrower or any Subsidiary, other than a Guaranteed Pension Plan or a Multiemployer Plan.

         Energipilot. Energipilot AB, a company duly incorporated and existing under the laws of Sweden, and a wholly-owned Subsidiary of Flextronics Sweden.

         Environmental Laws. See Section 8.18(a).

         Equity Issuance. The sale or issuance by the Company or any of its Subsidiaries of any of its capital stock or equity interests or any warrants, rights or options to acquire its capital stock or equity interests other than pursuant to the sale or issuance of any such capital stock, equity interests, warrants, rights or options by the Company or any Subsidiary to the Company (if by a Subsidiary) or to a Guarantor.

         Ericsson. Ericsson Business Networks AB, a company duly incorporated and existing under the laws of Sweden.

         Ericsson General Purchase Agreement. The General Purchase Agreement dated February 12, 1997 by and among Ericsson, Flextronics Sweden, Flextronics Holdings and the Company, and in the form delivered to the Agent on March 27, 1997.

         Ericsson Guaranty. The guaranty dated March 27, 1997 from the Company to Ericsson guaranteeing the obligations of Flextronics Sweden to Ericsson under the Ericsson General Purchase Agreement, and in the form delivered to the Agent on March 27, 1997.

         Ericsson Pledge Agreement. The Pledge Agreement dated March 27, 1997 between Ericsson and Flextronics Holdings, pursuant to which Flextronics Holdings pledged to Ericsson all of the shares of the capital stock of Flextronics Sweden, and in the form delivered to the Agent on March 27, 1997.

         ERISA. The Employee Retirement Income Security Act of 1974.

         ERISA Affiliate. Any Person which is treated as a single employer with the Borrower or a Subsidiary under Section 414 of the Code.

         ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

         "Euro" or "Euro" Currency. The use of the term "Euro" in this Credit Agreement relates to the establishment of the "Euro" as a single currency pursuant to the Treaty Establishing the European Economic Community, as amended by the Treaty on the European Union (the Maastrict Treaty), and the conversion (pursuant to the requirements of such Treaty) of any Obligations under the Loan Documents from an Optional Currency of a country that is a member of the European Union into Euro. As of the date that any such Optional Currency is no longer the lawful currency of its respective country, all payment Obligations under the Loan Documents that would otherwise be in such Optional Currency shall thereafter be satisfied in the "Euro" Currency. For the avoidance of doubt, the parties hereto affirm and agree that neither the fixing of a conversion rate of any such Optional Currency against the Euro, nor the mandatory conversion of such Obligations into Euro, in each case pursuant to such Treaty, shall require the early termination of this Credit Agreement or the prepayment of any amount due under the Loan Documents or create any liability of one party to another party for any direct or consequential loss otherwise arising from any of such events to the extent required by such Treaty.

         Eurocurrency Interbank Market. Any lawful recognized market in which deposits of Dollars and the relevant Optional Currencies are offered by international banking units of United States banking institutions and by foreign banking institutions to each other and in which foreign currency and exchange operations or eurocurrency funding operations are customarily conducted.

         Eurocurrency Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining Eurocurrency Rate Loans.

         Eurocurrency Offered Rate. With respect to the Interest Period for any Eurocurrency Rate Loan denominated in an Optional Currency, the rate per annum (rounded upwards to the nearest 1/16th of one percent) equal to the rate at which the Reference Bank is offered deposits in the relevant Optional Currency, two (2) Business Days prior to the beginning of such Interest Period in the Eurocurrency Interbank Market where the foreign currency and exchange operations or eurocurrency funding operations of the Agent are customarily conducted, at or about 11:00 a.m. (London time) for delivery on the first day of such Interest Period and for the number of days comprised therein and in an amount equal (as nearly as may be) to the Reference Bank's Commitment Percentage of such Eurocurrency Rate Loan to which such Interest Period applies.

         Eurocurrency Rate. With respect to amounts denominated in Dollars, the Eurodollar Rate, and with respect to amounts denominated in any Optional Currency, the International Eurocurrency Rate.

         Eurocurrency Rate Loans. Revolving Credit Loans bearing interest calculated by reference to a Eurocurrency Rate.

         Eurocurrency Reserve Rate. For any day with respect to a Eurocurrency Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

         Eurodollar Rate. For any Interest Period with respect to a Eurocurrency Rate Loan denominated in Dollars, the rate of interest equal to (a) the rate determined by the Agent at which Dollar deposits for such Interest Period are offered based on information presented on Telerate Page 3750 as of 11:00 a.m. (London time) on the second Eurodollar Business Day prior to the first day of such Interest Period, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

         Event of Default. See Section 14.1.

         Excluded Subsidiaries. Collectively, Astron Technologies Ltd., Flextronics Industrial (Shenzhen) Limited, Flextronics Computer (Shekou) Limited, Zhuhai Daomen Chao Yi Technology Co. Ltd., Zhuhai Daomen Chao Yi Electronics Co.

Ltd., Flex Asia (UK) Ltd., Neutronics Electronic Industries Holdings AG, Althofen Electronics GmbH, HTR Technical Resources Kft and Ecoplast Kft and any other Subsidiary of the Company formed or acquired after the Closing Date and which is not required to become a Guarantor pursuant to Section 9.14 hereof and which does not elect to become a Guarantor pursuant to Section 7 hereof; provided, however, to the extent any Person which is an Excluded Subsidiary hereunder subsequently elects or is otherwise required to become a Guarantor hereunder and complies with Section 6.2 hereof, such Person shall cease being an Excluded Subsidiary hereunder on the date all the conditions of Section 7.4 have been satisfied.

         Fee Letter. The fee letter dated on or prior to the Closing Date by and among the Company, FIUI, the Agent and BancBoston Securities Inc., as the same may be amended, supplemented, restated or otherwise modified from time to time.

         FIUI. Flextronics International USA, Inc., a California corporation and wholly-owned Subsidiary of the Company.

         FIUI Agent. As defined in the definition of FIUI Credit Agreement.

         FIUI Banker's Acceptance. The "Bankers' Acceptances" as such term is defined in the FIUI Credit Agreement.

         FIUI Banks. As defined in the definition of FIUI Credit Agreement.

         FIUI Credit Agreement. The Amended and Restated Revolving Credit Agreement dated as of January 14, 1998 by and among FIUI, BKB and the other lending institutions party thereto (collectively, the "FIUI Banks") and BankBoston, N.A. as agent for the FIUI Banks (in such capacity, the "FIUI Agent"), as the same may be amended and in effect from time to time.

         FIUI Guarantees. The "Guarantees" as such term is defined in the FIUI Credit Agreement.

         FIUI Guarantors. Collectively, the Company and each of the Guarantors other than FIUI, which FIUI Guarantors have guaranteed to the FIUI Agent and the FIUI Banks all of FIUI's obligations to the FIUI Agent and the FIUI Banks under the FIUI Credit Agreement.

         FIUI Guaranty. The Amended and Restated Guaranty, in form and substance satisfactory to the Agent and the Banks, dated or to be dated on or prior to the Closing Date, made by FIUI in favor of the Banks and the Agent pursuant to which FIUI guaranties to the Banks and the Agent the payment and performance of the Obligations of the Borrowers

         FIUI Letter of Credit Applications. The "Letter of Credit Applications" as such term is defined in the FIUI Credit Agreement.

         FIUI Letters of Credit. The "Letters of Credit" as such term is defined in the FIUI Credit Agreement.

         FIUI Loan Documents. The FIUI Credit Agreement, the FIUI Notes, the FIUI Letter of Credit Application, the FIUI Letters of Credit, the FIUI Bankers' Acceptances, the Fee Letter, and the FIUI Security Documents.

         FIUI Notes. The "Revolving Credit Notes" as such term is defined in the FIUI Credit Agreement.

         FIUI Obligations. The "Obligations" as such term is defined in the FIUI Credit Agreement.

         FIUI Revolver. The "Revolving Credit Loans" (as such term is defined in the FIUI Credit Agreement) made by the FIUI Banks to FIUI pursuant to the FIUI Credit Agreement.

         FIUI Security Documents. The "Security Documents" as such term is defined in the FIUI Credit Agreement.

         Flextronics Holdings. Flextronics Holding AB, a company duly incorporated and existing under the laws of Sweden and a wholly-owned Subsidiary of the Company.

         Flextronics Singapore. Flextronics Singapore Pte Ltd., a company incorporated in Singapore and a wholly-owned Subsidiary of the Company.

         Flextronics Sweden. Flextronics International Sweden AB, a company duly incorporated and existing under the laws of Sweden, and a wholly-owned Subsidiary of Flextronics Holdings.

         Foreign Loan Event. See Section 2.6.

         Foreign Loan Notice. A notice to the Agent from a Borrower (a) specifying that the making of a Revolving Credit Loan to such Borrower by one or more Banks would subject such Borrower to withholding tax as a result of the making of such Revolving Credit Loan (including the payment of principal and interest on such Revolving Credit Loan to a Bank by such Borrower); (b) specifying that the making of such Revolving Credit Loans by the Fronting Bank would not result in such a withholding tax; and (c) requesting that the Fronting Bank agree (in its sole and absolute discretion) to fund all future Revolving Credit Loans to be made to such Borrower as a Foreign Loan pursuant to the terms of this Credit Agreement until such time as the applicable Borrower has provided the Agent with notice that the situation giving rise to the withholding tax no longer exists and the Fronting Bank has acknowledged in writing to the Agent and the applicable Borrower that it is no longer being requested to fund Foreign Loans hereunder.

         Foreign Loans. That portion of the Revolving Credit Loans (which can be denominated in Dollars or an Optional Currency) which are funded by the Fronting Bank to the Borrower after and during the continuance of a Foreign Loan Event.

         Fronted Loans. That portion of the Revolving Credit Loans which is funded by the Fronting Bank and is not funded by another Bank.

         Fronting Bank. BankBoston, N.A., acting through its Nassau, Bahamas branch, as fronting bank and any other Person who replaces BankBoston, N.A. as Fronting Bank pursuant to the provisions of Section 2.10.3 hereof, provided, for purposes of this Credit Agreement, in the event the Fronting Bank is also a Bank, such Person's funding requirements in its capacity as Fronting Bank shall not include its independent requirement in its individual capacity to fund as a Bank.

         Fronting Loan Event. A Fronting Loan Event shall be deemed to occur if at any time it should become illegal or would violate any law, order, regulation or policy (including, without limitation, any internal banking or other lending policy of the Fronting Bank) or would otherwise not be practicable for the Fronting Bank to hold the Fronted Loans; provided, that in the case of any Fronting Loan Event occurring as a result of any violation of internal banking policy or impracticability, the Fronting Bank will provide the applicable Borrower with not less than five (5) Business Days' notice prior to the occurrence of such Fronting Loan Event.

         generally accepted accounting principles. (a) When used in Section 11, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and
(ii) to the extent consistent with such principles, the accounting practice of the Company reflected in its financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Company adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

         Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Company or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         Guarantees. Collectively, each of the Guarantees, including without limitation the FIUI Guaranty, in form and substance satisfactory to the Agent and the Banks, dated or to be dated on or prior to the Closing Date, or such later date as contemplated by Section 7.4, Section 9.14 or Section 10.5.2 hereof, made by each Guarantor in favor of the Banks and the Agent pursuant to which such Guarantor guaranties to the Banks and the Agent, among other things, the payment and performance of the Obligations of the Borrowers to the fullest extent permitted and practicable under applicable laws.

         Guarantors. Each Subsidiary of the Company other than the Excluded Subsidiaries.

         Hazardous Substances. See Section 8.18(b).

         Indebtedness. With respect to any Person, whether recourse is to all or a portion of the assets of such Person or non-recourse, and whether or not contingent, the following (without duplication): (a) all indebtedness of such Person for borrowed money or credit obtained, whether current or funded, secured or unsecured, recourse or non-recourse, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person for the deferred purchase price of property or services, whether or not represented by a note or other security (other than in respect of any trade payable to a Person other than a Subsidiary of the Borrower which is not overdue for more than ninety days incurred in the ordinary course of business), (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to the repurchase, repossession or sale of such property), (e) all indebtedness of such Person secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (f) all Capitalized Lease obligations and Synthetic Lease obligations, (g) any liability of such Person, whether contingent or otherwise, in respect of banker's acceptances, letters of credit or similar facilities issued for the account of such Person, (h) all other indebtedness secured by any mortgage, pledge, security interest, or other consensual lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed, (i) all obligations to purchase, redeem, retire, defease or otherwise make any payment in cash (including any mandatory dividends or Distributions) in respect of any capital stock or any warrants, rights or options to acquire such capital stock, except to the extent considered an Investment; (j) any interest swap obligations or currency hedge obligations of such Person, determined on mark-to-market basis. at the time of determination,
(k) all Indebtedness of others referred to in clauses (a) through (j) above guaranteed directly or indirectly in any manner, or in effect guaranteed directly or indirectly through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (l) all Indebtedness of the type referred to in clauses (a) through (j) above of another Person which is secured or supported by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured or supported by) any lien on (or other right of recourse to or against) property (including without limitation accounts and contract rights) or assets of such Person even though such Person has not assumed or become liable, contractually or otherwise, for the payment of such Indebtedness. The "amount" or "principal amount" of any Indebtedness at any time of determination represented by any Synthetic Lease shall be the stipulated loss value, termination value or other equivalent amount.

         Indenture Trustee. That Person which is designated as the "Indenture Trustee" in the Subordinated Indenture.

         Ineligible Securities. Securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1993 (12 U.S.C. Section 24, Seventh), as amended.

         Interest Coverage Ratio. As at any date of determination, the ratio of
(a) EBITDA for the Reference Period ended on such date to (b) Consolidated Total Interest Expense of the Company and its Subsidiaries for the Reference Period ended on such date.

         Interest Payment Date. (a) As to any Base Rate Loan, the last day of the calendar month with respect to interest accrued during such calendar month, including, without limitation, the calendar month which includes the Drawdown Date thereof; and (b) as to any Eurocurrency Rate Loan in respect of which the Interest Period is (i) three (3) months or less, the last day of such Interest Period and (ii) more than three (3) months, the date that is 3 months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

         Interest Period. With respect to each Revolving Credit Loan, (a) initially, the period commencing on the Drawdown Date of such Revolving Credit Loan and ending on the last day of one of the periods set forth below, as selected by the applicable Borrower in a Loan Request or as otherwise required by the terms of this Credit Agreement (i) for any Base Rate Loan, the last day of the calendar quarter; and (ii) for any Eurocurrency Rate Loan, 1, 2, 3, or 6 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Revolving Credit Loan and ending on the last day of one of the periods set forth above, as selected by the applicable Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (a) if any Interest Period with respect to a Eurocurrency Rate Loan would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                  (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

                  (c) if the applicable Borrower shall fail to give notice as provided in Section 2.7, (i) for Eurocurrency Rate Loans denominated in Dollars, the applicable Borrower shall be deemed to have requested a conversion of the affected Eurocurrency Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto and
         (ii) for Eurocurrency Rate Loans denominated in an Optional Currency, the relevant Borrower shall repay such Eurocurrency Rate Loan on the last day of the then current Interest Period with respect thereto;

                  (d) any Interest Period relating to any Eurocurrency Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                  (e) any Interest Period that would otherwise extend beyond the Revolving Credit Loan Maturity Date shall end on the Revolving Credit Loan Maturity Date.

         International Eurocurrency Rate. With respect to all Eurocurrency Rate Loans denominated in an Optional Currency for any Interest Period, the annual rate of interest, rounded to the nearest 1/16th of one percent, determined by the Agent for such Interest Period in accordance with the following formula:

                                          Eurocurrency Offered Rate
    International Eurocurrency Rate  =  -----------------------------
                                        1 - Eurocurrency Reserve Rate

         Investment Policy Guidelines. The Company's Investment Policy Guidelines as in effect on the Closing Date and attached hereto as Exhibit G.

         Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness (other than Indebtedness of the type described in paragraph (j) of the definition of Indebtedness) of, or for loans, advances, capital contributions or transfers of property (other than for fair consideration and as permitted by Section 10.5.2 hereof) to, or in respect of any guaranties (or other commitments as described under Indebtedness), of the obligations of, any

Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

         Letter of Credit. See Section 5.1.1.

         Letter of Credit Application. See Section 5.1.1.

         Letter of Credit Fee. See Section 5.6.

         Letter of Credit Participation. See Section 5.1.4.

         Leverage Ratio. As at any date of determination, the ratio of (a) Total Funded Indebtedness of the Company and its Subsidiaries outstanding on such date to (b) the EBITDA of the Company and its Subsidiaries for the period of four (4) consecutive fiscal quarters (treated as a single accounting period) most recently ended on such date.

         Loan Documents. This Credit Agreement, the Revolving Credit Notes, the Letter of Credit Applications, the Letters of Credit, the Bankers' Acceptances, the Fee Letter, the Security Trust Deed and the Security Documents.

         Loan Request.  See Section 2.6.

         Majority Banks. As of any date, the Banks having Total Percentages aggregating to at least fifty-one percent (51%) on such date.

         Material Adverse Effect. A material adverse effect on (a) the business, assets, condition (financial or otherwise), or properties of the Company and its Subsidiaries taken as a whole, or the Collateral, (b) the rights and remedies of the Agent or any Bank under any of the Loan Documents or (c) the ability of the Company or any of its Subsidiaries to perform their respective Obligations under the Loan Documents.

         Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

         Multicurrency Banks. Any Bank which at the relevant time of reference thereto is not a Non-Multicurrency Bank, whether for all Optional Currencies or for selected Optional Currencies.

         Multicurrency Loans. Revolving Credit Loans denominated in an Optional Currency (which can also be a Foreign Loan) made or to be made by the Fronting Bank and, except in the case of Foreign Loans, the Multicurrency Banks to the Borrowers pursuant to Section 2.1 hereof.

         Multiemployer Plan. Any multiemployer plan within the meaning of
Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

         Neutronics. Neutronics Electronic Industries Holding AG, a Subsidiary of the Company.

         Non-Multicurrency Banks. Those Banks which at the relevant time of reference thereto are designated as a "Non-Multicurrency Bank" on Schedule 1 hereto because it is impracticable for such Banks to lend in all Optional Currencies or for the selected Optional Currencies, as more fully set forth on
Schedule 1 hereto, with each Non-Multicurreny Bank and the Agent agreeing that on the last business day of each calendar quarter, each such Non-Multicurrency Bank and the Agent shall determine, for purposes of making Revolving Credit Loans after such date, whether at such time it continues to remain impracticable for such Bank to lend such Optional Currencies or selected Optional Currencies, as the case may be, and, if not, such Bank shall cease being a Non-Multicurrency Bank (whether for all such Optional Currencies or selected Optional Currencies) on such date, and Schedule 1 shall automatically be revised accordingly.

         Obligations. All indebtedness, obligations and liabilities of any of the Company and its Subsidiaries to any of the Banks and the Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Revolving Credit Loans made or Reimbursement Obligations incurred or any of the Revolving Credit Notes, Letter of Credit Application, Letter of Credit, Bankers' Acceptances or arising or incurred in connection with any interest rate, foreign exchange and/or currency risk protection arrangements entered into with any of the Banks or any documents, agreements or instruments executed in connection therewith, or other instruments at any time evidencing any thereof.

         OC Notice. See Section 2.9.

         Optional Currency. Any currency other than Dollars (including the "Euro") so long as each such currency is freely convertible into Dollars and which is traded on any recognized Eurocurrency Interbank Market selected by the Agent in good faith; provided, however, in the event any Borrower requests an Optional Currency denominated in a currency other than Austrian schillings, Belgian francs, Danish kroners, British pound sterling, Irish pounds, Hong Kong dollars, Japanese yen, Finnish marks, French francs, German deutsch marks, Italian lira, Norwegian kroner, Spanish pesetas, Swedish kroner or Swiss francs, the request for such Optional Currency shall not be honored in such Optional Currency (but may be honored in Dollars) if the Majority Banks advise the Agent prior to Drawdown Date of such request that such Optional Currency is impracticable to fund on the requested Drawdown Date.

         outstanding. With respect to the Revolving Credit Loans, the aggregate unpaid principal thereof as of any date of determination.

         Overnight Rate. For any day, (a) as to Revolving Credit Loans denominated in Dollars, the weighted average interest rate paid by the Agent for federal funds acquired by the Agent, and (b) as to Revolving Credit Loans denominated in an Optional Currency, the rate of interest per annum at which overnight deposits in the applicable Optional Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by the Agent to major banks in the London interbank market.

         PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

         Perfection Certificates. Collectively, the Perfection Certificate and Collateral Certificates dated as of the date hereof, executed by each of the Borrowers and each Guarantors and in form and substance satisfactory to the Agent and the Banks.

         Permitted Acquisitions. See Section 10.5.1.

         Permitted Liens. Liens, security interests and other encumbrances permitted by Section 10.2.

         Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         Rate Adjustment Period. See the definition of Applicable Margin.

         RCRA. See Section 8.18(a).

         Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Company or any of its Subsidiaries.

         Record. The grid attached to a Revolving Credit Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Revolving Credit Loan referred to in such Revolving Credit Note.

         Rees Payment. All payments or other amounts due at any time by the Company or any of its Subsidiaries to Stephen Rees pursuant to that certain (a) Services Agreement dated February 2, 1996 between the Company, Astron Technologies Limited and Stephen Rees, as amended by a letter agreement dated March 27, 1997, in the form delivered to Agent on or prior to the Closing Date and (b) the Supplemental Services Agreement dated February 2, 1996 between Astron Group Limited and Stephen Rees, as amended by a letter agreement dated March 27, 1997, in the form delivered to the Agent on or prior to the Closing Date.

         Reference Bank. BKB.

         Reference Period. The period of four consecutive fiscal quarters (or such shorter period of one, two or three full consecutive fiscal quarters as has elapsed since April 1, 1997) of the Company ending on the relevant date.

         Register. See Section 20.3.

         Reimbursement Obligation. The applicable Borrower's obligation to reimburse the Agent and the Banks on account of any drawing under any Letter of Credit as provided in Section 5.2.

         Returned Investment. With respect to Investments made pursuant to
Section 10.3(j), the aggregate amount of all payments made in respect of such Investment, other than interest, dividends or other distributions not in the nature of a return or repurchase of capital or a repayment of principal, that have been paid or returned, without restriction, in cash to the Person making such Investment.

         Revolving Credit Loan Maturity Date. January 12, 2001.

         Revolving Credit Loans. Revolving credit loans made or to be made by the Banks to the applicable Borrowers pursuant to Section 2.

         Revolving Credit Notes. See Section 2.4.

         SARA. See Section 8.18(a).

         Same Day Funds. With respect to disbursements and payments in (a) Dollars, immediately available funds, and (b) an Optional Currency, same day or other funds as may be determined by the Agent (and advised to the applicable Borrower) to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Optional Currency.

         Section 20 Subsidiary. A Subsidiary of the bank holding company controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

         Security Agreements. Collectively, the several Security Agreements, Charges, Debentures, Mortgages and Corporate Mortgages, each dated or to be dated on or prior to the Closing Date, between the Borrowers and each of the Guarantors and the Agent and in form and substance satisfactory to the Banks and the Agent.

         Security Documents. The Guarantees, the Security Agreements, the Swedish Pledge Documents and the Stock Pledge Agreements.

         Security Trust Deed. The Trust Deed dated March 27, 1997 by and among the Company, FIUI, the FIUI Agent and the Agent.

         Significant Contracts. Collectively, (a) the Ericsson General Purchase Agreement and (b) the Ericsson Pledge Agreement.

         Stock Pledge Agreements. Collectively, (a) the Charge Over Shares by the Company in Flextronics Singapore Pte Ltd, Flextronics de Mexico, S.A. de C.V., Flextronics Holdings UK Limited, FIUI, Neutronics and Astron Technologies Ltd.; (b) the Charge Over Shares by Flextronics Singapore Pte Ltd. in Flextronics International Marketing (L) Ltd.; (c) the Share Security Deed over the shares of Flextronics Manufacturing (HK) Ltd. by the Borrower; (d) the Pledge Agreement regarding the shares of Flextronics Holdings executed by Flextronics Holdings UK Limited; (e) the Pledge Agreement regarding the shares of Flextronics Sweden executed by Flextronics Holdings; (f) the Charge over Shares in Astron Group Limited by Flextronics Manufacturing (HK) Ltd; (g) the Pledge Agreement regarding the shares of Energipilot executed by Flextronics Sweden; and (h) the Stock Pledge Agreement regarding the shares of DTM executed by FIUI, each dated as of a date on or prior to the Closing Date and each in form and substance satisfactory to the Banks and the Agent.

         Subordinated Debt. Unsecured Indebtedness of the Company or any of its Subsidiaries that is expressly subordinated and made junior to the payment and performance in full of the Obligations, and evidenced as such by the Subordinated Debt Documents or by another written instrument containing subordination provisions in form and substance approved by the Banks in writing (such approval not to be unreasonably withheld or delayed).

         Subordinated Debt Documents. The Subordinated Purchase Agreement, the Subordinated Indenture, the Subordinated Registration Rights Agreement and the Subordinated Notes.

         Subordinated Indenture. The Indenture dated as of October 15, 1997 between the Company and the Indenture Trustee relating to the Subordinated Notes, each in the form delivered to the Agent prior to the Closing Date.

         Subordinated Notes. The 8 3/4% Senior Subordinated Notes issued by the Company in the aggregate principal amount of $150,000,000 pursuant to the Subordinated Indenture.

         Subordinated Purchase Agreement. The Purchase Agreement, as such term is defined in the Subordinated Indenture, relating to the issuance and sale by the Borrower of the Subordinated Notes.

         Subordinated Registration Rights Agreement. The Registration Rights Agreement, as such term is defined in the Subordinated Indenture, dated as of October 15, 1997, a copy of which has been delivered to the Agent prior to the Closing Date.

         Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

         Swedish Agency Agreement. The Agency Account Agreement dated as of June 30, 1997 among Flextronics Sweden, the Agent and Flextronics Sweden's account bank, and in form and substance satisfactory to the Agent.

         Swedish Pledge Agreement. The Pledge Agreement dated as of June 30, 1997 between Flextronics Sweden and the Agent, which Pledge Agreement shall be in form and substance satisfactory to the Agent, pursuant to which Flextronics Sweden has pledged to the Agent for the benefit of the Banks and the Agent a security interest in its accounts receivable.

         Swedish Pledge Documents. Collectively, the Swedish Agency Agreement, the Swedish Pledge Agreement and each other document, agreement or instrument executed in connection therewith.

         Synthetic Lease. Any lease or similar arrangements entered into by any Person in connection with the acquisition or lease of real property, fixtures or other Capital Assets which is treated in accordance with generally accepted accounting principles as an operating lease for accounting purposes, but as a Capitalized Lease for tax purposes.

         Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time.

         Total Funded Indebtedness. All Indebtedness of the Company and its Subsidiaries for borrowed money (including without limitation, all guarantees by such Person of Indebtedness of others for borrowed money), purchase money Indebtedness and with respect to Capitalized Lease, determined on a consolidated basis in accordance with generally accepted accounting principles, less the sum of (a) cash of the Company and its Subsidiaries existing on the date of determination plus (b) Investments of the Company and its Subsidiaries made pursuant to Section 10.3(a), (b) or (c) hereof; provided, however, for purposes of Section 11 hereof, Total Funded Indebtedness shall not include that portion of the purchase price owing to the Vendors payable entirely by the Astron Consideration Shares and that portion of the Rees Payment which is, as of the date of determination, payable entirely in the Company's ordinary shares.

         Total Percentage. With respect to each Bank, the Commitment (or, if the Commitment is terminated, Revolving Credit Loans, Letter of Credit Participations in Unpaid Reimbursement Obligations and participating interests in the risk relating to outstanding Letters of Credit, Bankers' Acceptances and Fronted Loans) held by such Bank as a percentage of the Total Commitment.

         Type. As to any Revolving Credit Loan, its nature as a Base Rate Loan or a Eurocurrency Rate Loan.

         Uniform Customs. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

         Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which the applicable Borrower does not reimburse the Agent and the Banks on the date specified in, and in accordance with, Section 5.2.

         Vendors. Collectively, Alberton Holding Limited and Omac Sales Limited.

         Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

         Wholly-Owned Subsidiary. A Subsidiary, all of the capital stock of which is owned directly or indirectly by the Company.

         1.2. RULES OF INTERPRETATION.

                  (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

                  (b) The singular includes the plural and the plural includes the singular.

                  (c) A reference to any law includes any amendment or modification to such law.

                  (d) A reference to any Person includes its permitted successors and permitted assigns.

                  (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

                  (f) The words "include", "includes" and "including" are not limiting.

                  (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

                  (h) Reference to a particular "Section " refers to that section of this Credit Agreement unless otherwise indicated.

                  (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

                  2. THE REVOLVING CREDIT FACILITY.

         2.1.  COMMITMENT.

         Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrowers and the Borrowers may borrow, repay, and reborrow from time to time between the Closing Date and the Revolving Credit Loan Maturity Date upon notice by the applicable Borrower to the Agent given in accordance with Section 2.6, such sums in Dollars and/or at the applicable Borrower's option from time to time, subject to Section 2.9 hereof, in an Optional Currency, as are requested by the applicable Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment minus such Bank's Commitment Percentage of the sum of the Maximum Drawing Amount, all Unpaid Reimbursement Obligations and Bankers' Acceptances then outstanding, provided that the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations plus the aggregate amount of Bankers' Acceptances then outstanding shall not at any time exceed the Total Commitment. The Revolving Credit Loans shall be made pro rata in accordance with each Bank's Commitment Percentage; provided, however, that notwithstanding anything to the contrary contained herein, with respect to any Multicurrency Loan which is not also a Foreign Loan, the Commitment Percentage of each Non-Multicurrency Bank shall be funded to the applicable Borrower by the Fronting Bank (with each Non-Multicurrency Bank hereby agreeing to participate in the risk associated with such Multicurrency Loan in accordance with Section 2.10 hereof), with each Non-Multicurrency Bank having no obligation or commitment to fund in any Optional Currency; and provided, further, that notwithstanding anything to the contrary contained herein, with respect to any Foreign Loan, the Commitment Percentage of each Bank shall be funded to the applicable Borrower by the Fronting Bank (with each Bank agreeing to participate in the risk associated with such Foreign Loan in accordance with Section 2.10 hereof). Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the requesting Borrower that the conditions set forth in Section 12 and Section 13, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and Section 13, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request. Each Base Rate Loan shall be denominated in Dollars. Each Eurocurrency Rate Loan shall be denominated in Dollars, or, subject to Section 2.9 hereof, in an Optional Currency.

         2.2. COMMITMENT FEE. The Borrowers jointly and severally agree to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a commitment fee calculated at the applicable Commitment Fee Rate on the average daily amount during each calendar quarter or portion thereof from the date hereof to the Revolving Credit Loan Maturity Date by which the Total Commitment minus the sum of the Maximum Drawing Amount, all Unpaid Reimbursement Obligations and the aggregate face amount of all outstanding Bankers' Acceptances exceeds the outstanding amount of Revolving Credit Loans during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Revolving Credit Maturity Date or any earlier date on which the Commitments shall terminate.

         2.3.  REDUCTION OF TOTAL COMMITMENT.

                  2.3.1. OPTIONAL REDUCTION. The Company shall have the right at any time and from time to time upon seven (7) Business Days prior written notice to the Agent to reduce by $5,000,000 or an integral multiple of $1,000,000 in excess thereof or terminate entirely the Total Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Company delivered pursuant to this Section 2.3, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrowers shall pay to the Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

                  2.3.2. MANDATORY REDUCTION. The Total Commitment shall be automatically and irrevocable reduced pursuant to the requirements of
         Section 10.5.2 on the dates and in the amounts (the "Asset Reduction Amount") required by Section 10.5.2. Upon such a reduction in the Total Commitment pursuant to Section 10.5.2, the Commitment of each Bank shall be reduced pro rata in accordance with its Commitment Percentage of the Asset Reduction Amount. If, on the date of such reduction, the sum of the outstanding amount of the Revolving Credit Loans plus the Maximum Drawing Amount plus all Unpaid Reimbursement Obligations plus the aggregate face amount of all outstanding Bankers' Acceptances exceeds the Total Commitment in effect after giving effect to the reduction of the Total Commitment that occurred on such date pursuant to this Section 2.3.2, then the Borrowers shall immediately pay the amounts of such excess to the Agent for the respective accounts of the Banks for application first to the Unpaid Reimbursement Obligations, second, to the Revolving Credit Loans, and third to provide to the Agent cash collateral for Reimbursement Obligations as contemplated by Section 5.2.

         2.4. THE REVOLVING CREDIT NOTES. The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrowers in substantially the form of Exhibit A hereto (each a "Revolving Credit Note"), dated as of the Closing Date and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Bank, plus interest accrued thereon, as set forth below. Each Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Bank's Revolving Credit Note, an appropriate notation on such Bank's Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Bank's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Record shall not limit or otherwise affect the joint and several obligations of the Borrowers hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

         2.5. INTEREST ON REVOLVING CREDIT LOANS. Except as otherwise provided in Section 6.10,

                  (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the Base Rate plus the Applicable Margin.

                  (b) Each Eurocurrency Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the Eurocurrency Rate determined for such Interest Period plus the Applicable Margin.

                  (c) The Borrowers jointly and severally promise to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

         2.6.  REQUESTS FOR REVOLVING CREDIT LOANS; REQUEST FOR FOREIGN LOANS.

                  2.6.1. REQUEST FOR REVOLVING CREDIT LOAN. The applicable Borrower shall give to the Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed in a writing in the form of Exhibit B hereto) of each Revolving Credit Loan requested hereunder (a "Loan Request") no less than (a) one (1) Business Day prior to the proposed Drawdown Date of any Base Rate Loan and (b) three (3) Business Days prior to the proposed Drawdown Date of any Eurocurrency Rate Loan, provided that any such notice requesting a Revolving Credit Loan denominated in an Optional Currency must comply with the requirements of this Section 2.6 and the requirements of an OC Notice pursuant to
         Section 2.9(a). Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested, stated either in Dollars or, subject to Section 2.9 hereof, in an Optional Currency, (ii) the proposed Drawdown Date of such Revolving Credit Loan, (iii) the Interest Period for such Revolving Credit Loan (if comprising a Eurocurrency Rate Loan) and (iv) the Type of such Revolving Credit Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Each Revolving Credit Loan Request shall be irrevocable and binding on the Borrower and shall obligate the applicable Borrower to accept the Revolving Credit Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

                  2.6.2. REQUEST FOR FOREIGN LOAN. Upon receipt by the Agent of a Foreign Loan Notice, the Agent shall immediately provide the Fronting Bank with a copy of such notice. The Fronting Bank may, in its sole and absolute discretion, elect to fund all future Revolving Credit Loans to such Borrower as Foreign Loans, subject to the terms of Section 2.10 hereof. In the event the Fronting Bank elects to be the Fronting Bank for such Foreign Loans (the "Foreign Loan Event"), the Fronting Bank shall provide the Agent with written notice of such election, and from the date of such notice until the earlier to occur of (a) the Fronting Bank receiving a notice from the Agent and the Borrower that the Fronting Bank is no longer required to make the Foreign Loans and such notice is acknowledged in writing by the Fronting Bank to the Agent and
         (b) the Fronting Bank providing the Agent and the applicable Borrower with written notice that it will no longer make Foreign Loans to the Borrower, the Fronting Bank will make the Foreign Loans to the Borrower. The parties hereto hereby acknowledge and agree that the Agent and the Fronting Bank are not and will not make any independent determination as to the applicable Borrower's statements contained in any Foreign Loan Notice. Notwithstanding anything to the contrary contained in this Credit Agreement, the provisions of Section 6.2.2 shall apply in all respects to all Foreign Loans.

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




         2.7.  CONVERSION OPTIONS.

                  2.7.1. CONVERSION TO DIFFERENT TYPE OF REVOLVING CREDIT LOAN. The Borrowers may elect from time to time to convert any outstanding Revolving Credit Loan denominated in Dollars to a Revolving Credit Loan of another Type, provided that (a) with respect to any such conversion of a Revolving Credit Loan to a Base Rate Loan, the applicable Borrower shall give the Agent at least one (1) Business Day prior written notice of such election; (b) with respect to any such conversion of a Base Rate Loan to a Eurocurrency Rate Loan, the applicable Borrower shall give the Agent at least three (3) Business Days prior written notice of such election; (c) with respect to any such conversion of a Eurocurrency Rate Loan into a Revolving Credit Loan of another Type, such conversion shall only be made on the last day of the Interest Period with respect thereto and (d) no Revolving Credit Loan may be converted into a Eurocurrency Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its Eurocurrency Lending Office, as the case may be. All or any part of outstanding Revolving Credit Loans denominated in Dollars of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Conversion Request relating to the conversion of a Revolving Credit Loan to a Eurocurrency Rate Loan shall be irrevocable by the applicable Borrower.

                  2.7.2. CONTINUATION OF TYPE OF REVOLVING CREDIT LOAN. Any Revolving Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the applicable Borrower with the notice provisions contained in Section 2.7.1; provided that (a) as to any Eurocurrency Rate Loans denominated in Dollars, no such Eurocurrency Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Agent active upon the applicable Borrower's account have actual knowledge; and (b) as to any Eurocurrency Rate Loan denominated in an Optional Currency, no such Eurocurrency Rate Loan may be continued as such when a Default or Event of Default has occurred or is continuing or the provisions of
         Section 2.9 hereof have not or cannot be met at the time of such continuation, but shall be repaid by the relevant Borrower on the last day of the Interest Period relating thereto. In the event that the applicable Borrower fails to provide any such notice with respect to the continuation of any Eurocurrency Rate Loan as such, then (a) such Eurocurrency Rate Loan denominated in Dollars shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto and (b) as to any Eurocurrency Rate Loan denominated in an Optional Currency, shall be repaid on the last day of the Interest Period relating thereto. The Agent shall notify the Banks promptly when any such automatic conversion contemplated by this Section 2.7 is scheduled to occur.

                  2.7.3. EUROCURRENCY RATE LOANS. Any conversion to or from Eurocurrency Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurocurrency Rate Loans having the same Interest Period shall not be less than $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, in the case of a Eurocurrency Rate Loan denominated in an Optional Currency, that whole number which is nearest to the Dollar Equivalent of $5,000,000 or a whole multiple of $1,000,000 in excess thereof, rounded to the nearest one thousandth).

         2.8.  FUNDS FOR REVOLVING CREDIT LOAN.

                  2.8.1. FUNDING PROCEDURES FOR REVOLVING CREDIT LOANS DENOMINATED IN DOLLARS. Not later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Revolving Credit Loans to be denominated in Dollars and which is not a Foreign Loan, each of the Banks will make available to the Agent to credit to the applicable Borrower's account in Same Day Funds, the amount of such Bank's Commitment Percentage of the amount of the requested Revolving Credit Loans at the Agent's Head Office. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Sections 12 and 13 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the applicable Borrower the aggregate amount of such Revolving Credit Loans made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Revolving Credit Loans.

                  2.8.2. ADVANCES BY AGENT. The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the Overnight

         Rate for each day included in such period, times (b) the amount of such Bank's Commitment Percentage of such Revolving Credit Loans, times (c) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Revolving Credit Loans is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the applicable Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

                  2.8.3. FUNDING PROCEDURES FOR MULTICURRENCY LOANS AND FOREIGN LOANS. Not later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any (a) Multicurrency Loan which is not also a Foreign Loan,
         (i) each of the Multicurrency Banks will make available to the Agent at its local office in Nassau, Bahamas in Same Day Funds the amount of such Bank's Commitment Percentage of the amount of the requested Multicurrency Loans and (ii) the Fronting Bank shall make available to the Agent at its local office in Nassau, Bahamas the amount of such Multicurrency Loans made or to be made on such date corresponding to the aggregate Commitment Percentages of the Non-Multicurrency Banks; and (b) Foreign Loan, the Fronting Bank shall make available to the Agent at its local office in Nassau, Bahamas the amount of such Foreign Loans made or to be made on such date corresponding to the aggregate Commitment Percentages of the Banks. Upon receipt from each of the applicable Banks (including the Fronting Bank) of such amounts, and upon receipt of the documents required by Sections 12 and 13 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the applicable Borrower the aggregate amount of (a) in the case of Multicurrency Loans which are not also Foreign Loans, such Multicurrency Loans made available to the Agent by the Multicurrency Banks and the Fronting Bank, and (b) in the case of Foreign Loans, such or Foreign Loans made available to the Agent by the Fronting Bank. In the case of Multicurrency Loans which are not also Foreign Loans, the failure or refusal of any Multicurrency Bank or the Fronting Bank, as the case may be, to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Multicurrency Loans (or, in the case of the Fronting Bank, the aggregate amount of the Non-Multicurrency Bank's Commitment Percentages of the requested Multicurrency Loans) shall not relieve any other Multicurrency Bank or the Fronting Bank from its several obligation hereunder to make available to the Agent the amount of such other Multicurrency Bank's Commitment Percentage or, with respect to the Fronting Bank, the aggregate Commitment Percentages of the Non-Multicurrency Banks, of any requested Multicurrency Loans.

                  2.8.4. ADVANCES BY AGENT FOR MULTICURRENCY LOANS. The Agent may, unless notified to the contrary by any Multicurrency Bank or the Fronting Bank prior to a Drawdown Date of a Multicurrency Loan which is not also a Foreign Loan, assume that (a) such Multicurrency Bank has made available to the Agent on such Drawdown Date the amount of such Multicurrency Bank's Commitment Percentage of the Multicurrency Loans to be made on such Drawdown Date and (b) that the Fronting Bank has made available to the Agent on such Drawdown Date the amount of the aggregate Commitment Percentages of the Non-Multicurrency Banks of such Multicurrency Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If any Multicurrency Bank or Fronting Bank, as the case may be, makes available to the Agent such amount on a date after such Drawdown Date, such Multicurrency Bank or the Fronting Bank, as the case may be, shall pay to the Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the Overnight Rate for each day included in such period, times (b) the amount of such Bank's Commitment Percentage or, with respect to the Fronting Bank, the aggregate Commitment Percentages of the Non-Multicurrency Banks, of such Multicurrency Loans times (c) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage or, with respect to the Fronting Bank, the aggregate Commitment Percentages of the Non-Multicurrency Banks, of such Revolving Credit Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Multicurrency Bank or the Fronting Bank, as the case may be, with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Multicurrency Bank or the Fronting Bank. If the amount of such Bank's Commitment Percentage or, with respect to the Fronting Bank, the aggregate Commitment Percentages of the Non-Multicurrency Banks, of such Revolving Credit Loans is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the applicable Borrower on demand, with interest thereon at the rate per annum applicable to the Multicurrency Loans made on such Drawdown Date.

                  2.8.5. ADVANCES BY AGENT FOR FOREIGN LOANS. The Agent may, unless notified to the contrary by the Fronting Bank prior to a Drawdown Date, assume that the Fronting Bank has made available to the Agent on such Drawdown Date the amount of the aggregate Commitment Percentages of the Banks of such Foreign Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If the Fronting Bank makes available to the Agent such amount on a date after such Drawdown Date, the Fronting Bank shall pay to the Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the Overnight Rate for each day included in such period, times (b) the amount of such Foreign Loans times (c) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Foreign Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to the Fronting Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by the Fronting Bank. If the amount of such Foreign Loans is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the applicable Borrower on demand, with interest thereon at the rate per annum applicable to the Foreign Loans made on such Drawdown Date.

         2.9.  OPTIONAL CURRENCIES.

                  2.9.1. REQUEST FOR OPTIONAL CURRENCY. Subject to the limitations set forth in Section 2.1., any Borrower may, upon at least three (3) Business Days' notice to the Agent (an "OC Notice"), request that one or more Revolving Credit Loans be made in an Optional Currency, provided that any Revolving Credit Loan proposed to be made under this Section 2.9.1 shall be in an amount not less than $5,000,000, or a greater amount which is an integral multiple of $2,000,000, or the Dollar Equivalent in an Optional Currency. Each OC Notice requesting a Revolving Credit Loan in an Optional Currency shall be by written notice (or telephonic notice confirmed in writing by the applicable Borrower), specifying (a) the Revolving Credit Loan to be made, (b) the requested Drawdown Date of the proposed borrowing of such Revolving Credit Loan, (c) the requested Optional Currency in which the Revolving Credit Loan is to be made, (d) the initial Interest Period for the Revolving Credit Loan to be borrowed, and (e) the account (and all necessary funding information pertaining thereto) of the Borrower to which the proceeds of the Revolving Credit Loan are to be disbursed. If the Agent, on or prior to any Drawdown Date, determines (which determination shall be conclusive) that the requested Optional Currency no longer meets the criteria set forth in the definition of "Optional Currency", then such notification shall be given immediately by the Agent to the applicable Borrower, and the requested Revolving Credit Loan shall instead be denominated in Dollars. Subject to the foregoing and to the satisfaction of the terms and conditions of Section 12 (in the case of such Revolving Credit Loans to be made on the Closing Date) and Section 13, each Revolving Credit Loan requested to be made in an Optional Currency will be made on the Drawdown Date specified therefor in the OC Notice, in the currency requested in the OC Notice and, upon being so made, will have the Interest Period requested in the OC Notice.

                  2.9.2. EXCHANGE RATE. Except as provided in the definition of Dollar Equivalent, for purposes of this Credit Agreement the amount in one Optional Currency which shall be equivalent on any particular date to a specified amount in another Optional Currency shall be that amount (as conclusively ascertained by the Agent by its normal banking practices, absent manifest error) in the first Optional Currency which is or could be purchased by the Agent (in accordance with normal banking practices) with such specified amount in the second Optional Currency in any recognized Eurocurrency Interbank Market selected by the Agent in good faith for delivery on such date at the spot rate of exchange prevailing at 11:00 a.m. (London time) (or as soon thereafter as practicable) on such date.

                  2.9.3. MULTIPLE DENOMINATIONS. In the event that any portion of the funds available under the terms of this Credit Agreement is denominated in one or more Optional Currencies, the Dollar Equivalent of such portion of the funds shall be calculated pursuant to the definition of "Dollar Equivalent". The amount so determined shall then be added to the amount already outstanding in Dollars for the purpose of determining the remaining availability of funds under Section 2.1 and Section 2.9.1 hereof and any required repayments under the following Section 2.9.4.

                  2.9.4. REPAYMENT. If at any time prior to the Revolving Credit Loan Maturity Date, the Dollar Equivalent of the aggregate principal amount outstanding of all Revolving Credit Loans hereunder shall exceed the Total Commitment by more than five percent (5%) as a result of fluctuations in respective currency conversion rates for three (3) or more consecutive Business Days, the applicable Borrower shall pay or cause to be paid immediately in Same Day Funds, upon demand made by the Agent, such amounts as are sufficient to eliminate such excess and to reduce the aggregate principal amount outstanding to the Dollar Equivalent in the applicable currencies of the Total Commitment. In the event there are any Revolving Credit Loans outstanding which are denominated in an Optional Currency, the Agent shall provide the Banks and Borrowers with calculations on the last day of each calendar month in which such Revolving Credit Loans in Optional Currencies are outstanding as to the amount in Dollar Equivalents of such Revolving Credit Loans.

                  2.9.5. FUNDING. Each Bank may make any Revolving Credit Loan denominated in an Optional Currency by causing its Eurocurrency Lending Office or any of its foreign branches or foreign affiliates to make such Revolving Credit Loan (whether or not such lending office, branch or affiliate is named as a lending office on the signature pages hereof); provided that in such event the obligation of the applicable Borrower to repay such Revolving Credit Loan shall nevertheless be to such Bank and shall, for all purposes of this Credit Agreement (including without limitation for purposes of the definition of the term "Majority Banks") be deemed made by


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



         such Bank to the extent of such Revolving Credit Loan, for the account of such applicable lending office, branch or affiliate.

         2.10.  FRONTING PROVISIONS.

                  2.10.1. APPLICATION OF INTEREST PAYMENTS. (a) As promptly as is practicable following each date upon which the Agent receives a payment of interest under this Credit Agreement on account of any Revolving Credit Loans denominated in Dollars (other than a Foreign
         Loan) made to any Borrower, the Agent shall distribute such amount to the Banks in accordance with their respective Commitment Percentages.

                  (b) As promptly as is practicable following each date upon which the Agent receives a payment of interest under this Credit Agreement on account of any Multicurrency Loans or any Foreign Loan, as the case may be, the Agent shall distribute (i) in the case of a payment of interest on account of any Multicurrency Loan which is not also a Foreign Loan, to (A) each Multicurrency Bank an amount equal to such Multicurrency Bank's Commitment Percentage of such amount and (B) the Fronting Bank an amount equal to the sum of the Commitment Percentages of the Non-Multicurrency Banks of such amount; and (ii) in the case of a payment of interest on account of any Foreign Loan, such amount to the Fronting Bank. In the case of a payment on a Multicurrency Loan, promptly upon receipt of such amount, the Fronting Bank shall convert into Dollars (based upon the actual exchange rate then applicable to the Fronting Bank) the amount equal to the portion of such interest payment which constitutes the Applicable Margin thereof (or, with respect to each Bank which funded the purchase of a participating interest in such Multicurrency Loan pursuant to Section 2.10.2, such Bank's Commitment Percentage of the full amount of such interest payment applicable to the period commencing upon such funding). In consideration of the agreement of (a) the Non-Multicurrency Banks to purchase a participating interest in the Multicurrency Loans which are not also a Foreign Loan and (b) the Banks to purchase participating interests in the Foreign Loans, as the case may be, the Fronting Bank hereby agrees to pay to the Agent, for the ratable accounts of each Non-Multicurrency Bank as it relates to a Multicurrency Loan which is not also a Foreign Loan and each Bank as it relates to a Foreign Loan, a risk participation fee in an amount equal to the proceeds received by the Fronting Bank from such conversion to Dollars (if comprising a Multicurrency Loan) or, in the case of a Foreign Loan denominated in Dollars, in an amount equal to the portion of such interest payment which constitutes the Applicable Margin thereof (other than any such proceeds payable for the account of any Delinquent Bank, which proceeds shall be retained by the Fronting Bank for its own account); provided, however, that with respect to each Non-Multicurrency Bank (as it relates to Multicurrency Loans which are not also Foreign Loans) and Bank (as it relates to Foreign Loans) which has funded the purchase of participating interests in the extensions of credit on account of which such interest was paid pursuant to Section 2.10.2, the Fronting Bank shall instead pay to the Agent, for the account of such Non-Multicurrency Bank (as it relates to Multicurrency Loans which are not also Foreign Loans) and Bank (as it relates to Foreign Loans) which has so funded such purchase, the amount equal to such Non-Multicurrency Bank's (as it relates to Multicurrency Loans which are not also Foreign Loans) and Bank's (as it relates to Foreign Loans) Commitment Percentage of the proceeds received by the Fronting Bank from such conversion. Such amount shall be payable to the Agent in Dollars on the date upon which the Fronting Bank receives the proceeds of such conversion.

                  2.10.2. CURRENCY CONVERSIONS AND CONTINGENT FUNDING AGREEMENT.
         (a) Each of the Non-Multicurrency Banks (as it relates to Multicurrency Loans which are not also Foreign Loans) and the Banks (as its relates to Foreign Loans) hereby unconditionally and irrevocably agrees to purchase (in Dollars) an undivided participating interest in its ratable share, determined by reference to its Commitment Percentage, of all Multicurrency Loans or Foreign Loans, as the case may be, made by the Fronting Bank as the Agent may at any time request, provided that:

                           (i) the Agent and the Fronting Bank hereby agree that, unless an Event of Default has occurred and is continuing or a Fronting Loan Event has occurred, such Persons will not request any such purchase of participating interests; and

                           (ii) in the event that any Event of Default specified in Section Section 14.1(g) or (h) shall have occurred with respect to any Borrowers, each of the Non-Multicurrency Banks (as it relates to Multicurrency Loans which are not also Foreign Loans) and the Banks (as it relates to Foreign Loans) shall be deemed to have purchased, automatically and without request, such participating interest in the Multicurrency Loans and Foreign Loans made by the Fronting Bank to the applicable Borrower.

                  Any such request shall be made in writing to each Non-Multicurrency and each Bank, as the case may be, and shall specify the amount of Dollars (and in the case of a Multicurrency Loan, based upon the actual exchange rate at which the Agent anticipates being able to obtain the relevant Optional Currency on the relevant date, with any excess payment being refunded to the Non-Multicurrency Banks (as it relates to Multicurrency Loans which are not also Foreign Loans) and the Banks (as its relates to Foreign Loans) and any deficiency remaining payable by the Non-Multicurrency Banks (as it relates to Multicurrency Loans which are not also Foreign Loans) and the Banks (as it relates to Foreign Loans)) required from such Non-Multicurrency Bank (as it relates to Multicurrency Loans which are not also Foreign Loans) and such Bank (as it relates to Foreign Loans) in order to effect the purchase by such Non-Multicurrency Bank (as it relates to Multicurrency Loans which are not also Foreign Loans) and such Bank (as it relates to Foreign Loans) of a participating interest in the amount equal to its Commitment Percentage times the aggregate then outstanding principal amount (and in the case of a Multicurrency Loan, in the applicable Optional Currency) of the Multicurrency Loans and Foreign Loans which have been fronted by the Fronting Bank. Promptly upon receipt of such request, each Non-Multicurrency Bank (as it relates to Multicurrency Loans which are not also Foreign Loans) and Bank (as it relates to Foreign Loans) shall deliver to the Agent (in Same Day Funds) the amount so specified by the Agent. In the case of a Multicurrency Loan, the Agent shall convert such amounts into the relevant Optional Currency and shall promptly deliver the proceeds of such conversion to the Fronting Bank in Same Day Funds. In the case of any Foreign Loan denominated in Dollars, the Agent shall deliver the proceeds received from the relevant Banks to the Fronting Bank in Same Day Funds. Promptly following receipt thereof, the Fronting Bank will deliver to each Non-Multicurrency Bank (as it relates to Multicurrency Loans which are not also Foreign Loans) and Bank (as it relates to Foreign Loans) (through the Agent) a certificate setting forth the amount of the Multicurrency Loans and Foreign Loans, as the case may be, purchased by such Non-Multicurrency Bank (as it relates to Multicurrency Loans which are not also Foreign Loans) and Bank (as it relates to Foreign Loans), dated the date of receipt of such funds and in such amount. From and after such purchase, (i) all outstanding Multicurrency Loans and Foreign Loans (whether denominated in Dollars or the relevant Optional Currency and including those Multicurrency Loans advanced by the Fronting Bank and the Multicurrency Banks and those Foreign Loans advanced by the Fronting Bank) shall be deemed to have been converted into Base Rate Loans denominated in Dollars (with such conversion constituting, for purposes of Section 6.9, a conversion of a Revolving Credit Loan of one Type into a Revolving Credit Loan of another Type prior to the expiration of the relevant Interest Period), (ii) any further Revolving Credit Loans to be made to the Borrowers shall be made in Dollars by each Bank in accordance with each such Bank's Commitment Percentage, (iii) all amounts from time to time accruing, and all amounts from time to time payable, on account of such Revolving Credit Loans (including any interest and other amounts which were accrued but unpaid on the date of such purchase) shall be payable in Dollars as if such Revolving Credit Loans had originally been made in Dollars and shall be distributed by the Agent to the Banks, on account of such participating interests. Notwithstanding anything to the contrary contained in this Section 2.10, the failure of any Non-Multicurrency Bank (as it relates to Multicurrency Loans which are not also Foreign Loans) and Bank (as it relates to Foreign Loans) to purchase its participating interest in any Multicurrency Loans or Foreign Loans shall not relieve any other Non-Multicurrency Bank (as it relates to Multicurrency Loans which are not also Foreign Loans) and Bank (as it relates to Foreign Loans) of its obligations hereunder to purchase its participating interest in a timely manner, but no Non-Multicurrency Bank (as it relates to Multicurrency Loans which are not also Foreign Loans) and Bank (as it relates to Foreign Loans) shall be responsible for the failure of any other Non-Multicurrency

         Bank (as it relates to Multicurrency Loans which are not also Foreign Loans) and Bank (as it relates to Foreign Loans) to purchase the participating interest to be purchased by such other Banks on any date.

                  (b) If any amount required to be paid by any Non-Multicurrency Bank (as it relates to Multicurrency Loans which are not also Foreign Loans) and Bank (as it relates to Foreign Loans) pursuant to Section 2.10.2(a) is not paid to the Agent within one (1) Business Day following the date upon which such Non-Multicurrency Bank (as it relates to Multicurrency Loans which are not also Foreign Loans) and Bank (as it relates to Foreign Loans) receives a request from the Agent that such Non-Multicurrency Bank (as it relates to Multicurrency Loans which are not also Foreign Loans) and Bank (as it relates to Foreign Loans) fund its participating interest relating to such Multicurrency Loan and Foreign Loans, such Non-Multicurrency Bank (as it relates to Multicurrency Loans which are not also Foreign Loans) and Bank (as it relates to Foreign Loans) shall pay to the Agent on demand an amount equal to the product of (i) such amount, times (ii) the daily average federal funds rate, as quoted by the Agent, during the period from and including the date such payment is required to be made to the date on which such payment is immediately available to the Agent, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Non-Multicurrency Bank (as it relates to Multicurrency Loans which are not also Foreign Loans) and Bank (as it relates to Foreign Loans) pursuant to Section 2.10.2(a) is not in fact made available to the Agent within three (3) Business Days following the date upon which such Non-Multicurrency Bank (as it relates to Multicurrency Loans which are not also Foreign Loans) and Bank (as it relates to Foreign Loans) receives a request from the Agent that such Non-Multicurrency Bank (as it relates to Multicurrency Loans which are not also Foreign Loans) and Bank (as it relates to Foreign Loans) fund its participating interest relating to such Multicurrency Loan or Foreign Loan, the Agent shall be entitled to recover from the applicable Borrower, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Revolving Credit Loans which are Base Rate Loans. A certificate from the Agent submitted to any Non-Multicurrency Bank (as it relates to a Multicurrency Loan which is not also a Foreign Loan) or a Bank (as it relates to a Foreign Loan) with respect to any amounts owing under this
         Section 2.10.2(b) shall be conclusive in the absence of manifest error. Amounts payable by any Non-Multicurrency Bank (as it relates to a Multicurrency Loan which is not also a Foreign Loan) or a Bank (as it relates to a Foreign Loan) pursuant to this Section 2.10.2(b) shall be paid to the Agent, for the account of the Fronting Bank; provided that, if the Agent (in its sole discretion) has elected to fund on behalf of such Non-Multicurrency Bank (as it relates to a Multicurrency Loan which is not also a Foreign Loan) or a Bank (as it relates to a Foreign
         Loan) the amounts owing to the Fronting Bank, then the amounts shall be paid to the Agent, for its own account.

                  (c) Whenever, at any time after the Fronting Bank has received from any Non-Multicurrency Bank (as it relates to a Multicurrency Loan which is not also a Foreign Loan) or a Bank (as it relates to a Foreign
         Loan) such Bank's participating interest in a Multicurrency Loan or Foreign Loan, as the case may be, pursuant to Section 2.10.2(b) above, the Fronting Bank receives any payment on account thereof, the Fronting Bank will distribute to the Agent, for the account of such Non-Multicurrency Bank (as it relates to a Multicurrency Loan which is not also a Foreign Loan) or a Bank (as it relates to a Foreign Loan), such Non-Multicurrency Bank's (as it relates to a Multicurrency Loan which is not also a Foreign Loan) or a Bank's (as it relates to a Foreign Loan) participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Non-Multicurrency Bank's (as it relates to a Multicurrency Loan which is not also a Foreign Loan) or a Bank's (as it relates to a Foreign Loan) participating interest was outstanding and funded) in like funds received; provided, however, that in the event that any such payment received by the Fronting Bank is required to be returned, such Non-Multicurrency Bank (as it relates to a Multicurrency Loan which is not also a Foreign Loan) or a Bank (as it relates to a Foreign Loan) will return to the Fronting Bank any portion thereof previously distributed by the Fronting Bank to the Non-Multicurrency Bank (as it relates to a Multicurrency Loan which is not also a Foreign
         Loan) or a Bank (as it relates to a Foreign Loan) in like funds as such payment is required to be returned by the Fronting Bank.

                  (d) Each Non-Multicurrency Bank's (as it relates to a Multicurrency Loan which is not also a Foreign Loan) or a Bank's (as it relates to a Foreign Loan) obligation to purchase participating interests pursuant to this Section 2.10 shall be absolute and unconditional and shall not be affected by any circumstance, including
         (i) any set-off, counterclaim, recoupment, defense or other right which such Non-Multicurrency Bank (as it relates to a Multicurrency Loan which is not also a Foreign Loan) or a Bank (as it relates to a Foreign
         Loan) may have against the Fronting Bank, any Borrower or any other Person for any reason whatsoever; (ii) the occurrence and continuation of any Default or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of any Person party hereto; (iv) any breach of any of the Loan Documents by any Person; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  2.10.3. Resignation of Fronting Bank. The Fronting Bank may resign at any time by giving sixty (60) days prior written notice thereof to the Banks and the Company. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Fronting Bank. Unless a Default or Event of Default shall have occurred and be continuing, such successor Fronting Bank shall be reasonably acceptable to the Borrowers. If no successor Fronting Bank shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Fronting
                                     -38-

         Bank's giving of notice of resignation, then the retiring Fronting Bank may, on behalf of the Banks, appoint a successor Fronting Bank, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Ratings Group. Upon the acceptance of any appointment as Fronting Bank hereunder by a successor Fronting Bank, such successor Fronting Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Fronting Bank, and the retiring Fronting Bank shall be discharged from its duties and obligations hereunder. After any retiring Fronting Bank's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Fronting Bank.

                  2.10.4. No Duties of Borrowers. Except as otherwise expressly provided in this Credit Agreement, this Section 2.10 sets forth the relative rights and obligations solely of the Banks, the Fronting Bank and the Agent, and not of the Borrowers and shall not impose any obligations on the Borrowers.

                   3. REPAYMENT OF THE REVOLVING CREDIT LOANS.

         3.1. MATURITY. The Borrowers jointly and severally promise to pay on the Revolving Credit Loan Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Loan Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

         3.2. MANDATORY REPAYMENTS OF REVOLVING CREDIT LOANS. If at any time the sum of the outstanding amount of the Revolving Credit Loans, the Maximum Drawing Amount, all Unpaid Reimbursement Obligations and the aggregate face amount of all outstanding Bankers' Acceptances exceeds the Total Commitment, then the Borrowers shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks and the Fronting Bank for application: first, to any Unpaid Reimbursement Obligations; second, to the Revolving Credit Loans; and third, to provide to the Agent cash collateral for Reimbursement Obligations as contemplated by Section 5.2(b) and (c) and outstanding Bankers' Acceptances as contemplated by Section 4.5(a). Each payment of any Unpaid Reimbursement Obligations or prepayment of Revolving Credit Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion. In addition, in the event of the repurchase by Ericsson of all or any portion of the assets or capital stock of Flextronics Sweden pursuant to Section M.1 of the Ericsson General Purchase Agreement, the Company shall pay to the Agent for the respective accounts of the Banks an amount equal to 100% of such proceeds, to be applied pro rata to the outstanding Revolving Credit Loans and the loans outstanding under the FIUI Revolver, and the Total Commitment and the "Total Commitment" as defined in the

FIUI Credit Agreement shall be permanently reduced by such amount. To the extent the Borrowers are required to make any payments pursuant to this Section 3.2 and such a payment would subject the Borrowers to certain costs under Section 6.9 associated with a prepayment of a Eurocurrency Rate Loan prior to the last day of an Interest Period with respect thereto, the Agent shall, if requested by the Company, hold such proceeds as cash collateral until the earlier to occur of (a) the last day of the Interest Period with respect to such Eurocurrency Rate Loans, (b) the first date when such prepayment can be made without any costs being incurred pursuant to Section 6.9 and (c) the date when the Agent determines in its reasonable discretion that such amounts shall be used to repay all or any portion of the Revolving Credit Loans.

         3.3. OPTIONAL REPAYMENTS OF REVOLVING CREDIT LOANS. The Borrowers shall have the right, at their election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium, but subject to Section 6.9. The Borrowers shall give the Agent, no later than 12:00 noon (Boston time) at least one (1) Business Day prior written notice of any proposed prepayment pursuant to this Section 3.3 of Base Rate Loans, and three (3) Business Days notice of any proposed prepayment pursuant to this Section 3.3 of Eurocurrency Rate Loans, in each case specifying the proposed date of prepayment of Revolving Credit Loans and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be in an integral multiple of $1,000,000 (or the Dollar Equivalent) or a whole multiple of $100,000 (or the Dollar Equivalent) in excess thereof, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the applicable Borrower, first to the principal of Base Rate Loans and then to the principal of Eurocurrency Rate Loans. Each partial prepayment shall be allocated among the Banks and the Fronting Bank, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

                        SECTION 4. BANKERS' ACCEPTANCES.

         SECTION 4.1. ACCEPTANCE AND PURCHASE. Subject to the terms and conditions hereof, the Agent, on behalf of the Banks, agrees to accept and purchase Bankers' Acceptances drawn upon it by the Company denominated in Dollars. The Company shall notify the Agent by irrevocable written notice (each a "Bankers' Acceptance Notice") by 11:00 a.m. (Boston time) on the date of any borrowing by way of Bankers' Acceptances. Each borrowing by way of Bankers' Acceptances shall be in a minimum aggregate undiscounted face amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Each request for a Bankers' Acceptance shall constitute a representation and warranty by the Company that the conditions set forth in Section 12 and Section 13 have been satisfied on the date of the issuance of such Bankers' Acceptance. Each Bankers' Acceptance Notice shall be in the form of Exhibit D. In no event shall the aggregate face amount of all outstanding Bankers' Acceptances exceed the remainder of (a) the Total Commitment minus (b) the sum of (i) the Dollar Equivalent of the outstanding amount of all Revolving Credit Loans plus (ii) the Maximum Drawing Amount and all Unpaid Reimbursement Obligations.

                  (a) Term. Each Bankers' Acceptance shall be issued and shall mature on a Business Day. Each Bankers' Acceptance shall have a term of 30, 60, 90 or 180 days, shall mature no later than five (5) days prior to the Revolving Credit Loan Maturity Date, and shall be in form and substance reasonably satisfactory to the Agent.

                  (b) Bankers' Acceptances in Blank. To facilitate the acceptance of Bankers' Acceptances under this Credit Agreement, the Company shall, upon execution of this Credit Agreement and from time to time as required, provide to the Agent bills of exchange, in form satisfactory to the Agent, duly executed and endorsed in blank by the Company in quantities sufficient for the Agent to fulfill its obligations hereunder. In addition, the Company hereby appoints the Agent as its attorney to sign and endorse on its behalf, in handwriting or by facsimile or mechanical signature as and when deemed necessary by the Agent, blank forms of Bankers' Acceptances. The Company recognizes and agrees that all Bankers' Acceptances signed and/or endorsed on its behalf by the Agent shall bind the Company as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of the Company. The Agent is hereby authorized to issue such Bankers' Acceptances endorsed in blank in such face amounts as may be determined by the Agent provided that the aggregate amount thereof is equal to the aggregate amount of Bankers' Acceptances required to be accepted by the Agent pursuant to clause (d) below. The Agent shall not be responsible or liable for its failure to accept a Bankers' Acceptance if the cause of such failure is, in whole or in part, due to the failure of the Company to provide duly executed and endorsed bills of exchange to the Agent on a timely basis nor shall any Bank or the Agent be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except loss or improper use arising by reason of the gross negligence or willful misconduct of such Bank or the Agent, its officers, employees, agents or representatives. The Agent shall maintain a record with respect to Bankers' Acceptances (i) received by it from the Agent in blank hereunder, (ii) voided by it for any reason, (iii) accepted by it hereunder, (iv) purchased by it hereunder, and (v) cancelled at their respective maturities. The Agent further agrees to retain such records in the manner and for the statutory periods provided in the various local or federal statutes and regulations which apply to the Agent.

                  (c) Execution of Bankers' Acceptances. Bills of exchange of the Company to be accepted as Bankers' Acceptances hereunder shall be duly executed by one or more duly authorized officers on behalf of the Company. Notwithstanding that any person whose signature appears on any Bankers' Acceptance as a signatory for the Company may no longer be an authorized signatory for the Company at the date of issuance of a Bankers' Acceptance, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such Bankers' Acceptance so signed shall be binding on the Company.

                  (d) Issuance of Bankers' Acceptances. Promptly following receipt of a Bankers' Acceptance Notice, the Agent shall so advise the Banks of the face amount of each Bankers' Acceptance to be accepted by it and the term thereof. Subject to the terms and conditions hereof, each Bank severally agrees that it shall participate in any Bankers' Acceptance upon notification by the Agent that it has received an application for acceptance and discounting bill of exchange in form and substance satisfactory to the Agent. The Agent agrees to furnish each Bank with a copy of each Bankers' Acceptance promptly after issuance. Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever to the extent of such Bank's Commitment Percentage (except that, if the face amount of a Bankers' Acceptance, which would otherwise be accepted by a Bank, would not be $500,000 or an integral multiple thereof, such face amount may be increased or reduced by the Agent in its sole and absolute discretion to the nearest integral multiple of $100,000) to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Bankers' Acceptance to the extent such amount is not reimbursed by the Company pursuant to this Section 4 hereof (each such amount for a Bank being called herein the "Bankers' Acceptance Participation" of such
         Bank). Each such payment made by a Bank shall be treated as the purchase of such Bank of a participating interest in the Company's reimbursement obligation under Section 4.2 hereof in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to
         Section 4.3 hereof.

                  (e) Acceptance of Bankers' Acceptances. Each Bankers' Acceptance to be accepted by the Agent shall be accepted at the Agent's Head Office or as otherwise designated by the Agent from time to time.

                  (f) Purchase of Bankers' Acceptances. On the relevant date of borrowing, the Agent, on behalf of the Banks, agrees to purchase from the Company, at the face amount thereof discounted by the Applicable BA Discount Rate, any Bankers' Acceptance accepted by it and provide to the Agent, for the account of the Company, the BA Discount Proceeds in respect thereof after deducting therefrom the amount of the Acceptance Fee payable by the Company to the Agent under Section 4.3 in respect of such Bankers' Acceptance.
                                      -42-

                  (g) Sale of Bankers' Acceptances. The Agent may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers' Acceptances accepted and purchased by it.

                  (h) Waiver of Presentment and Other Conditions. The Company waives presentment for payment and any other defense to payment of any amounts due to the Agent or any Bank in respect of a Bankers' Acceptance accepted by the Agent pursuant to this Credit Agreement which might exist solely by reason of such Bankers' Acceptance being held, at the maturity thereof, by the Agent in its own right. The Company shall not claim or require any days of grace or require the Agent or any Bank to claim any days of grace for the payment of any Bankers' Acceptance.

         SECTION 4.2. REFUNDING BANKERS' ACCEPTANCES. With respect to each Bankers' Acceptance, the Company, except during the occurrence and continuation of an Event of Default, may give irrevocable telephone or written notice (or such other method of notification as may be agreed upon between the Agent and the Company) to the Agent at or before 11:00 a.m. (Boston time) on such maturity date of such Bankers' Acceptance of the Company's intention to issue one or more Bankers' Acceptances on such maturity date (each a "Refunding Bankers' Acceptance") to provide for the payment of such maturing Bankers' Acceptance (it being understood that payments by the Company and fundings by the Banks in respect of each maturing Bankers' Acceptance and each related Refunding Bankers' Acceptance shall be made on a net basis reflecting the difference between the face amount of such maturing Bankers' Acceptance and the BA Discount Proceeds (net of the applicable Acceptance Fee) of such Refunding Bankers' Acceptance). Any funding on account of any maturing Bankers' Acceptance must be made at or before 12:00 noon (Boston time) on the maturity date of such Bankers' Acceptance. If the Company fails to give such notice, the Company shall be irrevocably deemed to have requested and to have been advanced a Base Rate Loan in the face amount of such maturing Bankers' Acceptance on the maturity date of such maturing Bankers' Acceptance from the Agent which accepted such maturing Bankers' Acceptance, which Base Rate Loan shall thereafter bear interest as such in accordance with the provisions hereof and otherwise shall be subject to all provisions of this Credit Agreement applicable to Revolving Credit Loans until paid in full.

         SECTION 4.3. ACCEPTANCE FEE. An acceptance fee (the "Acceptance Fee") shall be payable by the Company to the Agent (for the respective accounts of the Agent and the Banks) and the Agent shall deduct the amount of such Acceptance Fee from the BA Discount Proceeds (in the manner specified in Section 4.1(f) in respect of each Bankers' Acceptance), said fee to be calculated at a rate per annum equal to the Applicable Acceptance Fee Rate calculated on the face amount of such Bankers' Acceptance and computed on the basis of the number of days in the term of such Bankers' Acceptance and a year of 365 days.

         SECTION 4.4. CIRCUMSTANCES MAKING BANKERS' ACCEPTANCES UNAVAILABLE. If, by reason of circumstances affecting the money market in the United States generally, there is no market for Bankers' Acceptances (a) the right of the Company to request a borrowing of Bankers' Acceptances shall be suspended until the circumstances causing a suspension no longer exist, and (b) any Bankers' Acceptance Notice which is outstanding shall be cancelled and the requested borrowing shall not be made.

         SECTION 4.5. CASH PAYMENTS WITH RESPECT TO OUTSTANDING BANKERS' ACCEPTANCES. In order to induce the Agent to purchase Bankers' Acceptances and the Banks to participate therein, the Company agrees to pay to the Agent, for the account of the Agent or (as the case may be) the Agent and Banks, with respect to each Bankers' Acceptance accepted and/or purchased by the Agent hereunder,

                  (a) upon the reduction (but not termination) of the Total Commitment to an amount less than the aggregate face amount of all outstanding Bankers' Acceptances, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the Banks and the Agent for all outstanding Bankers' Acceptances until such difference is not more than zero, whereupon any amounts remaining with the Agent shall be paid to the Company so long as no Default or Event of Default has occurred and is continuing, and

                  (b) upon the termination of the Total Commitment, or the acceleration of the Borrowers' obligations with respect to all Bankers' Acceptances in accordance with Section 14, on demand by the Agent, an amount with respect to each outstanding Bankers' Acceptance equal to the total of amounts which would be required to purchase in the United States money market, as of 10:00 a.m. (Boston time) on the date of payment of such demand, United States of America treasury bills in an aggregate amount equal to the face amount of such Bankers' Acceptances and having in each case a term to maturity similar to the period from such demand to maturity of such Bankers' Acceptance.

         Upon payment by the Company as required under clause (b) above, the Agent shall be responsible for all payments to third parties, including the respective holders in due course of such Bankers' Acceptances, under Bankers' Acceptances held by the Agent and the Agent shall indemnify the Company in respect of all amounts which the Company may be required to pay under each such Bankers' Acceptances to any party. Each payment under clauses (a) and (b) above shall be made to the Agent at the Agent's Head Office in Same Day Funds. Interest on any and all amounts remaining unpaid by the Company under clauses
(a) or (b) above at any time from the date such amounts become due and payable (whether as stated in this Section 4.5, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in Section 6.10 for Base Rate Loans.

                              5. LETTERS OF CREDIT.

         5.1.  LETTER OF CREDIT COMMITMENTS.

                  5.1.1. COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to the terms and conditions hereof and the execution and delivery by the applicable Borrower of a letter of credit application on the Agent's customary form (a "Letter of Credit Application"), the Agent on behalf of the Banks and in reliance upon the agreement of the Banks set forth in Section 5.1.4 and upon the representations and warranties of the Borrower contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrower one or more standby or documentary letters of credit (individually, a "Letter of Credit") denominated in Dollars, in such form as may be requested from time to time by the applicable Borrower and agreed to by the Agent; provided, however, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $20,000,000 at any one time and (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit, (ii) all Unpaid Reimbursement Obligations, and (iii) the Dollar Equivalent of the amount of all Revolving Credit Loans outstanding shall not exceed the Total Commitment.

                  5.1.2. LETTER OF CREDIT APPLICATIONS. Each Letter of Credit Application shall be completed to the satisfaction of the Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

                  5.1.3. TERMS OF LETTERS OF CREDIT. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (b) have an expiry date no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Revolving Credit Loan Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

                  5.1.4. REIMBURSEMENT OBLIGATIONS OF BANKS. Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrowers pursuant to Section 5.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

                  5.1.5. PARTICIPATIONS OF BANKS. Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the applicable Borrower's Reimbursement Obligation under
         Section 5.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to Section 5.2.

         5.2. REIMBURSEMENT OBLIGATION OF THE BORROWERS. In order to induce the Agent to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrowers hereby jointly and severally agree to reimburse or pay to the Agent, for the account of the Agent or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder,

                  (a) except as otherwise expressly provided in Section 5.2(b) and (c), on each date that any draft presented under such Letter of Credit is honored by the Agent, or the Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Agent under or with respect to such Letter of Credit, and (ii) without duplication for any amounts owing pursuant to Section 6.7 and Section 17 hereof, the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Agent or any Bank in connection with any payment made by the Agent or any Bank under, or with respect to, such Letter of Credit,

                  (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations, and

                  (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Section 14, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Agent at the Agent's Head Office in Same Day Funds. Interest on any and all amounts remaining unpaid by the applicable Borrower under this Section 5.2 one day after the Agent shall have provided such Borrower with notice that such amounts have become due and payable (whether as stated in this Section 5.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in Section 6.10 for overdue principal on the Revolving Credit Loans.

         5.3. LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Agent shall notify the applicable Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If such Borrower fails to reimburse the Agent as provided in Section 5.2 on or before the date that such draft is paid or other payment is made by the Agent, the Agent may at any time thereafter notify the Banks of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Agent, at the Agent's Head Office, in Same Day Funds, such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the Overnight Rate for each day included in such period, times (b) the amount equal to such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, times (c) a fraction, the numerator of which is the number of days that elapse from and including the date the Agent paid the draft presented for honor or otherwise made payment to the date on which such Bank's Commitment Percentage of such Unpaid Reimbursement obligation shall become immediately available to the Agent, and the denominator of which is 360. The responsibility of the Agent to the Borrowers and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

         5.4. OBLIGATIONS ABSOLUTE. The Borrowers' joint and several obligations under this Section 5 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which any Borrower may have or have had against the Agent, any Bank or any beneficiary of a Letter of Credit. Each Borrower further agrees with the Agent and the Banks that the Agent and the Banks shall not be responsible for, and such Borrower's Reimbursement Obligations under Section 5.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among such Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of such Borrower against the beneficiary of any Letter of Credit or any such transferee. The Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. Each Borrower agrees that any action taken or omitted by the Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon such Borrower and shall not result in any liability on the part of the Agent or any Bank to any Borrower.

         5.5. RELIANCE BY ISSUER. To the extent not inconsistent with Section 5.4, the Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.

         5.6. LETTER OF CREDIT FEE. The Borrowers shall pay quarterly in arrears on the last day of each calendar quarter following the issuance, extension or renewal of any Letter of Credit, and on the expiration of such Letter of Credit, a fee (in each case, a "Letter of Credit Fee") to the Agent (a) in respect of each standby Letter of Credit equal to the Applicable Margin then in effect for Letters of Credit times the aggregate available amount of such standby Letter of Credit plus the Agent's customary issuance fee of 0.125% of the available amount of such standby Letter of Credit, and (b) in respect of each documentary Letter of Credit equal to (i) the Applicable Margin then in effect for Letters of Credit times the aggregate available amount of such documentary Letter of Credit, plus (ii) the Agent's customary issuance fee or amendment fee, as the case may be, in an amount of 0.125% of the available amount of such documentary Letter of Credit plus (iii) the Agent's customary time negotiation fee per document examination, such Letter of Credit Fee (but not such issuance, amendment, negotiation or document examination fee) to be for the accounts of the Banks in accordance with their respective Commitment Percentages.

                         6. CERTAIN GENERAL PROVISIONS.

         6.1. AGENT'S FEE. The Borrower shall pay to the Agent for the Agent's own account, an Agent's fee at the times and in the amounts set forth in the Fee Letter.

         6.2.  FUNDS FOR PAYMENTS.

                  6.2.1. PAYMENTS TO AGENT. All payments of principal, interest, Reimbursement Obligations, Commitment Fees, Letter of Credit Fees, Acceptance Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, at the Agent's Head Office or at such other location in the Boston, Massachusetts, area that the Agent may from time to time designate, in each case in Same Day Funds. All payments of principal of and interest on Revolving Credit Loans made to any Borrower which are denominated in an Optional Currency or Currencies and all other fees due hereunder by any local branch or affiliate of the Agent or any Bank located outside of the United States shall be made in Same Day Funds, for the account of such Bank or the Agent, as the case may be, at a depository designated by such Bank in the country in which such Optional Currency is legal tender. Each payment in respect of any Revolving Credit Loan made by a Borrower shall be made in the same currency in which such Revolving Credit Loan was made unless otherwise agreed to by such Bank.

                  6.2.2. NO OFFSET, ETC. All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon any such Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, subject to Section 6.11 and Section 20.8 hereof, such Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon such Borrower. Each such Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrowers hereunder or under such other Loan Document.

                  6.2.3.  CURRENCY MATTERS.

                  Dollars are the currency of account and payment for each and every sum at any time due from the Borrowers hereunder; provided that:(a) except as expressly provided in this Credit Agreement, each repayment of a Revolving Credit Loan or a part thereof shall be made in the currency in which such Revolving Credit Loan is denominated at the time of that repayment;

                  (b) each payment of interest shall be made in the currency in which such principal or other sum in respect of which such interest is payable, is denominated;

                  (c) each payment of Letter of Credit Fees and the commitment fees shall be in Dollars;

                  (d) each payment in respect of costs, expenses and indemnities shall be made in the currency in which the same were incurred; and

                  (e) any amount expressed to be payable in a currency other than Dollars shall be paid in that other currency.

                  No payment to the Agent or any Bank (whether under any judgment or court order or otherwise) shall discharge the obligation or liability in respect of which it was made unless and until the Agent or such Bank shall have received payment in full in the currency in which such obligation or liability was incurred, and to the extent that the amount of any such payment shall, on actual conversion into such currency, fall short of such obligation or liability actual or contingent expressed in that currency, the Borrower shall indemnify and hold harmless the Agent or such Bank, as the case may be, with respect to the amount of the shortfall.

         6.3. COMPUTATIONS. All computations of interests on the Base Rate Loans shall be based on a 365-day year and paid for the actual number of days elapsed. All computations of interest on the Eurocurrency Rate Loans and of Commitment Fees, Letter of Credit Fees or other fees shall, unless otherwise expressly provided herein, be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurocurrency Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Revolving Credit Loans as reflected on the Records from time to time shall be considered correct and binding on each of the Borrowers unless within five (5) Business Days after receipt of any notice by the Agent or any of the Banks of such outstanding amount, the Agent or such Bank shall notify such Borrower to the contrary.

         6.4. INABILITY TO DETERMINE EUROCURRENCY RATE. In the event, prior to the commencement of any Interest Period relating to any Eurocurrency Rate Loan, the Agent shall determine or be notified by the Majority Banks that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate or the International Eurocurrency Rate, as the case may be, that would otherwise determine the rate of interest to be applicable to any Eurocurrency Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the applicable Borrower and the Banks) to the Borrowers and the Banks. In such event (a) any Loan Request or Conversion Request with respect to Eurocurrency Rate Loans shall be automatically withdrawn and, in the case of Revolving Credit Loans denominated in Dollars, shall be deemed a request for Base Rate Loans to be denominated in Dollars and in the case of any Eurocurrency Rate Loan denominated in an Optional Currency, shall be withdrawn, (b) each Eurocurrency Rate Loan denominated in Dollars will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan and each Eurocurrency Rate Loan denominated in an Optional Currency will be required to be repaid on the last day of the then current Interest Period relating thereto, and (c) the obligations of the Banks to make Eurocurrency Rate Loans shall be suspended until the Agent or the Majority Banks determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent or, as the case may be, the Agent upon the instruction of the Majority Banks, shall so notify the Borrowers and the Banks.

         6.5. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurocurrency Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrowers and the other Banks and thereupon (a) the commitment of such Bank to make Eurocurrency Rate Loans or convert Base Rate Loans to Eurocurrency Rate Loans or to make Revolving Credit Loans in an Optional Currency shall forthwith be suspended and (b) such Bank's Revolving Credit Loans then outstanding as Eurocurrency Rate Loans, if any, shall (i) if comprising a Revolving Credit Loan denominated in Dollars, be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurocurrency Rate Loans or within such earlier period as may be required by law and (ii) if comprising a Revolving Credit Loan denominated in an Optional Currency, be immediately repaid. The Borrowers hereby jointly and severally agree promptly to pay the Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this Section 6.5, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurocurrency Rate Loans hereunder.

         6.6. ADDITIONAL COSTS, ETC. If any introduction, adoption or change in any applicable law or regulation, which expression, as used herein, includes statutes, rules and regulations thereunder or changes in the interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                  (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, any Bankers' Acceptances, such Bank's Commitment or the Revolving Credit Loans (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

                  (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Revolving Credit Loans or any other amounts payable to any Bank or the Agent under this Credit Agreement or any of the other Loan Documents, or

                  (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank, or

                  (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, Bankers' Acceptances, the Revolving Credit Loans, such Bank's Commitment, or any class of loans, letters of credit or commitments of which any of the Revolving Credit Loans or such Bank's Commitment forms a part, and the result of any of the foregoing is

                           (i) to increase the cost to any Bank of making,
                  funding, issuing, renewing, extending or maintaining any of the Revolving Credit Loans or such Bank's Commitment or any Letter of Credit or any Bankers' Acceptance if such Bank deems such cost to be material, or

                           (ii) to reduce the amount of principal, interest,
                  Reimbursement Obligation or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment, any Letter of Credit, any Bankers' Acceptance or any of the Revolving Credit Loans, or

                           (iii) to require such Bank or the Agent to make any
                  payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrowers will promptly upon demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts (but without duplication for amounts paid pursuant to another provision of this Credit Agreement) as will be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum.

         6.7. CAPITAL ADEQUACY. If after the date hereof any Bank or the Agent determines that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (b) compliance by such Bank or the Agent or any corporation controlling such Bank or the Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's or the Agent's commitment with respect to any Revolving Credit Loans to a level below that which such Bank or the Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or the Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank or (as the case may be) the Agent to be material, then such Bank or the Agent may notify the Company of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Company and such Bank shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrower receives such notice, an adjustment payable hereunder that will adequately compensate such Bank in light of these circumstances. If the Company and such Bank are unable to agree to such adjustment within thirty (30) days of the date on which the Company receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Bank's reasonable determination, provide adequate compensation. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

         6.8. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to Section Section 6.6 or 6.7 and a brief explanation of such amounts which are due and the basis upon which such amounts were calculated, submitted by any Bank or the Agent to the Company, shall be conclusive, absent manifest error, that such amounts are due and owing.

         6.9. INDEMNITY. The Borrowers jointly and severally agree to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Bank may sustain or incur as a consequence of (a) default by such Borrower in payment of the principal amount of or any interest on any Eurocurrency Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurocurrency Rate Loans, (b) default by such Borrower in making a borrowing of a Eurocurrency Rate Loan or conversion to a Eurocurrency Rate Loan after such Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request relating thereto in accordance with Section 2.6 or Section
2.7 or (c) the making of any payment of a Eurocurrency Rate Loan or the making of any conversion of any such Revolving Credit Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Revolving Credit Loans.

         6.10. INTEREST AFTER DEFAULT. Overdue principal and (to the extent permitted by applicable law) interest on the Revolving Credit Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to two percent (2%) above the Base Rate until such amount shall be paid in full (after as well as before judgment).

         6.11.  CERTAIN BANK OBLIGATIONS.

                  6.11.1. REPLACEMENT BANKS. Within thirty (30) days after (a) any Bank has demanded compensation from any Borrower pursuant to Sections 6.2.2, 6.6 or 6.7 hereof, (b) any Bank fails or refuses to make available to the Agent on any Drawdown Date the amount of its Commitment Percentage of any requested Revolving Credit Loan, (c) the occurrence of a Fronting Loan Event or (d) there shall have occurred a change in law with respect to any Bank as a consequence of which it shall have become unlawful for such Bank to make a Eurocurrency Rate Loan on any Drawdown Date, as described in Section 6.5 hereof (any such Bank described in the foregoing clauses (a), (b) or (d) and, as it pertains to clause (c) any Non-Multicurrency Bank, is hereinafter referred to as an "Affected Bank"), the Company may request that the other Banks (the "Non-Affected Banks") acquire all, but not less than all, of the Affected Bank's outstanding Revolving Credit Loans and assume all, but not less than all, of the Affected Bank's Commitment. If the Company so requests, the Non-Affected Banks may elect to acquire all or any portion of the Affected Bank's outstanding Revolving Credit Loans and to assume all or any portion of the Affected Bank's Commitment; provided, however, such Non-Affected Bank shall also be required to acquire and assume all or a like pro rata portion of such assignor's interests under the FIUI Credit Agreement. If the Non-Affected Banks do not elect to acquire and assume all of the Affected Bank's outstanding Revolving Credit Loans and Commitment and like interest and liabilities of the Affected Bank under the FIUI Credit Agreement, the Company may designate a replacement bank or banks (which must be an Eligible Assignee), which must be reasonably satisfactory to the Agent, to acquire and assume that portion of the outstanding Revolving Credit Loans and Commitment of the Affected Bank not being acquired and assumed by the Non-Affected Banks; provided, however, such assignee shall also be required to acquire and assume all or a like pro rata portion of such assignor's interests under the FIUI Credit Agreement. The provisions of Section 20 hereof shall apply to all reallocations pursuant to this Section 6.11 (including, without limitation, the provisions pertaining to pro rata allocations with the FIUI Credit Agreement), and the Affected Bank and any Non-Affected Banks and/or replacement banks which are to acquire the Revolving Credit Loans and Commitment of the Affected Bank shall execute and deliver to the Agent, in accordance with the provisions of Section 20 hereof, such Assignments and Acceptances and other instruments, as are required pursuant to Section 20 hereof to give effect to such reallocations; provided, however, the Company shall, or shall cause the assignee Bank, pay the registration fee set forth in Section 20.3. Any Non-Affected Banks which are to acquire the Revolving Credit Loans and Commitment of the Affected Bank shall be deemed to be Eligible Assignees for all purposes of Section 20 hereof. On the effective date of the applicable Assignments and Acceptances, the applicable Borrowers shall pay to the Affected Bank all interest accrued on its Revolving Credit Loans up to but excluding such date, along with any fees payable to such Affected Bank hereunder up to but excluding such date, including, without limitation, any amounts that would have been payable pursuant to Section 6.9 hereof in connection with a prepayment.

                  6.11.2. MITIGATION. If (a) any Bank shall request compensation under Section 6.6 or Section 6.7 hereof, (b) any Bank delivers a notice described in Section 6.5 or (c) the Borrower is required to pay any additional amount to any Bank, or any governmental authority on account of any Bank pursuant to Section 6.2 or Section 6.6, such Bank agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to change its Domestic Lending Office or Eurocurrency Lending Office, as the case may be, to avoid or to minimize any amounts otherwise payable under Sections 6.2, 6.6 or 6.7 or enable it to withdraw a notice given pursuant to Section 6.5, in each case solely if such change can be made in a manner so that such Bank, in its sole determination, suffers no significant legal, economic or regulatory disadvantage. The Borrowers hereby jointly and severally agree to pay all reasonable costs and expenses incurred by any Bank in connection with any such change.

                  6.11.3. FILING REQUIREMENTS. Upon the written request of the Company, each Bank shall, to the extent requested by the Company and to the fullest extent that it lawfully may do so, deliver to the Company and the Agent or file with the relevant taxing authority, such form, certification or other evidence, as required by applicable law or treaty, properly completed and duly executed by such Bank, establishing that a payment by the applicable Borrower is (x) not subject to withholding tax under the law of such jurisdiction or (y) totally exempt from such withholding tax or subject to a reduced rate of such tax under a provision of an applicable tax treaty, and in any event not subject to any back-up withholding so long as the completion, execution or submission of such form, certification or other evidence would not materially prejudice the legal or commercial position of such Bank. The Company agrees to furnish to each Bank the applicable tax forms promptly upon request therefor. Notwithstanding anything to the contrary contained herein, such Bank will not be required to (a) disclose information which in its reasonable judgment it deems confidential or proprietary or (b) incur a disadvantage if such disadvantage would, in its reasonable judgment, be substantial in comparison to any additional amount otherwise payable by the applicable Borrower hereunder.

                     7. COLLATERAL SECURITY AND GUARANTIES.

         7.1. SECURITY OF BORROWERS. The Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in certain of the assets of the Borrowers, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which each Borrower is a party.

         7.2. GUARANTEES AND SECURITY OF SUBSIDIARIES. The Obligations shall also be guaranteed pursuant to the terms of the Guarantees. The obligations of the Company's Subsidiaries under the Guarantees shall be in turn secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in certain of the assets of each such Subsidiary, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which such Subsidiary is a party.

         7.3. GUARANTY BY THE COMPANY OF THE OBLIGATIONS.

                  7.3.1. GUARANTY. For value received and hereby acknowledged and as an inducement to the Banks and the Agents to make the Revolving Credit Loans, Bankers' Acceptances and Letters of Credit available to each Borrowing Subsidiary, the Company hereby unconditionally and irrevocably guarantees (a) the full punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrowing Subsidiaries now or hereafter existing whether for principal, interest, fees, expenses or otherwise, and (b) the strict performance and observance by the Borrowing Subsidiaries of all agreements, warranties and covenants applicable to the Borrowing Subsidiaries in the Loan Documents and (c) the obligations of the Borrowing Subsidiaries under the Loan Documents (such Obligations collectively being hereafter referred to as the "Guaranteed Obligations").

                  7.3.2. GUARANTY ABSOLUTE. The Company guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms hereof, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Banks with respect thereto. The liability of the Company under this guaranty with regard to the Guaranteed Obligations of the Borrowing Subsidiaries shall be absolute and unconditional irrespective of:

                  (a) the Borrowing Subsidiaries' lack of authorization, execution, validity or enforceability of this Credit Agreement and any amendment hereof (with regard to such Guaranteed Obligations), or any other obligation, agreement or instrument relating thereto (it being agreed by the Company that the Guaranteed Obligations shall not be discharged prior to the final and complete satisfaction of all of the Obligations of the Borrowing Subsidiaries) or any failure to obtain any necessary governmental consent or approvals or necessary third party consents or approvals;

                  (b) the Agent's or any Bank's exercise or enforcement of, or failure or delay in exercising or enforcing, legal proceedings to collect the Obligations or the Guaranteed Obligations or any power, right or remedy with respect to any of the Obligations or the Guaranteed Obligations, including (i) any suspension of the Agent or any Bank's right to enforce against the Borrowing Subsidiaries of the Guaranteed Obligations, or (ii) any


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

         change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations of the Borrowing Subsidiaries or any other amendment or waiver of or any consent to departure from this Credit Agreement or the other Loan Documents (with regard to such Guaranteed Obligations) or any other agreement or instrument governing or evidencing any of the Guaranteed Obligations;

                  (c) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations of the Borrowing Subsidiaries;

                  (d) any change in ownership of the Borrowing Subsidiaries;

                  (e) any acceptance of any partial payment(s) from the Borrowing Subsidiaries;

                  (f) any insolvency, bankruptcy, reorganization, arrangement, adjustment, composition, assignment for the benefit of creditors, appointment of a receiver or trustee for all or any part of the Borrowing Subsidiaries' assets;

                  (g) any assignment, participation or other transfer or reallocation, in whole or in part (whether or not subject to a conversion of a loan of one Type into a loan of another Type or a conversion from one currency to another), of the Agent's or any Bank's interest in and rights under this Credit Agreement or any other Loan Document, or of the Agent or any Bank's interest in the Obligations or the Guaranteed Obligations;

                  (h) any cancellation, renunciation or surrender of any pledge, guaranty or any debt instrument evidencing the Obligations or the Guaranteed Obligations;

                  (i) the Agent's or any Bank's vote, claim, distribution, election, acceptance, action or inaction in any bankruptcy or reorganization case related to the Obligations or the Guaranteed Obligations; or

                  (j) any other action or circumstance, other than payment, which might otherwise constitute a defense available to, or a discharge of, the Borrowing Subsidiaries or the Company in respect of its Guaranteed Obligations (other than the defense of payment in full in cash).

                  This guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Guaranteed Obligation is rescinded or must otherwise be returned by the Agent or any Bank upon the insolvency, bankruptcy or reorganization of the Borrowing Subsidiaries or otherwise, all as though such payment had not been made.
                                      -57-

                  7.3.3. EFFECTIVENESS; ENFORCEMENT. The guaranty hereunder shall be effective and shall be deemed to be made with respect to each Revolving Credit Loan made as of the time it is made or accepted, as applicable. No invalidity, irregularity or unenforceability by reason of any bankruptcy or similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect any liability of the Borrowing Subsidiaries, and no defect in or insufficiency or want of powers of the Borrowing Subsidiaries or irregular or improperly recorded exercise thereof, shall impair, affect, be a defense to or claim against such guaranty. The guaranty hereunder is a continuing guaranty and shall (a) survive any termination of this Credit Agreement, and (b) remain in full force and effect until payment in full of, and performance of, all Guaranteed Obligations and all other amounts payable under the guaranty hereunder, all the Commitments shall have expired and been terminated, all of the Letters of Credit shall have expired or been terminated and all lending and other credit commitments of the Banks in respect thereof have terminated. The guaranty under this Credit Agreement is made for the benefit of the Agents and the Banks and their successors and assigns, and may be enforced from time to time as often as occasion therefor may arise and without requirement on the part of the Agents or the Banks first to exercise any rights against the Borrowing Subsidiaries, or to resort to any other source or means of obtaining payment of any of the said Obligations or to elect any other remedy.

                  7.3.4. WAIVER. The Company hereby waives promptness, diligence, protest, notice of protest, all suretyship defenses, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this guaranty and any requirement that the Agent or any Bank secure, perfect or protect any security interest or lien on any property subject thereto or exhaust any right or take any action against the Borrowing Subsidiaries or any other person or any collateral. The Company also irrevocably waives, to the fullest extent permitted by law, all defenses which at any time may be available to it in respect of the Guaranteed Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or similar law now or hereinafter in effect and all suretyship defenses generally.

                  7.3.5. SUBORDINATION; SUBROGATION. Until the payment and performance in full of all the Obligations, the Company shall not exercise and hereby waives any rights against the Borrowing Subsidiaries as a result of payment by the Company hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and the Company will not prove any claim in competition with the Agent or any Bank in respect of any payment hereunder in bankruptcy, insolvency, or reorganization proceedings of any nature; the Company will not claim any set-off, recoupment or counterclaim against the Borrowing Subsidiaries in respect of any liability of the Company to the Borrowing Subsidiaries; and the Company waives any benefit of and any right to participate in any collateral which may be held by any Bank or the Agent. The Company agrees that, after the occurrence and during the continuance of any default in the payment or performance of any of the Obligations, the Company will not demand, sue for or otherwise attempt to collect any Indebtedness of the Borrowing Subsidiaries to the Company until all of the Obligations of the Borrowing Subsidiaries shall have been paid in full. If, notwithstanding the foregoing sentence, the Company shall collect, enforce or receive any amounts in respect of such indebtedness in violation of the foregoing sentence while any Obligations of the Borrowing Subsidiary are still outstanding, such amounts shall be collected, enforced and received by the Company for the benefit of the Banks and the Agent (and shall be for the Banks' and the Agent's account and not the Company's account) and be paid over to the Agent, for the benefit of the Banks and the Agent on account of the Obligations of the Borrowing Subsidiaries without affecting in any manner the liability of the Company under the other provisions hereof. The provisions of this section shall survive the expiration or termination of the Credit Agreement and the other Loan Documents.

                  7.3.6. PAYMENTS. The Company shall pay the Guaranteed Obligations in the currency in which such Obligation is payable by the Borrowing Subsidiaries and all payments by the Company hereunder shall be made without setoff or counterclaim and shall be free and clear of and without deduction for any foreign or domestic taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the applicable Borrowing Subsidiary is required by law to make such deduction or withholding. Except as otherwise expressly provided in this Section 7.3.6, if any such obligation is imposed upon the Company or any Borrowing Subsidiary with respect to any amounts payable by it hereunder or under any of the Loan Documents, subject to Section 6.11 and Section 20.8 hereof, the Company will pay to the Agent for the account of the Banks or, as the case may be the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Documents, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had not such obligation been imposed on the Company or the Borrowing Subsidiaries.

                  7.3.7. RECEIPT OF INFORMATION. The Company acknowledges and confirms that the Company itself has established its own adequate means of obtaining from the Borrowing Subsidiaries on a continuing basis all information desired by the Company concerning the financial condition of the Borrowing Subsidiaries and that the Company will look to the Borrowing Subsidiaries and not to the Agent or any Bank in order for the Company to keep adequately informed of changes in the Borrowing Subsidiaries' financial condition.

         7.4. CHANGE OF STATUS. To the extent that any Excluded Subsidiary requests at any time after the Closing Date to become a Guarantor hereunder, such Person shall send a written notice of such request to the Agent. To the extent the Agent and the Majority Banks consent to such a request, and provided such Person delivers to the Agent an executed Guarantee, Security Agreement and further Security Documents or other instruments and documents as the Agent may require in order to grant to the Agent a first priority perfected security interest (or a comparable interest in the case of a security interest being taken outside of the United States of America) in such Person's inventory and Accounts Receivable (including after acquired) as shall be required by Section 7.2, together with legal opinions in form and substance reasonably satisfactory to the Agent, opining as to the authorization, validity and enforceability of such Guarantee and Security Document and the perfection of such security interests, such Person shall, after delivery of all such documents and instruments, cease being an Excluded Subsidiary hereunder and shall be a Guarantor hereunder. To the extent that in any relevant jurisdiction it is not possible or reasonably practical for the Agent to obtain such security (or comparable) interest solely in inventory and Accounts Receivable (including after acquired), or the rights or remedies of the Agent with respect to inventory or Accounts Receivable collateral (including after acquired) will be significantly impaired, without the Agent also obtaining a security (or comparable) interest in other assets of such Guarantor, the Security Documents or other instruments or documents shall include a security (or comparable) first priority interest in favor of the Agent in such other assets of such Guarantor, subject only to Permitted Liens.

         7.5. JOINT AND SEVERAL LIABILITY OF THE BORROWERS.

                  7.5.1. JOINT AND SEVERAL LIABILITY. Each of the Borrowers is and shall be jointly and severally liable for each and every Obligation of any of the Borrowers arising or incurred under or in respect of this Credit Agreement or any of the other Loan Documents or in respect of any of the Revolving Credit Loans made or Reimbursement Obligations incurred on any of the Revolving Credit Notes, any Letter of Credit Application, any Letter of Credit or other instruments at any time evidencing any thereof. Each of the Borrowers agrees that it shall be jointly and severally liable for all fees, as well as each of the other Obligations of any of the Borrowers arising or incurred under or in respect of this Credit Agreement or any of the other Loan Documents.

                  7.5.2. CONSIDERATION. Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by the Agent and the Banks under this Credit Agreement, for the mutual benefit, directly or indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them.

                  7.5.3. CO-DEBTORS. Each of the Borrowers jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but as a co-debtor, joint and several liability with the other Borrowers with respect to the payment and performance of all of the Obligations arising under this Credit Agreement and the other Loan Documents, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them.

                  7.5.4. PAYMENT. If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations hereunder as and when due or to perform any of such Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation.

                  7.5.5. RECOURSE. The obligations of each Borrower under the provisions of this Section 7.5 constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Credit Agreement or the other Loan Documents against any Obligor or any other circumstances whatsoever.

                  7.5.6. WAIVERS. Except as otherwise expressly provided herein, each Borrower hereby waives promptness, diligences, presentment, demand, protest, notice of acceptance of its joint and several liability, notice of any and all advances of the Loans made under this Credit Agreement and the Revolving Credit Notes, notice of occurrence of any Default or Event of Default (except to the extent notice is expressly required to be given pursuant to the terms of this Credit Agreement or any of the other Loan Documents), or of any demand for any payment under this Credit Agreement, notice of any action at any time taken or omitted by the Agent or the Banks under or in respect of any of the Obligations hereunder, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Credit Agreement and the other Loan Documents. Each Borrower hereby waives all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshaling of assets of the Borrowers and any other entity or Person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment, or place or manner for payment, compromise, refinancing, consolidation or renewals of any of the Obligations hereunder, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Agent and the Banks at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Credit Agreement and the other Loan Documents, any and all other indulgences whatsoever by the Agent and the Banks in respect of any of the Obligations hereunder, and the taking, addition, substitution or



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

         release, in whole or in part, at any time or times, of any security for any of such Obligations or the addition, substitution or release, in whole or in part, of any Borrower or any other entity or Person primarily or secondarily liable for any Obligation. Such Borrower further agrees that its Obligations shall not be released or discharged, in whole or in part, or otherwise affected by the adequacy of any rights which the Agent or any Bank may have against any collateral security or other means of obtaining repayment of any of the Obligations, the impairment of any collateral security securing the Obligations, including, without limitation, the failure to protect or preserve any rights which the Agent or any Bank may have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security, any other act or omission which might in any manner or to the extent vary the risk of the Borrower, or otherwise operate as a release or discharge of such Borrower, all of which may be done without notice to such Borrower; provided, however, that the foregoing shall in no way be deemed to create commercially unreasonable standards as to the Administrative Agent's duties as secured party under the Loan Documents (as such rights and duties are set forth therein). If for any reason any of the other Borrowers has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from any of the other Borrowers by reason of such other Borrower's insolvency, bankruptcy or reorganization or by other operation of law or for any reason, this Credit Agreement and the other Loan Documents to which it is a party shall nevertheless be binding on such Borrower to the same extent as if such Borrower at all times had been the sole obligor on such Obligations. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of the Agent and the Banks, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder which might, but for the provisions of this Section 7.5, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 7.5 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 7.5 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any reconstruction or similar proceeding with respect to any Borrower, or any of the Banks. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower or the Banks.

                  7.5.7. ENFORCEMENT. The provisions of this Section 7.5 are made for the benefit of each of the Agent and the Banks and its successors and assigns, and may be enforced by it from time to time against any of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Agent and the Banks first to marshall any of their claims or to exercise any of their rights against the other Borrowers or to exhaust any remedies available to it against the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 7.5 shall remain in effect until all the Obligations hereunder shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Agent or the Banks upon the insolvency, bankruptcy or reorganization of the Borrowers, or otherwise, the provisions of this
         Section 7.5 will forthwith be reinstated in effect as though such payment had not been made.

                  7.5.8. CONTRIBUTION. To the extent any Borrower makes a payment hereunder in excess of the aggregate amount of the benefit received by such Borrower in respect of the extensions of credit under the Credit Agreement (the "Benefit Amount"), then such Borrower, after the payment in full in cash of all of the Obligations, shall be entitled to recover from each other Borrower such excess payment, pro rata in accordance with the ratio of the Benefit Amount received by each such other Borrower to the total Benefit Amounts received by all Borrowers, and the right to such recovery shall be deemed to be in asset and property of such Borrower so funding; provided that all such rights to recovery shall be subordinate and junior in right of payment to the final and indefeasible repayment in full in cash of all of the Obligations.

                       8. REPRESENTATIONS AND WARRANTIES.

         Each Borrower represents and warrants to the Banks and the Agent as follows:

         8.1.  CORPORATE AUTHORITY.

                  8.1.1. INCORPORATION; GOOD STANDING. Each of the Borrowers and its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its state or country of incorporation, (b) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a Material Adverse Effect.

                  8.1.2. AUTHORIZATION. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which the Borrowers or any of their Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate authority of such Person, (b) have been duly authorized by all necessary corporate proceedings, (c) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrowers or any of their Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrowers or any of their Subsidiaries, (d) require any waivers, consents or approvals by any of such Person's creditors which have not been obtained, (e) do not require any consents or approvals by any of such Person's shareholders (except such as will be duly obtained on or prior to the date hereof and will be in full force and effect on and as of such dates) and (f) do not conflict with any provision of the corporate charter or bylaws (or similar charter and/or organization documents) of, or any agreement or other instrument binding upon, the Borrowers or any of their Subsidiaries.

                  8.1.3. ENFORCEABILITY. The execution and delivery of this Credit Agreement and the other Loan Documents to which the Borrowers or any of their Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         8.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by the Borrowers and any of their Subsidiaries of this Credit Agreement and the other Loan Documents to which the Borrowers or any of their Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (including but not limited to the making by the Borrowers of the borrowings contemplated by this Credit Agreement or the obtaining of the Letters of Credit) do not require the approval, consent, order, authorization or license by, or giving notice to, or taking any other action with respect to, or filing with, any governmental agency or authority of any jurisdiction or other fiscal, monetary or other authority, under any provisions of any laws or governmental rules, regulations, orders or decrees of any jurisdiction or the central bank of any jurisdiction or other fiscal, monetary or other authority, under any provisions of any laws or governmental rules, regulations, orders or decrees of any jurisdictions applicable to and binding on the Borrowers or any Subsidiary, other than those previously disclosed to the Agent in writing on or prior to the Closing Date or those already obtained or, if not so obtained, could not reasonably be expected to have a Material Adverse Effect.

         8.3. TITLE TO PROPERTIES; LEASES. Except as indicated on Schedule 8.3 hereto, the Borrowers and their Subsidiaries own or lease all of the assets reflected in the consolidated balance sheet of the Company and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business or in transactions permitted hereunder since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

         8.4.  FINANCIAL STATEMENTS.

                  8.4.1. FINANCIAL STATEMENTS. There has been furnished to each of the Banks a consolidated balance sheet of the Company and its Subsidiaries as at the Balance Sheet Date, and a consolidated statement of income of the Company and its Subsidiaries for the fiscal year then ended, certified by Ernst & Young. Such balance sheet and statement of income have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Company and its Subsidiaries as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of the Company or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Company, which were not disclosed in such balance sheet and the notes related thereto and required to be disclosed by generally accepted accounting principles.

                  8.4.2. PROJECTIONS. The projections of the six month operating budgets of the Company and its Subsidiaries on a consolidated basis, balance sheets and cash flow statements for the 1998 to 2000 fiscal years, copies of which have been delivered to each Bank are based upon what the Company believes are reasonable good faith estimates and assumptions and reflect the reasonable estimates of the Company and its Subsidiaries of the results of operations and other information projected therein as of the date hereof. To the knowledge of the Company or any of its Subsidiaries as of the date hereof, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections.

         8.5.  NO MATERIAL CHANGES, ETC; SOLVENCY

                  8.5.1. NO CHANGES. Since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of the Borrowers and their Subsidiaries as shown on or reflected in the consolidated balance sheet of the Company and its Subsidiaries as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than those disclosed in writing to the Agent prior to the date hereof or in any other financial statements provided to the Agent on or prior to the date hereof and other than changes in the ordinary course of business that have not had any Material Adverse Effect. Since the Balance Sheet Date, the Company has not made any Distributions.

                  8.5.2. SOLVENCY. The Company and its Subsidiaries, on a consolidated basis, both before and after giving effect to the transactions contemplated by this Credit Agreement and the other Loan Documents (a) are solvent, (b) have assets having a fair value in excess of their liabilities, (c) have assets having a fair value in excess of the amount required to pay their liabilities on existing debts as such debts become absolute and matured, and (d) have, and expects to continue to have, access to adequate capital for the

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

         conduct of their business and the ability to pay their debts from time to time incurred in connection with the operation of their business as such debts mature.

         8.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. Each of the Borrowers and their Subsidiaries possesses all material franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

         8.7. LITIGATION. There are no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrowers or any of their Subsidiaries before any court, tribunal or administrative agency or board that could reasonably be expected to, either in any case or in the aggregate, have a Material Adverse Effect or materially impair the right of the Borrowers and their Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

         8.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Borrowers nor any of their Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a Materially Adverse Effect. Neither the Borrowers nor any of their Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Company's officers, to have any Materially Adverse Effect.

         8.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Neither the Borrowers nor any of their Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could reasonably be expected to result in the imposition of substantial penalties or have a Material Adverse Effect.

         8.10. TAX STATUS. Except as set forth in Schedule 8.10, each of the Borrowers and their Subsidiaries (a) have made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.


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

         8.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing. The Company has no knowledge that any default has occurred and is continuing, or that any right of rescission, cancellation or termination exists under any Significant Contract (other than the termination in accordance with its terms on the scheduled maturity date).

         8.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither the Borrowers nor any of their Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

         8.13. ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Borrowers or any of their Subsidiaries or any rights relating thereto.

         8.14. PERFECTION OF SECURITY INTEREST. Except as disclosed to the Agent in writing on or prior to the Closing Date, all filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect (or establish a comparable interest in the case of Collateral located outside of the United States of America) the Agent's security interest in the Collateral. The Collateral and the Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses other than rights of setoff, claims, withholdings and other defenses arising in the ordinary course of business by purchasers of goods of the Borrowers in the ordinary course of business. The Company or a Subsidiary of the Company party to one of the Security Agreements is the owner of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

         8.15. CERTAIN TRANSACTIONS. Except (a) as permitted by Section 10.3(d) or (k) hereof, (b) for transactions involving annual payments of not more than $500,000 in the aggregate, (c) for transactions pertaining to the Astron Sales Agreement and disclosed in writing to the Agent prior to the date hereof; (d) as set forth on Schedule 8.15 hereto, and (e) for arm's length transactions upon terms no less favorable than the Borrowers or any Subsidiary could obtain from third parties, none of the officers, directors, or employees of the Borrowers or any of their Subsidiaries is presently a party to any transaction with such Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of such Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         8.16.  EMPLOYEE BENEFIT PLANS.

                  8.16.1. IN GENERAL. The Borrowers and each of their Subsidiaries is in material compliance with any and all applicable laws, rules, and regulations governing pension plans and employee benefit plans, except where such noncompliance would not have a Material Adverse Effect. To the extent applicable for the Borrowers or any Subsidiary, each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by Section 412 of ERISA. To the extent applicable, the Borrowers have heretofore caused to be delivered to the Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

                  8.16.2. TERMINABILITY OF WELFARE PLANS. To the extent applicable for the Borrowers or any Subsidiary, no Employee Benefit Plan which is an employee welfare benefit plan within the meaning of
         Section 3(1) or Section 3(2)(B) of ERISA provides benefit coverage subsequent to termination of employment except as required by Title I,
         Part 6 of ERISA or applicable state insurance laws. The Borrowers or such Subsidiary, as the case may be, may cause the termination of each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of such Borrower without liability to any Person other than for claims arising prior to termination.

                  8.16.3. GUARANTEED PENSION PLANS. To the extent applicable, each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and neither the Borrowers nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment of a Guaranteed Pension Plan pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrowers or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of Section 4001 of ERISA (to the extent ERISA is applicable) did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities, by more than $500,000.

                  8.16.4. MULTIEMPLOYER PLANS. To the extent applicable, neither the Borrowers nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither the Borrowers nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

         8.17. REGULATIONS U AND X. The proceeds of the Revolving Credit Loans shall be used to refinance existing Indebtedness and for working capital and general corporate purposes. The Borrowers will obtain Letters of Credit and Bankers' Acceptances solely for working capital and general corporate purposes. No portion of any Revolving Credit Loan is to be used, and no portion of any Letter of Credit or Bankers' Acceptance is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224. In addition, no portion of the proceeds of any Revolving Credit Loan is to be used, and no portion of any Letter of Credit or Bankers' Acceptance is to be obtained, for the purpose of (a) knowingly purchasing, or providing credit support for the purchase of, Ineligible Securities from a Section 20 Subsidiary during any period in which such Section 20 Subsidiary makes a market in such Ineligible Securities, (b) knowingly purchasing, or providing credit support for the purchase of, during the underwriting or placement period, any Ineligible Securities being underwritten or privately placed by a Section 20 Subsidiary, or (c) making, or providing credit support for the making of, payments of principal or interest on Ineligible Securities underwritten or privately placed by a Section 20 Subsidiary and issued by or for the benefit of the Borrowers or any Subsidiary or other Affiliate of the Borrowers.

         8.18. ENVIRONMENTAL COMPLIANCE. Each of the Borrowers and their Subsidiaries, to the extent applicable to such Person, has taken all necessary steps to investigate the past and present condition and usage of the Real Estate located in the United States of America and the operations conducted thereon and, based upon such diligent investigation, has determined that:

                  (a) none of the Borrowers, their Subsidiaries or any operator of such Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, as applicable or any applicable state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a Material Adverse Effect;

                  (b) neither the Borrowers nor any of their Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R.
         Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site in the United States of America at which a federal, state or local agency or other third party has conducted or has ordered that any Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) in the United States of America arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

                  (c) except as set forth on Schedule 8.18 attached hereto: (i) no portion of such Real Estate has been used by the Company or any Subsidiary for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of such Real Estate;
         (ii) in the course of any activities conducted by the Borrower, its Subsidiaries or operators of its properties, no Hazardous Substances have been generated or are being used on such Real Estate except in accordance with applicable Environmental Laws in all material respects or where such noncompliance would not have a Materially Adverse Effect;
         (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or, to its knowledge, threatened releases of Hazardous Substances on, upon, into or from the properties of the Borrowers or their Subsidiaries, which releases would have a Material Adverse Effect; (iv) to the best of the Borrowers' knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, have come to be located on, and which would have a Material Adverse Effect; and (v) in addition, any Hazardous Substances that have been generated on any of such Real Estate located in the United States of America have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrowers' knowledge, operating in compliance with such permits and applicable Environmental Laws; and

                  (d) None of the Borrowers and their Subsidiaries or any Real Estate located in the United States of America is subject to any applicable United States environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any United States or state governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement, in each case, by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any transactions contemplated hereby.

         8.19. SUBSIDIARIES, ETC. As of the date hereof, the only Subsidiaries of the Company are as set forth on Schedule 8.19 (a) hereto. In addition, as of the date hereof, the only Subsidiaries of any Subsidiary are as set forth on
Schedule 8.19 (b) hereto. Except as permitted by this Credit Agreement, neither the Borrowers nor any Subsidiary of any Borrower is engaged in any material joint venture or partnership with any other Person.

         8.20. CHIEF EXECUTIVE OFFICES. As of the date hereof, the Company's principal office in the United States of America is at 2090 Fortune Drive, San Jose, California 95131, at which location its books and records relating to its United States operation are kept, and the Company's chief executive office in Singapore is at 514 Chai Chee Lane, #04-13, Bedok Industrial Estate, Singapore 469029, at which location is books and records relating to the Company are kept.

         8.21. FISCAL YEAR. Each of the Company and its Subsidiaries has a fiscal year which is the twelve (12) months ending on March 31 of each year.

         8.22. NO AMENDMENTS TO CERTAIN DOCUMENTS. The Company has not amended any of the Subordinated Debt Documents except as expressly permitted by Section
10.8 hereof. Except as disclosed to the Agent in writing on or prior to the date hereof or permitted hereunder, neither the Borrowers nor any Subsidiary has



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

amended any Significant Contract or any documents or agreements executed in connection therewith in any material respect. Except as disclosed to the Agent in writing on or prior to the date hereof, each of the representations and warranties made by the Company or any of its Subsidiaries in any of the Loan Documents or the Ericsson General Purchase Agreement was true and correct in all material respects when made and continues to be true and correct in all material respects on the date hereof, except to the extent that any of such representations and warranties relate, by the express terms thereof, solely to a date falling prior to the date hereof, and except to the extent that any of such representations and warranties may have been affected by the consummation of the transactions contemplated and permitted or required by the Loan Documents.

         8.23. DISCLOSURE No representation or warranty made by the Borrowers in this Credit Agreement or in any agreement, instrument, document, certificate, statement or letter furnished to the Agent or any Bank by or on behalf of the Borrower in connection with any of the transactions contemplated by any of the Loan Documents or the Ericsson General Purchase Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made; provided that no representation or warranty is made by the Company as to any budget (whether delivered to the Agent or any Bank prior to the Closing Date or pursuant to Section 9.4(f)) other than that such budgets have been prepared in good faith on the basis of assumptions and estimates that the Company believes to be reasonable.

         8.24. INSURANCE. Each of the Borrowers and each of their Subsidiaries maintains with financially sound and reputable insurers insurance with respect to its properties and businesses against such casualties and contingencies as are in accordance with sound business practices.

         8.25. STATUS OF LOANS AS SENIOR DEBT. All Indebtedness of the Company and its Subsidiaries to the Banks and the Agent in respect of the Revolving Credit Loans, the Reimbursement Obligations and the FIUI Obligations constitutes "Superior Indebtedness", "Senior Indebtedness" or "Senior Debt" (or the analogous term used therein) under the terms of the Subordinated Debt Documents or any other instrument evidencing or pursuant to which there is issued indebtedness which purports to be Subordinated Debt of the Company or any Subsidiary.

         8.26. NO OTHER SENIOR DEBT. The Company has not designated any Indebtedness of the Company or any of its Subsidiaries as, and has no, "Designated Senior Debt" for purposes of (and as defined in) the Subordinated Indenture, other than the Obligations and the "Obligations" as defined in the FIUI Credit Agreement.

         8.27. NO WITHHOLDING, ETC. Neither the Borrowers nor any of their Subsidiaries are required by the laws of any jurisdiction to make any deduction or withholding of any nature whatsoever from any payment to be made by the Borrowers or any Subsidiary hereunder or under any other Loan Document unless disclosed in writing to the Agent and such deductions or withholdings have been acknowledged and approved by the relevant Borrower's board of directors. Neither this Credit Agreement nor any of the other Loan Documents is subject to any registration or stamp tax or any other similar or like taxes payable in any jurisdiction where such registration, stamp or similar taxes could reasonably be expected to have a Material Adverse Effect. The applicable Borrower has paid or reimbursed the Agent and the Banks for any taxes paid or to be paid pursuant to
Section 6.2.2.

         8.28. NO FILING, RECORDING REQUIRED. No filing, recording or enrolling of this Credit Agreement or any other Loan Document is required to ensure the legality, validity, enforceability or admissibility in evidence of this Credit Agreement or any other Loan Document.

                   9. AFFIRMATIVE COVENANTS OF THE BORROWERS.

         Each of the Borrowers covenants and agrees that, so long as any Revolving Credit Loan, Unpaid Reimbursement Obligation, Letter of Credit, Bankers' Acceptance or Revolving Credit Note is outstanding or any Bank has any obligation to make any Revolving Credit Loans or to accept and/or purchase any Bankers' Acceptances or the Agent has any obligation to issue, extend or renew any Letters of Credit or to accept and/or purchase any Bankers' Acceptances:

         9.1. PUNCTUAL PAYMENT. The Borrowers will duly and punctually pay or cause to be paid the principal and interest on the Revolving Credit Loans, the Bankers' Acceptances, all Reimbursement Obligations, the Letter of Credit Fees, the Acceptance Fees, the Commitment Fees, the Agent's fee and all other amounts provided for in this Credit Agreement and the other Loan Documents to which the Borrowers or any of their Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

         9.2. MAINTENANCE OF OFFICE. The Company will maintain its chief executive office in San Jose, California (as to its United States operations) and Singapore (as to its non-United States operations), or at such other place in the United States of America or Singapore as the Company shall designate upon written notice to the Agent.

         9.3. RECORDS AND ACCOUNTS. The Borrowers will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which true and correct entries will be made in accordance with generally accepted accounting principles, (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves as required by generally accepted accounting principles and (c) at all times, engage Arthur Andersen LLP or a nationally recognized independent certified public accounting firm that is currently known as a "Big Four" accounting firm or by another independent certified public accountants as shall be satisfactory to the

Agent, as their independent certified public accountants and will not permit more than thirty (30) days to elapse between the cessation of such firm's (or any successor firm's) engagement as the independent certified public accountants of the Company and its Subsidiaries and the appointment to such capacity of a successor firm as shall be satisfactory to the Agent.

         9.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Company will deliver to each of the Banks:

                  (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Company, the consolidated balance sheet of the Company and its Subsidiaries and the consolidating balance sheet of the Company and its Subsidiaries, each as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated and consolidating statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and certified without qualification by Arthur Andersen LLP or by a nationally recognized independent certified public accounting firm that is currently known as a "Big Four" accounting firm or by other independent certified public accountants satisfactory to the Agent, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default;

                  (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each fiscal quarters of the Company, copies of the unaudited consolidated balance sheet of the Company and its Subsidiaries and the unaudited consolidating balance sheet of the Company and its Subsidiaries, each as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for the portion of the Company's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Company that the information contained in such financial statements fairly presents the financial position of the Company and its Subsidiaries on the date thereof (subject to year-end adjustments);

                  (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Company in substantially the form of Exhibit E hereto (the "Compliance Certificate") and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 11 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

                  (d) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission, sent to the stockholders of the Company or sent to any holders of the Subordinated Notes or the Indenture Trustee;

                  (e) not later than thirty (30) days after the end of each fiscal year, budgets of the Company and its Subsidiaries for the next fiscal year; and

                  (f) from time to time such other financial data and information (including accountants, management letters) as the Agent or any Bank may reasonably request.

         9.5. NOTICES.

                  9.5.1. DEFAULTS. The Borrowers will promptly notify the Agent and each of the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default under this Credit Agreement) under any other note, evidence of indebtedness, indenture or other payment obligation to which or with respect to which any Borrower or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, and such default either (a) relates to Indebtedness in an aggregate amount in excess of $1,000,000 or (b) could reasonably be expected to have a Material Adverse Effect, the Borrowers shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

                  9.5.2. ENVIRONMENTAL EVENTS. The Borrowers will promptly give notice to the Agent and each of the Banks (a) of any violation of any Environmental Law that the Borrowers or any of their Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any United States federal, state or local environmental agency or any violation of any law, rule, regulation or order pertaining to any environmental matters in any jurisdiction outside of the United States, if such violation could reasonably be expected to have a Material Adverse Effect and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any United

         States federal, state or local environmental agency or board, that could reasonably be expected to have a Material Adverse Effect.

                  9.5.3. NOTIFICATION OF CLAIM AGAINST COLLATERAL. The Borrowers will, immediately upon becoming aware thereof, notify the Agent and each of the Banks in writing of any setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses (other than rights of setoffs, claims, withholdings and other defenses arising in the ordinary course of business by purchasers of goods of the Borrowers in the ordinary course of business) to which any of the Collateral, or the Agent's rights with respect to the Collateral, are subject.

                  9.5.4. NOTICE OF LITIGATION AND JUDGMENTS. The Borrowers will, and will cause each of their Subsidiaries to, give notice to the Agent and each of the Banks in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting such Borrower or any of its Subsidiaries or to which such Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against such Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect and stating the nature and status of such litigation or proceedings. Each Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent and each of the Banks, in writing, in form and detail satisfactory to the Agent, within ten
         (10) days of any judgment not covered by insurance, final or otherwise, against such Borrower or any of its Subsidiaries in an amount in excess of $500,000.

         9.6. CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES. The Borrowers will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of their Subsidiaries and, without the consent of the Agent, will not, and will not cause or permit any of their Subsidiaries to, convert to a limited liability company. Each (a) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment (ordinary wear and tear excepted), (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of such Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this Section 9.6 shall prevent the Borrowers from dissolving, merging (to the extent permitted by Section 10.5.1 hereof) or otherwise discontinuing the operation and maintenance of any of its properties or any of those of their Subsidiaries if such discontinuance is, in the judgment of such Borrower, desirable in the conduct of its or their business or that does not have a Material Adverse Effect.

         9.7. INSURANCE. The Borrowers will, and will cause each of their Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Agreements.

         9.8. TAXES. The Borrowers will, and will cause each of their Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrowers and each Subsidiary of any Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

         9.9.  INSPECTION OF PROPERTIES AND BOOKS, ETC.

                  9.9.1. GENERAL. The Borrowers shall permit the Banks, through the Agent or any of the Banks' other designated representatives, to visit and inspect any of the properties of the Borrowers or any of their Subsidiaries, to examine the books of account of the Borrowers and their Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrowers and their Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request. The Borrowers shall be required to pay the reasonable fees and expenses associated with such inspections only to the extent that a Default or Event of Default has occurred and is continuing.

                  9.9.2. APPRAISALS. If an Event of Default shall have occurred and be continuing, upon the request of the Agent, the Borrowers will obtain and deliver to the Agent appraisal reports in form and substance and from appraisers satisfactory to the Agent, stating (a) the then current fair market, orderly liquidation and forced liquidation values of all or any portion of the equipment or real estate owned by the Borrowers or any of their Subsidiaries and (b) the then current business value of each of the Borrowers and their Subsidiaries. All such appraisals shall be conducted and made at the expense of the Borrowers.

                  9.9.3. COMMUNICATIONS WITH ACCOUNTANTS. Each of the Borrowers authorizes the Agent and, if accompanied by the Agent, the Banks to communicate directly with such Borrower's independent certified public accountants, after notice to such Borrower, and authorizes such accountants to disclose to the Agent and the Banks any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of such Borrower or any of its Subsidiaries. At the request of the Agent, any Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 9.9.3.

         9.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. The Borrowers will, and will cause each of their Subsidiaries to, comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (b) the provisions of its charter documents and by-laws, (c) all agreements and instruments by which it or any of its properties may be bound and (d) all applicable decrees, orders, and judgments except, other than in the case of clause (b), where such noncompliance would not reasonably be expected to have a Material Adverse Effect. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government or any central bank or other fiscal or monetary authority shall become necessary or required in order that the Borrowers or any of their Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which such Borrower or such Subsidiary is a party, such Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of such Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof.

         9.11. EMPLOYEE BENEFIT PLANS. To the extent applicable, the Borrowers will (a) promptly upon the request of the Agent furnish to the Agent a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (b) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Section Section 302, 4041, 4042, 4043, 4063, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under Section Section 4041A, 4202, 4219, 4242, or 4245 of ERISA.

         9.12. USE OF PROCEEDS. The Borrowers will use the proceeds of the Revolving Credit Loans solely to refinance existing Indebtedness under the Original Credit Agreement and for working capital and general corporate purposes (including for Permitted Acquisitions). The Borrowers will obtain Letters of Credit and Bankers' Acceptances solely for working capital and general corporate purposes. The Borrowers will not use the proceeds of any of the Revolving Credit Loans or the Letters of Credit or Bankers' Acceptances in any way which infringes Section 47A of the Hong Kong Companies Ordinance or any law of any other relevant jurisdiction which restricts the incurring of Indebtedness and/or the creation of any security interest or lien by the applicable Borrower or any of its Subsidiaries in connection with the acquisition, directly or indirectly, of ownership or control of such Borrower or its Subsidiaries.

         9.13. FAIR LABOR STANDARDS ACT. The Borrowers will, and will cause each of their Subsidiaries to, at all times operate its business in compliance with all material applicable provisions of the Fair Labor Standards Act of 1938, as amended. None of the inventory of the Borrowers or any of their Subsidiaries are or will be produced by employees of (a) the Borrowers or any of their Subsidiaries or (b) to the best knowledge of the Borrowers and each of their Subsidiaries, by employees of suppliers, who are, in each case, employed in violation of the minimum wage or maximum hour provisions of the Fair Labor Standards Act (29 U.S.C. Section Section 206 and 207) or any regulations promulgated thereunder, in each case, as in effect from time to time.

         9.14. GUARANTORS. The Borrowers will, and will cause each Subsidiary (other than an Excluded Subsidiary) created, acquired or existing on or after the Closing Date or any other Subsidiary which is otherwise required to become a guarantor under the Subordinated Indenture, to become a Guarantor immediately and shall cause such Subsidiary to execute and deliver to the Agent for the benefit of the Agent and the Banks (a) a Guarantee and (b) further Security Documents or other instruments and documents as the Agent may reasonably require in order to grant to the Agent a first priority perfected security interest in such Subsidiary's assets, together with legal opinions in form and substance satisfactory to the Agent to be delivered to the Agent and the Banks opining as to the authorization, validity and enforceability of such Guaranty and Security Documents and (as to the applicable Security Documents) the perfection of such security interests; provided, however, to the extent any Subsidiary is not permitted by applicable law to become a Guarantor hereunder and/or grant to the Agent a security interest in such Subsidiary's assets or if it is otherwise impracticable for it to do so, such Subsidiary shall not be required to execute and deliver such Guarantee or other Security Documents, as the case may be, and shall be considered an Excluded Subsidiary hereunder; and provided, further, to the extent the Company or any of its Subsidiaries forms a Subsidiary for the purpose of consummating a Permitted Acquisition, to the extent such Subsidiary would otherwise be required to become a Guarantor hereunder, such Subsidiary shall not be required to become a Guarantor hereunder or execute and deliver any Security Documents hereunder until the earlier to occur of (a) the consummation of the Permitted Acquisition or (b) such Subsidiary has assets valued at more than $100,000 in the aggregate, provided until such Subsidiary becomes a Guarantor or a Borrower hereunder, neither the Company nor any Subsidiary shall be permitted to make any Investments in excess of $100,000 in the aggregate or Distributions to such Subsidiary.

         9.15. SUBORDINATED GUARANTEES. The Company will promptly advise the Agent of any guarantee entered into in connection with any provision of the Subordinated Indenture or similar agreement requiring any Subsidiary guarantees, and identifying the guarantor thereunder.

         9.16. PAYMENT OF ASTRON OBLIGATION. The Company shall make all payments under the Astron Sales Agreement, the Services Agreement dated February 2, 1996 between the Company, Astron Technologies Limited and Stephen Rees (the "Rees Service Agreement") and the Supplemental Services Agreement dated February 2, 1996 between Astron Group Limited and Stephen Rees (the "Supplemental Rees Agreement") which are able to be paid pursuant to such agreements in Astron Consideration Shares (as to the Astron Sales Agreement) or ordinary shares of the Company (pursuant to the Rees Service Agreement and the Supplemental Rees Agreement); provided, however, the Company shall be permitted to make such payments in cash so long as no Default or Event of Default has occurred and is continuing and the Company can demonstrate to the satisfaction of the Agent that the Leverage Ratio at the time of such cash payment is equal to or less than 2.50:1.00 both before and after giving effect to such cash payments.

         9.17. FURTHER ASSURANCES. The Borrowers will, and will cause each of their Subsidiaries to, cooperate with the Banks and the Agent and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

         9.18. STATUS OF LOANS AS SENIOR DEBT. The Company shall, on the Closing Date and at such other times as may reasonably be requested by the Agent, deliver to the Agent certificates and any other evidence reasonably requested by the Agent to confirm that the Indebtedness of each of the Borrowers and their Subsidiaries to the Agent and the Banks in respect of the Revolving Credit Loans, Reimbursement Obligations and the FIUI Obligations constitutes "Senior Debt" (or the analogous term used therein) under the terms of the Subordinated Debt Documents or of any other instrument evidencing or pursuant to which there is issued indebtedness which purports to be Subordinated Debt of the Company or any of its Subsidiaries and that (a) this Credit Agreement would constitute the "Credit Facility" under the terms of the Subordinated Indenture, and (b) the Indebtedness of each of the Borrowers and their Subsidiaries to the Banks and the Agent in respect of the Revolving Credit Loans, Reimbursement Obligations and the FIUI Obligations constitutes "Designated Senior Debt" as defined by the Subordinated Indenture.

         9.19. ADDITIONAL SUBSIDIARIES. If, after the Closing Date, the Company or any of its Subsidiaries creates or acquires, either directly or indirectly, any Subsidiary, it will immediately notify the Agent and the Banks of such creation or acquisition, as the case may be, and provide the Agent and the Banks with an updated Schedule 8.19(a) hereof and take all other actions required by
Section 9.14 and Section 10.5.1 hereof.

         9.20. NEUTRONICS. The Company will by not later than 120 days after the Closing Date cause (a) Neutronics Electronic Industries Holdings AG ("Neutronics") and each of its Subsidiaries (collectively, the "Neutronics Entities") to provide the Agent with evidence satisfactory to the Agent that all security interests, encumbrances and liens on the assets of any of the Neutronics Entities have been released and terminated in full (except for liens permitted by Section 10.2 other than 10.2(vii)); and (b) each of the Neutronics Entities to execute and deliver to the Agent, to the extent practicable and not prohibited by applicable law, a Guarantee and, as to the Neutronics Entities other than Neutronics, execute and deliver to the Agent, to the extent practicable and not prohibited by applicable law or by any instrument evidencing Indebtedness of any Neutronics Entity existing on the Closing Date, such Security Documents which may be necessary to grant to the Agent a first priority perfected security interest (subject to Permitted Liens) in such Person's assets, in each case together with legal opinions in form and substance reasonably satisfactory to the Agent to be delivered to the Agent and the Banks opining as to the authorization, validity and enforceability of such Guarantee and Security Documents and (as to the applicable Security Documents) the perfection of such security interests.

                10. CERTAIN NEGATIVE COVENANTS OF THE BORROWERS.

         Each of the Borrowers covenants and agrees that, so long as any Revolving Credit Loan, Unpaid Reimbursement Obligation, Bankers' Acceptance, Letter of Credit or Revolving Credit Note is outstanding or any Bank has any obligation to make any Revolving Credit Loans or to accept and/or purchase any Bankers' Acceptances Participations or the Agent has any obligations to issue, extend or renew any Letters of Credit or to accept and/or purchase any Bankers'
Acceptances:

         10.1. RESTRICTIONS ON INDEBTEDNESS. The Borrowers will not, and will not permit any of their Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                  (a) Indebtedness to the Banks and the Agent arising under any of the Loan Documents;

                  (b) current liabilities of such Borrower or such Subsidiary incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

                  (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 9.8;

                  (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which such Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                  (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                  (f)  Subordinated Debt;

                  (g) Indebtedness consisting of a guarantee by the Company or any Guarantor of Indebtedness of the Company or any Subsidiary which is permitted to be incurred pursuant to this Section 10.1;

                  (h) obligations under (i) Capitalized Leases, (ii) Synthetic Leases and (iii) Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property or any business entity by any Borrower or such Subsidiary, provided that the aggregate principal amount of such Indebtedness under this Section 10.1(h)(iii) of the Borrowers and their Subsidiaries shall not exceed the aggregate amount of $25,000,000 at any one time;

                  (i) Indebtedness existing on the date hereof and listed and described on Schedule 10.1 hereto;

                  (j) Indebtedness of a Guarantor to any Borrower or Indebtedness of a FIUI Guarantor to FIUI, or Indebtedness of any Borrower to any Guarantor in the form of intercompany loans or advances so long as all such Indebtedness complies with the Subordinated Indenture and other applicable provisions of the Subordinated Indenture relating to intercompany debt limitations, such intercompany Indebtedness shall be on a demand basis and shall at all times be evidenced by a proper demand promissory note pledged to the Agent for the benefit of the Banks, as provided in Section 9.3 hereof;

                  (k) Indebtedness to the FIUI Banks and the FIUI Agent arising under any of the FIUI Loan Documents;

                  (l) Indebtedness of the Company pursuant to the Ericsson Guaranty;

                  (m) Indebtedness of the Company to the Vendors pursuant to the Astron Note;

                  (n) Indebtedness of Excluded Subsidiaries to the Company in the form of intercompany loans or advances so long as (i) the aggregate amount of such Indebtedness does not exceed the aggregate amount of $100,000,000 at any one time; (ii) such Indebtedness complies with the Subordinated Indenture and other applicable provisions of the Subordinated Indenture relating to intercompany debt limitations; (iii) is on a demand basis; and (iv) is at all times evidenced by a proper demand promissory note pledged to the Agent for the benefit of the Banks, as provided in Section 10.3 hereof;

                  (o) other unsecured Indebtedness or Indebtedness secured solely by a Temporary Lien (as such term is defined in Section 10.2) which Indebtedness is not otherwise permitted hereunder provided that
         (i) no Default or Event of Default shall have occurred and be continuing or would exist as a result of incurring such Indebtedness;
         (ii) the Company has demonstrated to the satisfaction of the Agent compliance with the financial covenants set forth in Section 11 hereof on a pro forma basis both before and immediately after giving effect to such Indebtedness; and (iii) the terms of such Indebtedness (including, without limitation, the covenants, defaults, amortization, maturity and conditions pertaining to such Indebtedness) are no more onerous to the Company and its Subsidiaries than the terms contained herein taken as a whole; and

                  (p) Indebtedness of the Borrower or any Subsidiary under interest rate or currency swap agreements or similar interest or currency exchange rate protection agreements undertaken solely for bona fide hedging purposes and not for speculative purposes.

provided, however, notwithstanding the foregoing provisions of this Section 10.1, all Indebtedness permitted hereunder must qualify as "Debt" (as such term is defined in the Subordinated Indenture) permitted to be incurred pursuant to the Subordinated Indenture or shall otherwise be permitted to be incurred pursuant to the Subordinated Indenture; and provided, further, if the Borrower or any of its Subsidiaries incurs any Indebtedness permitted pursuant to this
Section 10.1 which is denominated in a currency other than Dollars and, as a result of currency fluctuations the amount of such Indebtedness exceeds the amounts permitted under this Section 10.1 by more than five percent (5%) (after giving effect to any related hedge arrangements), the Borrowers shall have two
(2) Business Days to cause the amount of such Indebtedness to be reduced to an amount which would not violate the terms and conditions of this Section 10.1.

         10.2. RESTRICTIONS ON LIENS. The Borrowers will not, and will not permit any of their Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid could reasonably be expected by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) except as specifically permitted by Section 10.5.2 hereof, sell, assign, pledge, discount, factor or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided that the Borrowers and any Subsidiary of any Borrower may create or incur or suffer to be created or incurred or to exist:

                  (i) liens in favor of any Borrower or any Guarantor on all or part of the assets of Subsidiaries of any Borrower or such Guarantor securing Indebtedness owing by Subsidiaries of such Borrower or such Guarantor, as the case may be, to such Borrower or to such other Guarantor;

                  (ii) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue, or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with generally accepted accounting principles so long as such liens are not being foreclosed;

                  (iii) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations and good faith deposits in connection with tenders, contracts or leases to which it is a party or deposits or pledges to secure, or in lieu of, surety, penalty or appeal bonds, performance bonds or other similar obligations;

                  (iv) liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by Section 10.1(d);

                  (v) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties which would not have a Material Adverse Effect and are in respect of obligations not overdue, or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with generally accepted accounting principles so long as such liens are not being foreclosed;

                  (vi) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's or lessee's liens under leases to which the Borrowers or a Subsidiary of any Borrower is a party, and other minor liens or encumbrances none of which in the opinion of such Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of such Borrower and its Subsidiaries, which defects do not individually or in the aggregate have a Material Adverse Effect;

                  (vii)  liens existing and listed on Schedule 10.2 hereto;

                  (viii) purchase money security interests in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by Section 10.1(h), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired and liens in favor of the lessor on any Capitalized Lease or Synthetic Lease for equipment acquired after the date hereof which is the subject of such Capitalized Lease or Synthetic Lease to secure Indebtedness of the type and amount permitted by
         Section 10.1(h), incurred in connection with such Capitalized Lease or Synthetic Lease, which lien or security interest covers only the property which is the subject of such Capitalized Lease or Synthetic Lease;

                  (ix) liens in favor of the Agent for the benefit of the Banks and the Agent under the Loan Documents;

                  (x) liens in favor of the FIUI Agent for the benefit of the FIUI Banks and the FIUI Agent under the FIUI Loan Documents;

                  (xi) liens in favor of Baker & McKenzie as Agent under the Astron Pledge;

                  (xii) liens in favor of Ericsson under the Ericsson Pledge Agreement and the Ericsson General Purchase Agreement;

                  (xiii) rights of third parties in equipment or inventory consigned to, or otherwise owned by such third party and which is being stored on property owned or leased by, any Borrower or any of its Subsidiaries;

                  (xiv) rights of unsecured creditors located in jurisdictions outside of the United States which may, under applicable laws of such jurisdiction, have priority over secured creditors in certain circumstances, so long as such rights do not have a Material Adverse Effect; and

                  (xv) liens on assets of a Subsidiary acquired after the Closing Date pursuant to a Permitted Acquisition, which security interests cover only the assets so acquired, securing Indebtedness permitted by Section 10.1 hereof provided (1) such security interests were not created in contemplation of such Permitted Acquisition; (2) such security interests are terminated and discharged to the satisfaction of the Agent within ninety (90) days of the date such Permitted Acquisition is consummated; and (3) on the date of consummation of such Permitted Acquisition the Company shall have provided to the Agent a description of any liens or security interests existing as to such Subsidiary on such date together with a certification that arrangements are being made to terminate all security interests and liens within the time period permitted by subparagraph (2) hereof (such liens and security interests being hereinafter referred to as the "Temporary Liens").

         10.3. RESTRICTIONS ON INVESTMENTS. The Borrowers will not, and will not permit any of their Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

                  (a) marketable direct or guaranteed obligations of the United States of America, any OECD Country that mature within one (1) year from the date of purchase by any Borrower;

                  (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks or banks organized under the laws of Sweden, the United Kingdom, Hong Kong, Singapore or Malaysia and having total assets in excess of $1,000,000,000;

                  (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 2" if rated by Moody's Investors Services, Inc., and not less than "A 2" if rated by Standard and Poor's;

                  (d)  Investments listed on Schedule 10.3 hereto;

                  (e) Investments with respect to Indebtedness permitted by
         Section 10.1(j) so long as such entities remain Borrowers or Guarantors hereunder or FIUI Guarantors under the FIUI Credit Agreement, as the case may be;

                  (f) Investments consisting of the Guarantees and the FIUI Guarantees or Investments by the Borrowers in the Guarantors or Investments by any Subsidiary into any Borrower or any Guarantor;

                  (g) Investments consisting of promissory notes received as proceeds of asset dispositions permitted by Section 10.5.2 and Investments consisting of promissory notes or equity securities received in settlement of any claims;

                  (h) Investments consisting of Permitted Acquisitions pursuant to Section 10.5.1 hereof;

                  (i)  Investments  with respect to  Indebtedness  permitted by
         Section 10.1(n) so long as such Person remains a Subsidiary of a Borrower;

                  (j) Investments by any Borrower in any Person other than a Subsidiary, which Person is in a related business, which Investment does not exceed, in the aggregate, $15,000,000 during the term of this Credit Agreement plus the amount of any Returned Investments (with respect to the return or repayment of the "principal" or "capital" component of any prior Investments under this Section 10.1(j)) received after the date hereof but prior to the relevant time of determination hereunder and not previously utilized to permit additional Investments under this Section 10.1(j) in excess of such $15,000,000 amount, but in no event shall the total Investments made after the date hereof over the term of this Credit Agreement under this
         Section 10.1(j) exceed $50,000,000 in the aggregate after giving effect to "utilizing" the amount of any such Returned Investments after the date hereof over the term of this Credit Agreement, and for purposes hereof, in the case of any Investment made by transfers of non-cash property, the amount of such Investments shall be deemed to be the fair market value of such non-cash property at the time of the applicable transfer;

                  (k) Investments consisting of loans or advances made in the ordinary course of business consistent with past practices to officers, directors or employees of the Company or any of its Subsidiaries for travel, transportation (including the purchase and rentals of automobiles for such officers, directors or employees), entertainment and moving and other relocation expenses; and

                  (l) Investments made pursuant to the Investment Policy Guidelines;

provided, however, that all Investments made pursuant to this Section 10.3 must be permitted to be made pursuant to the Subordinated Indenture.

         10.4. DISTRIBUTIONS. The Company and its Subsidiaries will not make any Distributions; provided, however, the Subsidiaries shall be permitted to make Distributions to the Company, to any other Borrower or to any other Guarantor.

         10.5.  MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS.

                  10.5.1. MERGERS AND ACQUISITIONS. The Borrowers will not, and will not permit any of their Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices, Investments permitted by Section 10.3 hereof and Capital Expenditures so long as such Capital Expenditures are to acquire Capital Assets which do not represent all or substantially all of the assets of another Person or a division of such Person) except (a) the merger or consolidation of one or more of the Subsidiaries of any Borrower with and into such Borrower, (b) the merger or consolidation of two or more Subsidiaries of any Borrower or (c) any other asset or stock acquisitions of Persons in the same or a related line of business as any Borrower or its Subsidiaries (each, a "Permitted Acquisition") where (i) the Company has provided the Agent with two (2) Business Days prior written notice of such Permitted Acquisition, which notice shall include a reasonably detailed description of such Permitted Acquisition and the documents, agreements and instruments to be entered into in connection with such Permitted Acquisition; (ii) without the prior consent of the Agent, the business to be acquired would not subject the Banks or the Agent to regulatory or third party approvals in connection with the exercise of their rights and remedies under this Credit Agreement or any other Loan Document; (iii) the business and assets so acquired shall be acquired by the applicable Borrower or the applicable Subsidiary free and clear of all liens and encumbrances and all Indebtedness (including any assumed or incurred contingent obligations or liabilities) other than as permitted by Section 10.1 or
         Section 10.2 hereof; (iv) the Company shall have demonstrated to the reasonable satisfaction of the Agent, based on a pro forma Compliance Certificate, compliance with Section 11 hereof on a pro forma basis immediately prior to and after giving effect to such Permitted Acquisition; (v) no Default or Event of Default has occurred and is continuing or would exist as a result of giving effect to such Permitted Acquisition; (vi) the applicable Borrower or Subsidiary effecting such Permitted Acquisition must be the surviving entity (or, in the case of a Subsidiary effecting the acquisition, the surviving entity becomes a Subsidiary of a Borrower); (vii) the aggregate purchase price paid in cash for all Permitted Acquisitions in any fiscal year shall not exceed twenty five percent (25%) of the prior fiscal quarter's Consolidated Tangible Net Worth; (viii) the board of directors and the shareholders (if required by applicable law) or the equivalent, of each Person has approved the Permitted Acquisition; (ix) to the extent required by Section 9.14, the Company or such other applicable Person involved in the acquisition has taken or caused to be taken all necessary actions to the extent reasonably practicable to grant to the Agent a first priority perfected lien (except for Permitted Liens having priority under applicable law) in accounts receivable and inventory and capital stock or other equity interests to be acquired in connection with such acquisition; and (x) the acquisition is not prohibited by the Subordinated Indenture. In addition, in the event any new Subsidiary is formed as a result of or in connection with any acquisition, to the extent such Subsidiary has the legal power to enter into a Guarantee and Security Agreement, the Loan Documents shall be amended and/or supplemented as necessary to make the terms and conditions of the Loan Documents applicable to such Subsidiary as a Guarantor hereunder.

                  10.5.2. DISPOSITION OF ASSETS. The Borrowers will not, and will not permit any of their Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than (a) the disposition of assets in the ordinary course of business, consistent with past practices (including, without limitation, the disposition of equipment which a Borrower or such Subsidiary replaces with similar equipment within ninety (90) days of such disposition); (b) the disposition of the assets of Flextronics Sweden to Ericsson pursuant to Section M.1 of the Ericsson General Purchase Agreement (provided, however, such a disposition shall constitute an Event of Default hereunder); (c) the disposition of assets set forth on Schedule 10.5.2; and (d) other dispositions of assets to any Person in an arms-length transaction for fair and reasonable value in an aggregate amount not to exceed $10,000,000 during any fiscal year; provided, that, prior to making any dispositions set forth in this Section 10.5.2(c), the Company shall have delivered to the Agent on the date of any such sale or disposition a certificate signed by an authorized officer of the Company and evidence satisfactory to the Agent showing that no Default or Event of Default has occurred and is continuing at the time of such sale or disposition and no such Default or Event of Default will exist after giving effect to such sale or disposition.

                  Notwithstanding anything to the contrary contained in this
         Section 10.5.2, (a) the Borrowers and their Subsidiaries shall not be permitted to dispose of any assets or take (or omit to take) any action in connection with any Asset Sale or other disposition or engage in any other transaction which action (or omission) would require any repayment, repurchase or redemption (or any mandatory offer to repay, repurchase or redeem) by the Company or any of its Subsidiaries of the Subordinated Notes or any other Subordinated Debt pursuant to the Subordinated Indenture or similar agreement prior to the repayment in full in cash of all the Obligations and the termination of the Total Commitment to zero, or would violate the provisions of the Subordinated Indenture or similar agreement; (b) the Borrowers shall not directly or indirectly sell or otherwise dispose of all or substantially all of their assets; and (c) except as expressly permitted in this Section 10.5.2, neither the Borrowers nor their Subsidiaries shall sell or otherwise dispose of any capital stock of any Person which is either a Borrower or a Guarantor or is an entity the capital stock of which is pledged under the Loan Documents by such Borrower or any Guarantor, except for transfers to a Borrower or another Guarantor (with each such transfer to a Borrower or another Guarantor to be subject to the Agent's security interest therein for the benefit of the Agent and the Banks).

         10.6. SALE AND LEASEBACK. Except as permitted by Section 10.5.2(c), the Borrowers will not, and will not permit any of their Subsidiaries to, enter into any arrangement, directly or indirectly, whereby such Borrower or any Subsidiary of a Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that such Borrower or any Subsidiary of a Borrower intends to use for substantially the same purpose as the property being sold or transferred unless such property could have been subjected to a lien pursuant to Section 10.2(viii).

         10.7. COMPLIANCE WITH ENVIRONMENTAL LAWS. The Borrowers will not, and will not permit any of their Subsidiaries to, (a) use any of the Real Estate located in the United States of America or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of such Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of such Real Estate, (d) conduct any activity at such Real Estate or use such Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into such Real Estate or (e) otherwise conduct any activity at such Real Estate or use such Real Estate, in each case in any manner that would violate any Environmental

Law or bring such Real Estate in violation of any Environmental Law unless such violation would not have a Material Adverse Effect.

         10.8. SUBORDINATED DEBT. The Borrowers will not, and will not permit any of their Subsidiaries to, amend, supplement or otherwise modify the terms of any of the Subordinated Debt Documents unless such amendment, supplement or modification is immaterial and ministerial in nature and would not have a Material Adverse Effect or prepay, redeem or repurchase any of the Subordinated Debt or send any notice of redemption, prepayment, repurchase or defeasance with respect to any of the Subordinated Debt.

         10.9. EMPLOYEE BENEFIT PLANS. Neither the Borrowers nor any ERISA Affiliate will

                  (a) engage in any "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries; or

                  (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived; or

                  (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrowers or any of their Subsidiaries pursuant to
         Section 302(f) or Section 4068 of ERISA; or

                  (d) amend any Guaranteed Pension Plan in circumstances requiring the posing of security pursuant to Section 307 of ERISA or
         Section 401(a)(29) of the Code; or

                  (e) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities, by more than $500,000.

         10.10. CHANGE IN TERMS OF CAPITAL STOCK. The Borrowers will not, and will not permit any of their Subsidiaries to effect or permit any change in or amendment to any document or instrument pertaining to the terms of such Person's capital stock unless such change or amendment does not have a Materially Adverse Effect.

         10.11. FISCAL YEAR. Neither the Borrowers nor any of their Subsidiaries will change the date of the end of their respective fiscal years from that set forth in Section 8.21 hereof.

         10.12. NEGATIVE PLEDGES. Neither the Borrowers nor any of the Guarantors will enter into any agreement (excluding this Credit Agreement, the Loan Documents, the Subordinated Indenture (and any substantially identical provision in any agreement relating to Subordinated Debt) and any document evidencing Indebtedness of a Subsidiary acquired in a Permitted Acquisition, but only so long as the Temporary Lien is permitted to exist) prohibiting the creation or assumption of any lien upon its properties, revenues or assets or those of any of its Subsidiaries, whether now owned or hereafter acquired to secure any of the Obligations (or any refinancings thereof) other than agreements with Persons prohibiting any such lien on assets in which such Person has a prior security interest which is permitted by Section 10.2.

         10.13. TRANSACTIONS WITH AFFILIATES. Except as permitted by Section
8.14 hereof, the Borrowers will not, nor will they permit any of their Subsidiaries to, enter into, or cause, suffer or permit to exist (a) any arrangement or contract with any of its other Affiliates of a nature customarily entered into by Persons which are Affiliates of each other (including management or similar contracts or arrangements relating to the allocation of revenues, taxes and expenses or otherwise) requiring any payments to be made by such Borrower or any of its Subsidiaries to any Affiliate unless such arrangement is fair and equitable to such Borrower or such Subsidiary; or (b) any other transaction, arrangement, contract with any of their other Affiliates which would not be entered into by a prudent Person in the position of such Borrower or such Subsidiary with, or which is on terms which are less favorable than are obtainable from, any Person which is not one of its Affiliates.

         10.14. UPSTREAM LIMITATIONS. The Borrowers will not, nor will any Borrower permit any of its Subsidiaries to enter into any agreement, contract or arrangement (other than the Credit Agreement, the other Loan Documents and the Ericsson General Purchase Agreement) restricting the ability of any Subsidiary to pay or make dividends or distributions in cash or kind, to make loans, advances or other payments of whatsoever nature or to make transfers or distributions of all or any part of its assets (other than as permitted by Section 10.2 hereof) to any Borrower or to any Subsidiary of such Subsidiary.

         10.15. INCONSISTENT AGREEMENTS. The Borrowers will not, nor will it permit any of their Subsidiaries to, enter into any agreement containing any provision which would be violated or breached by the performance by such Borrower or such Subsidiary of its obligations hereunder or under any of the Loan Documents.

         10.16. MODIFICATION OF DOCUMENTS. Neither the Borrowers nor any of their Subsidiaries will consent to or agree to any amendment, supplement or other modification to any Significant Contract without the prior written consent of the Agent, unless such amendment, supplement or modification does not have a Material Adverse Effect.

         10.17. CHANGE IN NATURE OF BUSINESS. The Company will not and will not permit any of its Subsidiaries to make any material change in or addition to the nature of their business considered as a whole as carried on at the date hereof.

         10.18. CHARTER AMENDMENTS. Neither the Borrowers nor any of their Subsidiaries will amend its certificate of incorporation or bylaws, or similar organizational documents, except in a manner which would not be reasonably likely to have any Material Adverse Effect.

         10.19. SENIOR DEBT. The Company and its Subsidiaries will not in any manner designate or permit to exist any other Indebtedness of the Company or any of its Subsidiaries as "Designated Senior Debt" for purposes (and as defined in) of the Subordinated Indenture, other than the Indebtedness arising under this Credit Agreement, the FIUI Credit Agreement, the FIUI Guarantees and the Guarantees.

         10.20. LIMITATIONS ON FOREIGN EXCHANGE ARRANGEMENTS. The Borrowers will not and will not permit any of their Subsidiary to enter into any interest rate hedging or risk protection arrangements, foreign exchange risk protection arrangements, or currency risk protection arrangements which are for speculative purposes.

                    11. FINANCIAL COVENANTS OF THE BORROWERS.

         Each of the Borrowers covenants and agrees that, so long as any Revolving Credit Loan, Unpaid Reimbursement Obligation, Bankers' Acceptance, Letter of Credit or Revolving Credit Note is outstanding or any Bank has any obligation to make any Revolving Credit Loans or to accept and/or purchase any Bankers' Acceptance Participation or the Agent has any obligation to issue, extend or renew any Letters of Credit or to accept and/or purchase any Bankers'
Acceptance:

         11.1. LEVERAGE RATIO. The Borrowers will not permit the Leverage Ratio as determined at any time after the fiscal quarter ending March 31, 1998 to be greater than 3.50:1.00.

         11.2. INTEREST COVERAGE RATIO. The Borrowers will not permit the Interest Coverage Ratio as determined at the end of any fiscal quarter to be less than 3.25:1.00.

         11.3. CONSOLIDATED TANGIBLE NET WORTH. The Borrowers will not permit Consolidated Tangible Net Worth to be less than the sum of (a) 95% of Consolidated Tangible Net Worth at September 30, 1997 plus, (b) on a cumulative basis, 75% of positive Consolidated Net Income (which shall include, to the extent deducted in calculating Consolidated Net Income, the aggregate amount of the Rees Payments deducted for such period plus the charges to write-offs from discontinued operations in fiscal year 1997) for each fiscal quarter beginning with the fiscal quarter ended September 30, 1997, plus (c) 100% of the proceeds of any Equity Issuance occurring after September 30, 1997, less (d) 100% of any non-cash writedowns of goodwill and/or research and development associated with Permitted Acquisitions.

         11.4. PROFITABLE OPERATIONS. The Borrowers will not permit Consolidated Net Income (and, to the extent not otherwise included in Consolidated Net Income, the aggregate amount of non-cash writedowns of goodwill and/or research and development associated with Permitted Acquisitions for such period of determination) for any three fiscal quarters in any four consecutive four quarter period to be less than $1.00.

                             12. CLOSING CONDITIONS.

         The effectiveness of this Credit Agreement shall be subject to the satisfaction of the conditions set forth in Section 12.1.1 (but only as it relates to the Credit Agreement and the Revolving Credit Notes), 12.3 (but only as to the Company), 12.4 (but only as to the Company) and 12.9(b). In addition, the obligations of the Banks to make the initial Revolving Credit Loans and of the Agent to issue any initial Letters of Credit and accept and/or purchase any Bankers' Acceptances shall be subject to the satisfaction of all of the following conditions precedent:

         12.1.  LOAN DOCUMENTS, ETC.

                  12.1.1. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

                  12.1.2. ERICSSON GENERAL PURCHASE AGREEMENT. The Ericsson General Purchase Agreement shall continue to be in full force and effect. Each Bank shall have received a fully executed copy of each such document.

         12.2. CERTIFIED COPIES OF CHARTER DOCUMENTS. Each of the Banks shall have received from the Borrowers and each of the Guarantors or any Subsidiary whose stock is being pledged hereunder a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of
(a) its charter or other incorporation documents as in effect on such date of certification, and (b) its by-laws as in effect on such date.

         12.3. CORPORATE ACTION. All corporate action necessary for the valid execution, delivery and performance by the Borrowers and each of their Subsidiaries of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

         12.4. INCUMBENCY CERTIFICATE. Each of the Banks shall have received from each of the Borrowers and each of their Subsidiaries executing any Loan Document on the Closing Date an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Borrower or such Subsidiary, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of each of the Borrowers or such Subsidiary, each of the Loan Documents to which such Borrower or such Subsidiary is or is to become a party; (b) in the case of the Borrowers, to make Loan Requests and Conversion Requests and to apply for Letters of Credit; and
(c) to give notices and to take other action on its behalf under the Loan Documents.

         12.5. VALIDITY OF LIENS. The Security Documents shall be effective to create in favor of the Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in and lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Agent to protect and preserve such security interests shall have been duly effected. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent.

         12.6. PERFECTION CERTIFICATES AND UCC SEARCH RESULTS. The Agent shall have received from each of the Borrowers and the Guarantors a completed and fully executed Perfection Certificate and the results of UCC searches and other lien searches with respect to the Collateral, indicating no liens other than Permitted Liens or liens being discharged in connection with this transaction so long as the Agent has received evidence satisfactory to it that the holder of each such lien is prepared and obligated to discharge such lien on the Closing Date and otherwise in form and substance satisfactory to the Agent.

         12.7. CERTIFICATES OF INSURANCE. The Agent shall have received a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreements.

         12.8. SOLVENCY CERTIFICATE. Each of the Banks shall have received an officer's certificate of the Company dated as of the Closing Date as to the solvency of the Company and its Subsidiaries, taken as a whole, following the consummation of the transactions contemplated herein and in form and substance satisfactory to the Banks.

         12.9. OPINION OF COUNSEL. Each of the Banks and the Agent shall have received a favorable legal opinion addressed to the Banks and the Agent, dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agent, from:

                  (a) Fenwick & West, counsel to the Company and its Subsidiaries;

                  (b) Debevoise & Plimpton, New York counsel to the Company and its Subsidiaries; and

                  (c) local counsel opinions with respect to the Security Documents and other matters involving the laws in Singapore.

         12.10. DISBURSEMENT INSTRUCTIONS. The Agent shall have received disbursement instructions from the Borrower, indicating that a portion of the proceeds of the Revolving Credit Loans, in an amount equal to the aggregate obligations of the Borrower and FIUI pursuant to the Original Credit Agreement, are to be paid to the Banks thereunder.

         12.11. CONSENTS AND APPROVALS. The Agent shall have received evidence that there shall have been obtained and shall be in full force and effect all consents and approvals necessary to complete the transactions contemplated hereby.

         12.12. DESIGNATION OF SENIOR DEBT. The Agent shall have received evidence that the Company has taken all necessary action under the Subordinated Indenture to designate the Obligations as "Designated Senior Debt", including the delivery by the Company of an officer's certificate setting forth such designation to the Indenture Trustee, without prejudice to the status of this Credit Agreement as constituting the "Credit Facility" referred to in the Subordinated Indenture.

                        13. CONDITIONS TO ALL BORROWINGS.

         The obligations of the Banks to make any Revolving Credit Loan and to accept and/or purchase any Bankers' Acceptance Participation, and of the Agent to issue, extend or renew any Letter of Credit and accept and/or purchase any Bankers' Acceptance Participation, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

         13.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of any of the Borrowers and their Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

         13.2. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Revolving Credit Loan or to participate in the issuance, extension or renewal of such Letter of Credit or Bankers' Acceptance or in the reasonable opinion of the Agent would make it illegal for the Agent to issue, extend or renew such Letter of Credit or to accept and/or purchase any Bankers' Acceptance.

         13.3. GOVERNMENTAL REGULATION. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

         13.4. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be reasonably satisfactory in substance and in form to the Banks and to the Agent and the Agent's Special Counsel, and the Banks, the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

         13.5. EXCHANGE LIMITATIONS. There exists no reason whatsoever, including without limitation, by reason of the application of any so-called "currency exchange" laws, rules or regulations (as in effect at the time of any proposed borrowings hereunder) which could reasonably be expected to interfere with the Borrowers satisfying any of their Obligations hereunder in full at such time as such Obligations become due and payable pursuant to the terms hereof.

                    14. EVENTS OF DEFAULT; ACCELERATION; ETC.

         14.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

                  (a) the Borrowers shall fail to pay any principal of the Revolving Credit Loans or any Bankers' Acceptances or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (b) the Borrowers shall fail to pay any interest on the Revolving Credit Loans, the Commitment Fee, the Acceptance Fee, any Letter of Credit Fee, the Agent's fee, or other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment within three
         (3) Business Days of when the same shall become due and payable;

                  (c) the Borrowers shall fail to comply with any of their covenants contained in Section 9.1, 9.3, 9.4, 9.5.1, 9.5.4, 9.12, 9.15,
         9.16, 9.18, 10 or 11;

                  (d) the Borrowers or any of their Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 14.1) for thirty (30) days after written notice of such failure has been given to the Company by the Agent;

                  (e) any representation or warranty of any Borrower or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

                  (f) any Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases, if the aggregate principal amount of such Indebtedness is in excess of $5,000,000, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

                  (g) any Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of such Borrower or any of its Subsidiaries or of any substantial part of the assets of such Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to such Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against such Borrower or any of its Subsidiaries and such Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five (45) days following the filing thereof;

                  (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any Borrower or any Subsidiary of any Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

                  (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against any Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged, against such Borrower or any of its Subsidiaries exceeds in the aggregate $5,000,000;

                  (j) the holders of all or any part of the Subordinated Debt shall accelerate the maturity of all or any part of the Subordinated Debt or the Subordinated Debt shall be (or shall be required at such time to be) prepaid, redeemed or repurchased in whole or in part; or the Company shall be or become required under the Subordinated Indenture to prepay, redeem or repurchase (or shall be or become required thereunder to offer to prepay, redeem or repurchase) all or any part of the Subordinated Debt;

                  (k) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Agent's security interests, mortgages or liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrowers or any of their Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

                  (l) any Borrower or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $500,000; any Borrower or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $500,000, or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of Section 302(f)(1) of ERISA), provided the Agent determines in its reasonable discretion that such event (A) could be expected to result in liability of a Borrower to the PBGC or the Plan in an aggregate amount exceeding $500,000 and (B) could constitute grounds for the termination of such Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Plan or for the imposition of a lien in favor of the Guaranteed Pension Plan; (ii) the appointment by a United States District Court of a trustee to administer such Plan; or (iii) the institution by the PBGC of proceedings to terminate such Plan;

                  (m) any Borrower or any of its Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

                  (n) there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Borrower or any of its Subsidiaries if such event or circumstance is not covered by business interruption insurance and would have a Material Adverse Effect;

                  (o) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Borrower or any of its Subsidiaries if such loss, suspension, revocation or failure to renew would have a Material Adverse Effect;

                  (p) any Borrowers or any of its Subsidiaries shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought against such Borrower or any of its Subsidiaries, a punishment for which in any such case could include the forfeiture of any assets of such Borrower which could reasonably be likely to have a Material Adverse Effect; or

                  (q) (i) except for directors' qualifying shares in jurisdictions where such qualifying shares are required, (i) the Company shall at any time, legally or beneficially own less than one hundred percent of the capital stock of FIUI, Flextronics Holdings UK Limited, Flextronics Singapore, Flextronics de Mexico, S.A. de C.V., Flextronics Manufacturing (HK) Ltd., Astron Technologies Ltd., or Flextronics International (UK) Limited or less than 92% of the capital stock of Neutronics; or (ii) Flextronics Holdings UK Limited shall at any time, legally or beneficially own less than one hundred percent of the capital stock of Flextronics Holdings; or (iii) Flextronics Holdings shall at any time, legally or beneficially own less than one hundred percent of the capital stock of Flextronics Sweden; or (iv) FIUI shall at any time legally or beneficially own less than one hundred percent of the capital stock of DTM and, until the date of its liquidation by FIUI, FIUI shall at any time legally or beneficially own less than one hundred percent of the capital stock of Flex Asia (UK) Limited; or (v) Flextronics Singapore shall at any time, legally or beneficially own less than one hundred percent of the capital stock of Flextronics Computer (Shekou) Ltd., Flextronics Industrial (Shenshen) Co. Ltd., Flextronics Malaysia Sdn Bhd and Flex International Marketing
         (L) Ltd.; or (vi) Flextronics Manufacturing (HK) Ltd. shall at any time, legally or beneficially own less than one hundred percent of the capital stock of Astron

         Group Ltd.; or (vi) Astron Group Ltd. shall at any time, legally or beneficially own less than one hundred percent of the capital stock of Zhuhai Daomen Chao Yi Technology Co. Ltd; or (vii) Astron Group Ltd. shall at any time, legally or beneficially own less than 95% of the capital stock of Zhuhai Daomen Chao Yi Electronics Co. Ltd.; or (viii) Neutronics shall at any time legally or beneficially own less than one hundred percent of the capital stock of Althofen Electronics GmbH, HTR Technical Resources Kft and Ecoplast Kft; or (ix) Flextronics Sweden shall at any time, legally or beneficially, own less than one hundred percent of the capital stock of Energipilot;

                  (r) a "Change of Control" as such term is defined in the Subordinated Indenture or any similar agreement governing any other Subordinated Debt occurs, or any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of fifty percent (50%) or more of the outstanding shares of common stock of the Company; or, during any period of twelve consecutive calendar months, individuals who were directors of the Company on the first day of such period shall cease to constitute a majority of the board of directors of the Company (except to the extent that individuals who at the beginning of such twelve month period were replaced by individuals elected by a majority of the remaining members of the board of directors of the Company or nominated for election by a majority of the remaining members of the board of directors of the Company);

                  (s) Ericsson takes any action pursuant to Section M of the Ericsson General Purchase Agreement; or

                  (s) any default or event of default occurs under the FIUI Guaranty.

then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Company declare all amounts owing with respect to this Credit Agreement, the Revolving Credit Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in Section Section 14.1(g) or 14.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.

         14.2. TERMINATION OF COMMITMENTS. If any one or more of the Events of Default specified in Section 14.1(g) or Section 14.1(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Revolving Credit Loans to the Borrowers and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit and to accept and/or purchase Bankers' Acceptances from the Borrowers. If any other Event of Default shall have occurred and be continuing, or if on any Drawdown Date or other date for issuing, extending or renewing any Letter of Credit the conditions precedent to the making of the Revolving Credit Loans to be made on such Drawdown Date or (as the case may be) to issuing, extending or renewing such Letter of Credit on such other date are not satisfied, the Agent may and, upon the request of the Majority Banks, shall, by notice to the Company, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Revolving Credit Loans and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit and to accept and/or purchase Bankers' Acceptances. No termination of the credit hereunder shall relieve the Borrowers or any of their Subsidiaries of any of the Obligations.

         14.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Section 14.1, each Bank, if owed any amount with respect to the Revolving Credit Loans, Bankers' Acceptances or the Reimbursement Obligations, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Revolving Credit Note or purchaser of any Letter of Credit Participation or Bankers' Acceptance Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

         14.4. CURRENCY CONVERSION. If, for the purposes of obtaining judgment in any court or obtaining an order enforcing a judgment, it becomes necessary to convert any amount due under this Credit Agreement or the other Loan Documents in Dollars (hereinafter in this Section 14.4 called the "first currency") into any other currency (hereinafter in this Section 14.4 called the "second currency"), then the conversion shall be made at the Agent's spot rate of exchange (as conclusively determined by the Agent) for buying the first currency with the second currency prevailing at the Agent's close of business on the Business Day next preceding the day on which the judgment is given or, as the case may be, the order is made. Any payment made to the Agent pursuant to this Credit Agreement or the other Loan Documents in the second currency shall constitute a discharge of the obligations of the Borrowers to pay to the Agent and the Banks any amount originally due to the Agent and the Banks in the first currency under the Loan Documents only to the extent of the amount of the first currency which the Agent is able, on the date of the receipt by it of such payment in any second currency, to purchase, in accordance with the Agent's normal banking procedures, with the amount of such second currency so received. If the amount of the first currency falls short of the amount originally due to the Agent and the Banks in the first currency under the Loan Documents, the Borrowers hereby jointly and severally agree to indemnify the Agent and the Banks against and save the Agent and the Banks harmless from any shortfall so arising. This indemnity shall constitute an obligation of the Borrowers separate and independent from the other obligations contained in this Credit Agreement, shall give rise to a separate and independent cause of action, shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due to the Agent and the Banks under this Credit Agreement or under any such judgment or order and shall be secured by the Collateral. Any such shortfall shall be deemed to constitute a loss suffered by the Agent and the Banks and the Borrowers shall not be entitled to require any proof or evidence of any actual loss. The covenant contained in this Section 14.4 shall survive the payment in full of all of the other obligations of the Borrowers under this Credit Agreement.

         14.5. DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that following the occurrence or during the continuance of any Default or Event of Default, the Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

                  (a) First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

                  (b) Second, pro rata between the FIUI Obligations guaranteed by the Borrowers and the Obligations and in such order or preference as the Majority Banks may determine; provided, however, that distributions in respect of such obligations shall be made (i) pro rata between the FIUI Obligations guaranteed by the Borrowers and the Obligations; (ii) pari passu among Obligations with respect to the Agent's fee payable pursuant to Section 6.1 and all other Obligations and (iii) Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Banks pro rata; and provided, further, that the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

                  (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks and the Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to Section 9-504(1)(c) of the Uniform Commercial Code of the State of New York; and

                  (d) Fourth, the excess, if any, shall be returned to the Borrowers or to such other Persons as are entitled thereto.

                                   15. SETOFF.

         Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to any Borrower and any securities or other property of any Borrower in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of such Borrower to such Bank. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of any Borrower to such Bank, other than Indebtedness evidenced by the Revolving Credit Notes or Bankers' Acceptances held by such Bank or constituting Reimbursement Obligations owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Revolving Credit Notes or Bankers' Acceptances held by such Bank or constituting Reimbursement Obligations owed to such Bank, and (b) if such Bank shall receive from any Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Revolving Credit Notes or Bankers' Acceptances held by, or constituting Reimbursement Obligations owed to, such Bank by proceedings against such Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Revolving Credit Note or Revolving Credit Notes or Bankers' Acceptances held by, or Reimbursement Obligations owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Revolving Credit Notes or Bankers' Acceptances held by, and Reimbursement Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Revolving Credit Notes or Bankers' Acceptances held by it or Reimbursement obligations owed it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

                                 16. THE AGENT.

         16.1.  AUTHORIZATION.

                  (a) The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent.

                  (b) The relationship between the Agent and each of the Banks is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent and each of the Banks. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agent and any of the Banks.

                  (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agent is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks and the Agent.

         16.2. EMPLOYEES AND AGENTS. The Agent may exercise its powers and execute its duties by or through employees, agents or affiliates and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrowers.

         16.3. NO LIABILITY. Neither the Agent nor any of its shareholders, directors, officers, employees, affiliates nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

         16.4. NO REPRESENTATIONS. The Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Revolving Credit Notes, the Bankers' Acceptances, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Revolving Credit Notes or the Bankers' Acceptances, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Revolving Credit Notes or Bankers' Acceptances, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrowers or any of their Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Revolving Credit Notes or Bankers' Acceptances or to inspect any of the properties, books or records of the Borrowers or any of their Subsidiaries. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by any Borrower or any holder of any of the Revolving Credit Notes or Bankers' Acceptances shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of any Borrower or any of its Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

         16.5.  PAYMENTS.

                  16.5.1. PAYMENTS TO AGENT. A payment by any Borrower to the Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

                  16.5.2. DISTRIBUTION BY AGENT. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Revolving Credit Notes, the Bankers' Acceptances or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                  16.5.3. DELINQUENT BANKS. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails (a) to make available to the Agent its pro rata share of any Revolving Credit Loan or to purchase any Letter of Credit Participation or (b) to comply with the provisions of Section 15 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks or (c) to purchase a risk participation in Bankers' Acceptances, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from any Borrower, whether on account of outstanding Revolving Credit Loans, Bankers' Acceptances, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Revolving Credit Loans, Bankers' Acceptances and Unpaid Reimbursement Obligations. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Revolving Credit Loans, Bankers' Acceptances and Unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Revolving Credit Loans, Bankers' Acceptances and Unpaid Reimbursement Obligations of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Revolving Credit Loans, Bankers' Acceptances and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

         16.6.  HOLDERS OF REVOLVING CREDIT NOTES.

         The Agent may deem and treat the payee of any Revolving Credit Note or the purchaser of any Letter of Credit Participation or Bankers' Acceptance Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

         16.7. INDEMNITY. The Banks ratably agree hereby to indemnify and hold harmless the Agent and its affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent or such affiliate has not been reimbursed by any Borrower as required by Section 17), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Revolving Credit

Notes, the Bankers' Acceptances or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

         16.8. AGENT AS BANK. In its individual capacity, BKB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Revolving Credit Loans made by it, and as the holder of any of the Revolving Credit Notes and as the purchaser of any Letter of Credit Participations and Bankers' Acceptance Participation, as it would have were it not also the Agent.

         16.9. RESIGNATION. The Agent may resign at any time by giving sixty
(60) days prior written notice thereof to the Banks and the Company. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. Unless an Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Company. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         16.10. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this Section 16.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

                                  17. EXPENSES.

         The Borrowers jointly and severally agree to pay (a) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) subject to Section 6.11 and 20.8 hereof, any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's net income and without duplication for any taxes already paid pursuant to Section 6.2) on or with respect to the transactions contemplated by this Credit Agreement (the Borrowers hereby agreeing to indemnify the Agent and each Bank with respect thereto), (c) the reasonable fees, expenses and disbursements of the Agent's Special Counsel or any local counsel to the Agent incurred in connection with the preparation, syndication, administration or interpretation (with the Borrowers' obligation to pay such expenses relating to interpretation being subject, only prior to the occurrence and continuation of a Default or an Event of Default, to having received notice of the Agent's intention to consult with counsel) of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) without duplication for the fees set forth and paid pursuant to the Fee Letter, the reasonable fees, expenses and disbursements of the Agent or any of its affiliates incurred by the Agent or such affiliate in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all appraisal charges, (e) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent or its affiliates, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank or the Agent or its affiliates in connection with
(i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrowers or any of their Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or the Agent's relationship with the Borrowers or any of their Subsidiaries; provided however, in connection with any litigation by the Borrowers against any Bank or the Agent, to the extent a court of competent jurisdiction issues a final, unappealable judgment in such litigation against the Bank or the Agent, as the case may be, the Agent or such Bank, as the case may be, shall reimburse the Borrowers for any expenses paid by the Borrowers to the Agent or such Bank, as the case may be, in connection with such litigation,
(f) all reasonable fees, expenses and disbursements of any Bank or the Agent incurred in connection with UCC searches, UCC filings or mortgage recordings and
(g) all reasonable fees, expenses and disbursements of the Agent or its affiliates in connection with syndication of the Credit Agreement. The covenants of this Section 17 shall survive payment or satisfaction of all other Obligations.

                              18. INDEMNIFICATION.

         The Borrowers jointly and severally agree to indemnify and hold harmless the Agent, its affiliates and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation,
(a) any actual or proposed use by the Borrowers or any of their Subsidiaries of the proceeds of any of the Revolving Credit Loans or Letters of Credit or Bankers' Acceptances, (b) the Borrowers or any of their Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or
(c) with respect to the Borrowers and their Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding unless, in any such case, losses or liabilities resulted primarily from the gross negligence or willful misconduct of the party or parties seeking to be indemnified. In litigation, or the preparation therefor, the Banks, the Agent and its affiliates shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrowers under this Section 18 are unenforceable for any reason, the Borrowers hereby jointly and severally agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this Section 18 shall survive payment or satisfaction in full of all other Obligations.

                         19. SURVIVAL OF COVENANTS, ETC.

         All covenants, agreements, representations and warranties made herein, in the Revolving Credit Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of any Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Revolving Credit Loans and the issuance, extension or renewal of any Letters of Credit and the acceptance and/or purchase of any Bankers' Acceptances, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Revolving Credit Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Revolving Credit Loans or purchase or accept any Bankers' Acceptance or the Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All factual statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of any Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Borrower or such Subsidiary hereunder.

                        20. ASSIGNMENT AND PARTICIPATION.

         20.1. CONDITIONS TO ASSIGNMENT BY BANKS. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Revolving Credit Loans at the time owing to it, the Revolving Credit Notes held by it and its participating interest in the risk relating to any Letters of Credit or Bankers'

Acceptances); provided that (a) each of the Agent and, unless an Event of Default shall have occurred and be continuing, the Company shall have given its prior written consent to such assignment, which consent, in the case of the Company, will not be unreasonably withheld, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement, (c) each assignment shall be in an amount that is a minimum amount of $5,000,000 (or such lesser amount if it is the assignors entire Commitment), (d) any Assignor making an assignment hereunder shall, simultaneously with making any assignment hereunder, also assign to the Eligible Assignee a pro rata portion of such assignor's interests, rights and obligations under the FIUI Credit Agreement, and (e) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit F hereto (an "Assignment and Acceptance"), together with any Revolving Credit Notes subject to such assignment and the Security Trust Deed. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 20.3, be released from its obligations under this Credit Agreement.

         20.2. CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

                  (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

                  (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers and their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrowers and their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

                  (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in Section 8.4 and Section 9.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

                  (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

                  (e) such assignee represents and warrants that it is an Eligible Assignee;

                  (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

                  (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank;

                  (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

                  (i) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

         20.3. REGISTER. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Revolving Credit Loans owing to and Bankers' Acceptances (including Bankers' Acceptance Participations) accepted and purchased by, and Letter of Credit Participations purchased by, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrowers and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $3,000.

         20.4. NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Revolving Credit

Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Company and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent, in exchange for each surrendered Revolving Credit Note, a new Revolving Credit Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Revolving Credit Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Revolving Credit Notes shall provide that they are replacements for the surrendered Revolving Credit Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Revolving Credit Notes, shall be dated the effective date of such in Assignment and Acceptance and shall otherwise be substantially the form of the assigned Revolving Credit Notes. The surrendered Revolving Credit Notes shall be cancelled and returned to the Borrowers.

         20.5. PARTICIPATIONS. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (a) each such participation shall be in an amount of not less than $5,000,000, (b) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrowers and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Revolving Credit Loans, reduce the amount payable with respect to any Bankers' Acceptance on the maturity date thereof, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any commitment fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

         20.6. DISCLOSURE. The Borrowers agree that in addition to disclosures made in accordance with Section 29 hereof, any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (a) to treat in confidence such information unless such information otherwise becomes public knowledge, (b) not to disclose such information to a third party, except as required by law or legal process and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

         20.7. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWERS. If any assignee Bank is an Affiliate of any Borrower, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 14.1 or Section 14.2, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Revolving Credit Loans. If any Bank sells a participating interest in any of the Revolving Credit Loans or Reimbursement Obligations or Bankers' Acceptances to a participant, and such participant is a Borrower or an Affiliate of any Borrower, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 14.1 or Section
14.2 to the extent that such participation is beneficially owned by any Borrower or any Affiliate of any Borrower, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Revolving Credit Loans to the extent of such participation.

         20.8. MISCELLANEOUS ASSIGNMENT PROVISIONS. Any assigning Bank shall retain its rights to be indemnified pursuant to Section 17 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Company and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes (including without limitation, forms 4229 and W9) and comply with any applicable requests under Section 6.11. If any Reference Bank transfers all of its interest, rights and obligations under this Credit Agreement, the Agent shall, in consultation with the Company and with the consent of the Company and the Majority Banks, appoint another Bank to act as a Reference Bank hereunder. Anything contained in this Section 19 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Revolving Credit Notes) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

         20.9. ASSIGNMENT BY BORROWERS. The Borrowers shall not assign or transfer any of their rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks, provided that the Company shall be permitted to transfer all of its rights and obligations to another branch of the Company located in another jurisdiction with the consent of the Agent and the Majority Banks.

                                21. NOTICES, ETC.

         Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit

Agreement or the Revolving Credit Notes, Bankers' Acceptances or any
Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

                  (a) if to any Borrower, at Room 908 Dominion center, 43-59 Queens Road East, Wanchai, Hong Kong, Attention: Chief Financial Officer, with a copy to 2090 Fortune Drive, San Jose, California, 95131
         Attention: Senior Vice President - Finance & Administration, or at such other address for notice as the Borrowers shall last have furnished in writing to the Person giving the notice;

                  (b) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: High Technology Division, with a copy to 435 Tasso Street, Suite 250, Palo Alto, California 94301,
         Attention: Lee A. Merkle-Raymond, Vice President, or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice; and

                  (c) if to any Bank, at such Bank's address set forth on
         Schedule 1 hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(b) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

                               22. GOVERNING LAW.

         THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH OF THE BORROWERS AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON SUCH BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 21. EACH BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                                  23. HEADINGS.

         The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                               24.  COUNTERPARTS.

         This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                           25. ENTIRE AGREEMENT, ETC.

         The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 27.

                            26. WAIVER OF JURY TRIAL.

         Each Borrower hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Revolving Credit Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of which rights and obligations. Except as prohibited by law, each Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each Borrower (a) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agent and the Banks have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party and the Subordinated Debt Documents to which it is a party by, among other things, the waivers and certifications contained herein.


                     27. CONSENTS, AMENDMENTS, WAIVERS, ETC.

         Any consent or approval required or permitted by this Credit Agreement to be given by all of the Banks may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrowers or any of their Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of

Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Company and the written consent of the Majority Banks. Notwithstanding the foregoing, a decrease in the principal of or rate of interest on the Revolving Credit Notes or Bankers' Acceptances (other than interest accruing pursuant to Section 6.10 following the effective date of any waiver by the Majority Banks of the Default or Event of Default relating thereto), the term of the Revolving Credit Notes, the amount of the Commitments of the Banks, the release of any of the Guarantors, the release of all or substantially all of the Collateral, the provisions of this Section 27, and the amount of commitment fee, the Acceptance Fee or Letter of Credit Fees hereunder may not be changed without the written consent of the Borrower and the written consent of each Bank affected thereby; the definition of Majority Banks may not be amended without the written consent of all of the Banks; the amount of the Agent's Fee or any Letter of Credit Fees payable for the Agent's account and Section 16 may not be amended without the written consent of the Agent; the provisions of Section 2.10 shall be permitted to be amended with the consent of the Agent, the Fronting Bank and any Bank affected thereby, and, if affected thereby, the Borrower; and any provisions relating to the Fronting Bank may not be amended without the written consent of the Fronting Bank. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers shall entitle the Borrowers to other or further notice or demand in similar or other circumstances.

                                28. SEVERABILITY.

         The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

               29. TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

         29.1. SHARING OF INFORMATION WITH SECTION 20 SUBSIDIARY. The Borrowers acknowledge that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrowers or one or more of their Subsidiaries, in connection with this Credit Agreement or otherwise, by a
Section 20 Subsidiary. The Company, for itself and each of its Subsidiaries, hereby authorizes (a) such Section 20 Subsidiary to share with the Agent and each Bank any information delivered to such Section 20 Subsidiary by the Company or any of its Subsidiaries, and (b) the Agent and each Bank to share with such
Section 20 Subsidiary any information delivered to the Agent or such Bank by the Company or any of its Subsidiaries pursuant to this Credit Agreement, or in connection with the decision of such Bank to enter into this Credit Agreement; it being understood, in each case, that any such Section 20 Subsidiary receiving such information shall be bound by the confidentiality provisions of this Credit Agreement. Such authorization shall survive the payment and satisfaction in full of all of Obligations.

         29.2. CONFIDENTIALITY. Each of the Banks and the Agent agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use all reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company or any of its Subsidiaries pursuant to this Credit Agreement, provided that nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this Section 29, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Banks or the Agent, (d) to bank examiners or any other regulatory authority having jurisdiction over any Bank or the Agent, or to auditors or accountants, (e) to the Agent, any Bank or any Section 20 Subsidiary, (f) in connection with any litigation to which any one or more of the Banks, the Agent or any Section 20 Subsidiary is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a Subsidiary or affiliate of such Bank as provided in Section 29.1 or (h) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant agrees to be bound by the provisions of Section 20.6.

         29.3. PRIOR NOTIFICATION. Unless specifically prohibited by applicable law or court order, each of the Banks and the Agent shall, prior to disclosure thereof, notify the Company of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or pursuant to legal process so to allow the Company to seek a protective order or to take any other appropriate action.

         29.4. OTHER. In no event shall any Bank or the Agent be obligated or required to return any materials furnished to it or any Section 20 Subsidiary by the Company or any of its Subsidiaries. The obligations of each Bank under this
Section 29 shall supersede and replace the obligations of such Bank under any confidentiality letter in respect of this financing signed and delivered by such Bank to the Company prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Revolving Credit Loans or Reimbursement Obligations from any Bank.

         30. HONG KONG BRANCH; FULL RECOURSE OBLIGATIONS. Notwithstanding anything to the contrary contained herein, but subject to Section 20.9, all Revolving Credit Loans shall be made to the Company at its Hong Kong branch, and all payments of principal and interest by the Company with respect to the Revolving Credit Loans will be made by the Company through its Hong Kong branch, provided, however, that notwithstanding the foregoing, the Company acknowledges that the Obligations hereunder are full recourse to Flextronics International Ltd. and are in no manner limited to any extent to any branch thereof and shall in no manner impair the Agent's or any Bank's ability to collect any Obligation from the Company.

                            31. CURRENCY ADJUSTMENTS.

         To the extent that any limitation set forth in any covenant or pursuant to Section 14 hereof is expressed in Dollars but is incurred in a currency other than Dollars, and, as a result of currency fluctuations the amount of such Indebtedness exceeds the amounts permitted hereunder by more than five percent (5%) (after giving effect to any related hedge arrangement), the Borrowers shall have two (2) Business Days to cause the amounts to be reduced to an amount which would not violate the terms and conditions of this Credit Agreement.

                         32. TRANSITIONAL ARRANGEMENTS.

         32.1. ORIGINAL CREDIT AGREEMENT SUPERSEDED This Credit Agreement shall on the Closing Date supersede the Original Credit Agreement in its entirety, except as provided in this Section 32. On the Closing Date, the rights and obligations of the parties evidenced by the Original Credit Agreement shall be evidenced by this Credit Agreement and the other Loan Documents, the "Revolving Credit Loans" as defined in the Original Credit Agreement shall be converted to Revolving Credit Loans as defined herein, and all outstanding letters of credit issued by the Agent for the account of the Company prior to the Closing Date shall, for purposes of this Credit Agreement, be Letters of Credit hereunder.

         32.2. RETURN AND CANCELLATION OF NOTES. As soon as reasonably practicable after its receipt of its Revolving Credit Notes hereunder on the Closing Date, the Banks will promptly return to the Company, marked "Substituted" or "Cancelled", as the case may be, any promissory notes of the Company held by the Banks pursuant to the Original Credit Agreement. In addition, the Agent will request that any "Bank" under the Original Credit Agreement which is not a Bank hereunder promptly return to the Company, marked "Cancelled", any promissory notes of the Company held by such Person pursuant to the Original Credit Agreement.

         32.3. INTEREST AND FEES UNDER SUPERSEDED AGREEMENT. All interest and fees and expenses, if any, owing or accruing under or in respect of the Original Credit Agreement through the Closing Date shall be calculated as of the Closing Date (prorated in the case of any fractional periods), and shall be paid on the Closing Date. Commencing on the Closing Date, the Commitment Fees shall be payable by the Borrowers to the Agent for the account of the Banks, in accordance with Section 2.2.

         IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                                        FLEXTRONICS INTERNATIONAL LTD.



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        BANKBOSTON, N.A., individually and
                                        as Agent



                                        By:
                                           -------------------------------------
                                           Name:
                                           Vice President

                                        BANKBOSTON, N.A. acting through its
                                        Nassau branch, as Fronting Bank



                                        By:
                                           -------------------------------------
                                            Name:
                                            Vice President

                                        ABN AMRO BANK N.V.



                                        By:
                                           ------------------------------------
                                             Name:
                                             Title:

                                        THE BANK OF NOVA SCOTIA



                                        By:
                                           ------------------------------------
                                             Name:
                                             Title:

                                        BANQUE NATIONALE DE PARIS, SAN
                                        FRANCISCO BRANCH



                                        By:
                                           ------------------------------------
                                               Name:
                                               Title:

                                        BANQUE PARIBAS


                                        By:
                                           ------------------------------------
                                               Name:
                                               Title:

                                        COMERICA BANK



                                        By:
                                           ------------------------------------
                                               Name:
                                               Title:

                                        THE INDUSTRIAL BANIMITED



                                        By:
                                           -------------------------------------
                                               Name:
                                               Title:

                                        SUMITOMO BANK OF CALIFORNIA


                                        B
                                           -------------------------------------
                                              Name:
                                              Title:

                   AMENDED AND RESTATED REVOLVING CREDIT NOTE

$__________________                                      as of January 14, 1998


         FOR VALUE RECEIVED, the undersigned FLEXTRONICS INTERNATIONAL LTD., a California corporation (the "Borrower"), hereby promises to pay to the order of [INSERT NAME OF LENDER] (the "Bank") at the Agent's Head Office (as such term is defined in the Credit Agreement referred to below):

                  (a) prior to or on the Error! Reference source not found." \@ "MMMM d, yyyy" \* charformat Revolving Credit Loan Maturity Date the principal amount of [INSERT COMMITMENT AMOUNT] DOLLARS ($____________) or, if less, the aggregate unpaid principal amount of Revolving Credit Loans advanced by the Bank to the Borrower pursuant to the Amended and Restated Revolving Credit Agreement dated as of January 14, 1998 (as amended and in effect from time to time, the "Credit Agreement"), among the Borrower, the Bank and the other parties thereto;

                  (b) the principal outstanding hereunder from time to time at the times provided in the Credit Agreement; and

                  (c) interest on the principal balance hereof from time to time outstanding from the Closing Date under the Credit Agreement through and including the maturity date hereof at the times and at the rate provided in the Credit Agreement.

         This Note constitutes the amendment and restatement in its entirety of the Revolving Credit Note of the Borrower to the Bank in the original principal amount of $________________, dated as of May 21, 1997 (the "Original Note"), and is in substitution therefor and an amendment and replacement thereof. Nothing herein or in any other document shall be construed to constitute payment of the Original Note or to release or terminate any guaranty or lien, mortgage, pledge or other security entered in favor of the Bank.

         This Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Bank and any holder hereof is entitled to the benefits of the Credit Agreement, the Security Documents and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

         The Borrower irrevocably authorizes the Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to any Revolving Credit Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

         The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

         If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

         The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

         THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SS.21 OF THE CREDIT AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH

SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         This Note shall be deemed to take effect as a sealed instrument under the laws of the State of New York.

         IN WITNESS WHEREOF, the undersigned has caused this Revolving Credit Note to be signed in its corporate name and its corporate seal to be impressed thereon by its duly authorized officer as of the day and year first above written.

[Corporate Seal]




                                   FLEXTRONICS INTERNATIONAL LTD.



                                   By:
                                      ------------------------------------------
                                        Title:




                                  Amount of        Balance of
               Amount          Principal Paid      Principal          Notation
Date           of Loan           or Prepaid         Unpaid             Made By:
----           -------           ----------         ------             --------

--------   ----------------   ----------------   ---------------   -------------

--------   ----------------   ----------------   ---------------   -------------

--------   ----------------   ----------------   ---------------   -------------

--------   ----------------   ----------------   ---------------   -------------

--------   ----------------   ----------------   ---------------   -------------

--------   ----------------   ----------------   ---------------   -------------

--------   ----------------   ----------------   ---------------   -------------

--------   ----------------   ----------------   ---------------   -------------

--------   ----------------   ----------------   ---------------   -------------

--------   ----------------   ----------------   ---------------   -------------

--------   ----------------   ----------------   ---------------   -------------

--------   ----------------   ----------------   ---------------   -------------

--------   ----------------   ----------------   ---------------   -------------

--------   ----------------   ----------------   ---------------   -------------

--------   ----------------   ----------------   ---------------   -------------

--------   ----------------   ----------------   ---------------   -------------

--------   ----------------   ----------------   ---------------   -------------

--------   ----------------   ----------------   ---------------   -------------

--------   ----------------   ----------------   ---------------   -------------

--------   ----------------   ----------------   ---------------   -------------

--------   ----------------   ----------------   ---------------   -------------

--------   ----------------   ----------------   ---------------   -------------

--------   ----------------   ----------------   ---------------   -------------

--------   ----------------   ----------------   ---------------   -------------

                                                                       EXHIBIT B

                              FORM OF LOAN REQUEST

                         FLEXTRONICS INTERNATIONAL LTD.
                                [INSERT ADDRESS]
                            [Insert Date of Request]

BostonBank, N.A., as Agent
100 Federal Street
Boston, Massachusetts  02110

         Re: [LOAN] [CONVERSION] REQUEST UNDER AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT DATED AS OF JANUARY 14, 1998

Ladies and Gentlemen:

         Reference is made to the Amended and Restated Revolving Credit and Term Loan Agreement dated as of January 14, 1998 (as amended and in effect from time to time, the "Credit Agreement"), among the undersigned, the Banks named therein and BankBoston, N.A., as agent for itself and the other Banks. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

         [Pursuant to Section [2.6] of the Credit Agreement, we hereby request that a Revolving Credit Loan in the amount of $_____ be made on ______, ____, that such Revolving Credit Loan be [a Base Rate Loan] [a Eurodollar Rate Loan with an Interest Period of [1][2][3][6] months and such Revolving Credit Loan be denominated in _______________. This Loan Request constitutes a certification that the conditions precedent set forth in [Section [12] and]** Section [13] of the Credit Agreement to the making of the Revoloving Credit Loans requested hereby have been satisfied as of the date hereof.]

         [Pursuant to Section [2.7] of the Credit Agreement, we hereby request that Revolving Credit Loans in an amount of $_________ which are currently [Base][Eurodollar] Rate Loans be converted to [Base Rate Loans] [Eurodollar Rate Loans with an Interest Period of [1][2][3][6] months on ____________ ___, ____.]

         We understand that this request is irrevocable and binding on us and obligates us to accept the requested Revolving Credit Loan on such date.

                                            Very truly yours,

                                            FLEXTRONICS INTERNATIONAL LTD.


                                            By:
                                            Title:

**denotes language to be included only in the request for the initial Revolving Credit Loans.

                                                                       EXHIBIT C

                    ELECTION TO BECOME A BORROWING SUBSIDIARY


                                     [Date]


BankBoston, N.A., as Agent
100 Federal Street
Boston, Massachusetts  02110
Attn:  High Technology Division

Ladies and Gentlemen:

         Reference is hereby made to the Amended and Restated Revolving Credit Agreement dated as of January 14, 1998, (as amended and in effect from time to time, the "Credit Agreement") among Flextronics International Ltd. (the "Company"), BankBoston, N.A., a national banking association, as agent (hereinafter, in such capacity, the "Agent") for itself and other lending institutions (hereinafter, collectively, the "Banks") which are, or may in the future become, parties to the Credit Agreement, and the Banks. Capitalized terms used herein without definition shall have the same meanings herein as in Section 1 of the Credit Agreement.

         The undersigned, [name of Borrowing Subsidiary], a [jurisdiction of incorporation] corporation, hereby desires to be a Borrowing Subsidiary for purposes of (and bound by) the Credit Agreement, effective from the date hereof. The undersigned hereby represents and warrants to, and covenants and agrees with, the Agent and the Banks as follows:

         (1) the representations and warranties set forth in Section 8 of the Credit Agreement are true and correct in all material respects as to the undersigned as of the date hereof, except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents, and to the extent that such representations and warranties relate expressly to an earlier date;

         (2) neither the Borrowing Subsidiary nor any of its Subsidiaries is required by the laws of any jurisdiction to make any deduction or withholding of any nature whatsoever from any payment to any Bank or the Agent to be made by the Borrowing Subsidiary or any Subsidiary under the Credit Agreement or under any of the other Loan Documents;

         (3) simultaneously with the execution and delivery of this notice of election to become a Borrowing Subsidiary, the undersigned shall execute and deliver to the Agent, for each of the Banks, a Revolving Credit Note in substantially the forms of Exhibit A to the Credit Agreement;

         (4) simultaneously with the execution and delivery of this notice of election to become a Borrowing Subsidiary, the undersigned shall cause copies of all applicable documents required by Section Section 12.1.1, 12.2-12.11 of the Credit Agreement to be delivered to the Agent for or with respect to the undersigned, as if the undersigned were an initial signatory party to the Credit Agreement as of the Closing Date;

         (5) the undersigned hereby agrees to perform all of the obligations of a Borrower under, and to be bound in all respects by the terms of, the Credit Agreement applicable to a Borrower party thereto, including without limitation the absolute and unconditional joint and several liability for, and promise to pay and perform all of the Obligations owing from time to time to the Banks and the Agent as provided in the Loan Documents; and

         (6) without limitation of the generality of the foregoing, the undersigned hereby consents to the grant of jurisdiction contained in Section 22 of the Credit Agreement, as if the undersigned were an initial signatory party thereto.

         The address to which all notices of the undersigned under Section 21 of the Credit Agreement should be directed is: [address]. This instrument shall be governed by and construed in accordance with the laws of the State of New York.

                                                  [Borrowing Subsidiary]


                                                  By:
                                                     ---------------------------
                                                  Title:
                                                       -------------------------

         The undersigned hereby consents to [Borrowing Subsidiary] becoming a Borrowing Subsidiary and confirms that [name of Borrowing Subsidiary] may hereby become a Borrowing Subsidiary for purposes of the Credit Agreement described above.

                                                  FLEXTRONICS INTERNATIONAL LTD.


                                                  By:
                                                     ---------------------------
                                                  Title:
                                                       -------------------------


         The undersigned hereby consents to [Borrowing Subsidiary] becoming a Borrowing Subsidiary under the Credit Agreement.

                                                  BANKBOSTON, N.A., as Agent

                                                  By:
                                                     ---------------------------
                                                  Title:
                                                       -------------------------


         Receipt of this election to become a Borrower from [Borrowing Subsidiary] is hereby acknowledged on and as of the date set forth above, and shall become effective upon the execution and delivery to the Agent of this notice of election signed by such Person and by Flextronics International Ltd., together with the items specified in paragraphs 3 and 4 above, and the execution and delivery to the Agent of the foregoing consent of the Agent to [Borrowing Subsidiary] becoming a Borrowing Subsidiary.

                                                  BANKBOSTON, N.A., as Agent

                                                  By:
                                                     ---------------------------
                                                  Title:
                                                       -------------------------

                                                                       EXHIBIT D

                                    FORM OF
                           BANKERS' ACCEPTANCE NOTICE

                              Date: [____________]

BankBoston, N.A.
100 Federal Street
Boston, Massachusetts 02110

Ladies and Gentlemen:

     Reference is made to the Amended and Restated Revolving Credit Agreement, dated as of January 14, 1998 (as amended and in effect from time to time, the "Credit Agreement"), among Flextronics International Ltd. (the "Borrower"), the lending institutions identified as Banks therein and BankBoston, N.A., as agent for the Banks (the "Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

     The Borrower hereby requests a borrowing by way of Bankers' Acceptances under the Credit Agreement and in that connection sets forth below the information relating to such borrowing (the "Proposed Borrowing") as required by Section 4 of the Credit Agreement:

          (a)  Number of Bankers' Acceptances requested: _______________ .

          (b)  Aggregate Face Amount of each Bankers' Acceptance requested:
               $____________ .

          (c)  Date of Issue of each Bankers' Acceptance requested:
               _____________ .

          (d)  Term of each Bankers' Acceptance requested:
               _____________ days.

          (e)  Maturity date of each Bankers' Acceptance requested:
               ____________ .

     The Borrower acknowledges that, as a condition precedent to the acceptance of any of the requested Bankers' Acceptances, an Acceptance Fee shall be payable to the Agent in respect thereof pursuant to Section 4 of the Credit Agreement.

     By delivery of this Bankers' Acceptance Notice and the acceptance of any or all of the Bankers' Acceptances by the Agent in response to this Bankers' Acceptance Notice, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Sections 12 and 13 of the Credit Agreement have been satisfied with respect to the Proposed Borrowing.

                                   Very truly yours,

                                   FLEXTRONICS INTERNATIONAL LTD.


                                   By: _________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT E

                                     FORM OF
                             COMPLIANCE CERTIFICATE

                                     [Date]


BankBoston, N.A., as Agent
   and the Banks referred to below
100 Federal Street
Boston, MA  02110

Ladies and Gentlemen:

         Reference is hereby made to that certain Amended and Restated Revolving Credit Agreement dated as of January 14, 1998, (as amended, modified, supplemented or restated and in effect from time to time, the "Credit Agreement") among Flextronics International Ltd., a Singapore limited liability company (the "Company"), certain Subsidiaries of the Company which may from time to time become parties thereto (the "Borrowing Subsidiaries", and, collectively with the Company, the "Borrowers") BankBoston, N.A. and the other lending institutions which are, or may in the future become, parties to the Credit Agreement (collectively, the "Banks") and BankBoston, N.A. as agent for the Banks (the "Agent"). Capitalized terms used herein without definition shall have the same meanings herein as in the Credit Agreement.

         This is a certificate delivered pursuant to Section 9.4(c) of the Credit Agreement with respect to calculations of certain components of the criteria for determining the Applicable Margin and for purposes of evidencing compliance with the financial covenants provided for in Section 11 of the Credit Agreement. This certificate has been duly executed by the principal financial or accounting officer of the Company.

         To the best of the knowledge and belief of the undersigned: (a) each of the representations and warranties contained in the Credit Agreement and the other Loan Documents are true in all material respects as of the date hereof, with the same effect as if made at and as of the date hereof (except to the extent of any changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and to the extent that such representations and warranties relate expressly to an earlier date); (b) attached hereto as Appendix I and set forth in reasonable detail are computations evidencing compliance with the covenants contained in Section 11 of the Credit Agreement as of the date and for the applicable period to which the financial statements delivered herewith relate as well as calculations relating to the Leverage Ratio component of the Applicable Margin criteria as of the date and for the applicable period to which the financial statements delivered herewith relate; (c) the information furnished in the calculations attached hereto was true, accurate, correct, and complete as of the last day of such period and for such applicable period, as the case may be, subject to normal year end adjustments; (d) as of the date hereof, no Default or Event of Default has occurred or is continuing and (e) the [quarterly] [annual] financial statements delivered to the Banks and the Agent herewith were prepared in accordance with generally accepted accounting principles (except for the absence of footnotes required by generally accepted accounting principles) and fairly represents the financial position of the Company and its Subsidiaries as of the date thereof [(subject, in the case of the quarterly financial statements, to year-end adjustments)].

         In addition, together with this certificate, the Company is delivering to the Agent the financial statements [describe date and period of applicable financial statements] required pursuant to Section 9.4[a][b] of the Credit Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this certificate as an instrument under seal as of the date first written above.

                                             FLEXTRONICS INTERNATIONAL LTD.



                                             By:
                                                --------------------------------
                                                Title:

                        COMPLIANCE CERTIFICATE WORKSHEET


                         FLEXTRONICS INTERNATIONAL LTD.


                              As of ______________


Section                                                             Calculation

11.1 LEVERAGE RATIO.

     A.TOTAL FUNDED INDEBTEDNESS:                                   $ __________

       (1)  Indebtedness for borrowed money:                        $ __________

       (2)  plus purchase money Indebtedness:                       $ __________

       (3)  plus Indebtedness with respect to
            Capitalized Leases:                                     $ __________

       (4)  less cash                                               $ __________

       (5)  less Investments made pursuant
            to Section 10.3(a) - (c)                                $___________

       (note calculation shall exclude portion of purchase price owing to Vendors and portion of Rees Payment payable entirely in shares)

     B. EBITDA (for period of four consecutive fiscal quarters;
        calculations set forth on Exhibit A attached hereto):       $ __________

     C. RATIO OF A TO B:                                             _____:_____
        (Not to be greater than amounts set forth in Credit Agreement)


11.2 INTEREST COVERAGE RATIO.

     A. EBITDA (AS SET FORTH IN 11.1(B) (for Reference Period):     $ __________

     B. CONSOLIDATED TOTAL INTEREST EXPENSE
        (for Reference Period):                                     $ __________

     C. RATIO OF A TO B:                                             _____:_____
        (Not to be less than amounts set forth in the Credit Agreement)

11.3 CONSOLIDATED TANGIBLE NET WORTH.

     A. CONSOLIDATED TANGIBLE NET WORTH AT 09/30/97:   $ __________
                  1(A)95% of (A)                                    $___________

     B. CONSOLIDATED NET INCOME FOR FISCAL
        QUARTER ENDED:                                 $ __________
        (beginning with fiscal quarter ended 09/30/97)
                  1(B)     75% of (B)                               $___________

     C. PROCEEDS FROM EQUITY ISSUANCE:                              $___________

     D. CONSOLIDATED TANGIBLE NET WORTH                             $___________
        (Not to be less than the sum of A plus B plus C)

11.4  PROFITABLE OPERATIONS.

      A. CONSOLIDATED NET INCOME FOR FISCAL QUARTER ENDING _______:      $
         (Not to be less than $1.00)

                  EXHIBIT A TO COMPLIANCE CERTIFICATE WORKSHEET
                         FLEXTRONICS INTERNATIONAL LTD.


                 Calculation of EBITDA as of: _________________




EBITDA FOR PERIOD OF FOUR CONSECUTIVE FISCAL QUARTERS
MOST RECENTLY ENDED (A + B + C + D):                                $___________


  A. EBITDA FOR FISCAL QUARTER ENDING ____________
     ((1) + (2) + (3) + (4) + (5)):                                 $___________

     (1) Consolidated Net Income: consolidated net income, after    $___________
         deduction of all expenses, taxes and other proper charges and after eliminating therefrom all extraordinary nonrecurring items of income

     (2)      plus depreciation and amortization:                   $___________

     (3)      plus other noncash charges for such period:           $___________

     (4)      plus income tax expense:                              $___________

     (5)      plus net Consolidated Total Interest Expense:         $___________


  B. EBITDA FOR FISCAL QUARTER ENDING ____________
     ((1) + (2) + (3) + (4) + (5)):                                 $___________

     (1) Consolidated Net Income: consolidated net income, after    $___________
         deduction of all expenses, taxes and other proper charges and after eliminating therefrom all extraordinary nonrecurring items of income

     (2) plus depreciation and amortization:                        $___________

     (3) plus other noncash charges for such period:                $___________

     (4) plus income tax expense:                                   $___________

     (5) plus net Consolidated Total Interest Expense:              $___________

  C. EBITDA FOR FISCAL QUARTER ENDING ____________
     ((1) + (2) + (3) + (4) + (5)):                                  $__________

     (1)  Consolidated Net Income: consolidated net income, after    $__________
          deduction of all expenses, taxes and other proper charges and after eliminating therefrom all extraordinary nonrecurring items of income

     (2)  plus depreciation and amortization:                        $__________

     (3)  plus other noncash charges for such period:                $__________

     (4)  plus income tax expense:                                   $__________

     (5)  plus net Consolidated Total Interest Expense:              $__________


  D. EBITDA FOR FISCAL QUARTER ENDING ____________
     ((1) + (2) + (3) + (4) + (5)):                                  $__________

     (1)  Consolidated Net Income: consolidated net income, after    $__________
          deduction of all expenses, taxes and other proper charges and after eliminating therefrom all extraordinary nonrecurring items of income

     (2)  plus depreciation and amortization:                        $__________

     (3)  plus other noncash charges for such period:                $__________

     (4)  plus income tax expense:                                   $__________

     (5)  plus net Consolidated Total Interest Expense:              $__________

                                                                       EXHIBIT F

                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE

                         Dated as of __________, ______

         Reference is made to the Amended and Restated Revolving Credit Agreement, dated as of January 14, 1998 (as from time to time amended and in effect, the "Credit Agreement"), by and among FLEXTRONICS INTERNATIONAL LTD., a company incorporated in Singapore (the "Borrower"), the lending institutions referred to therein as Banks (collectively, the "Banks"), and BANKBOSTON, N.A., a national banking association, as agent (in such capacity, the "Agent") for the Banks. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

         ___________________ (the "Assignor") and ___________________ (the
"Assignee") hereby agree as follows:

         1. ASSIGNMENT. Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, a $________interest in and to the rights, benefits, indemnities and obligations of the Assignor under the Credit Agreement equal to ___% in respect of the Total Commitment immediately prior to the Effective Date (as hereinafter defined).

         2. ASSIGNOR'S REPRESENTATIONS. The Assignor (a) represents and warrants that (i) it is legally authorized to enter into this Assignment and Acceptance,
(ii) as of the date hereof, its Commitment is $________, its Commitment Percentage is ____%, the aggregate outstanding principal balance of its Revolving Credit Loans equals $________, and the aggregate amount of its Letter of Credit Participations equals ____% (in each case before giving effect to the assignment contemplated hereby or to any contemplated assignments which have not yet become effective), and (iii) immediately after giving effect to all assignments which have not yet become effective, the Assignor's Commitment Percentage will be sufficient to give effect to this Assignment and Acceptance,
(b) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any security interest or mortgage, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower or any of its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (d) attaches hereto the Revolving Credit Note delivered to it under the Credit Agreement.

         The Assignor requests that the Borrower exchange the Assignor's Revolving Credit Note for new Revolving Credit Notes payable to the Assignor and the Assignee as follows:

           Notes Payable to                   Amount of Revolving
             the Order of:                         Credit Note
             -------------                         -----------

           Assignor                           $________________
           Assignee                           $________________


         3. ASSIGNEE'S REPRESENTATIONS. The Assignee (a) represents and warrants that (i) it is duly and legally authorized to enter into this Assignment and Acceptance, (ii) the execution, delivery and performance of this Assignment and Acceptance do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee, (iii) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section Section 8.4 and 9.4 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) represents and warrants that it is an Eligible Assignee; (e) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(f) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and (g) acknowledges that it has made arrangements with the Assignor satisfactory to the Assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

         4. EFFECTIVE DATE. The effective date for this Assignment and Acceptance shall be _________________ (the "Effective Date"). Following the execution of this Assignment and Acceptance and the consent of the Borrower hereto having been obtained, each party hereto shall deliver its duly executed counterpart hereof to the Agent for acceptance by the Agent and recording in the Register by the Agent. Schedule 1 to the Credit Agreement shall thereupon be replaced as of the Effective Date by the Schedule 1 annexed hereto.

         5. RIGHTS UNDER CREDIT AGREEMENT. Upon such acceptance and recording, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (b) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement; provided, however, that the Assignor shall retain its rights to be indemnified pursuant to Section 18 of the Credit Agreement with respect to any claims or actions arising prior to the Effective Date.

         6. PAYMENTS. Upon such acceptance of this Assignment and Acceptance by the Agent and such recording, from and after the Effective Date, the Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

         7. GOVERNING LAW. THIS ASSIGNMENT AND ACCEPTANCE IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF LAWS).

         8. COUNTERPARTS. This Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement.

         IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

                                     [ASSIGNOR]



                                     By:
                                        ----------------------------------------
                                        Title:


                                     [ASSIGNEE]



                                     By:
                                        ----------------------------------------
                                        Title:
CONSENTED TO:

FLEXTRONICS
INTERNATIONAL LTD.



By:
   ----------------------------------------
   Title:


BANKBOSTON, N.A., as Agent


By:
   ----------------------------------------
   Title:
                                      -4-